EXECUTION VERSION AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of November 15, 2019, is entered into by and among Winnebago Industries, Inc., an Iowa corporation (the “Company”), Winnebago of Indiana, LLC, an Iowa limited liability company (“Winnebago of Indiana”), Grand Design RV, LLC, an Indiana limited liability company (“Grand Design”; the Company, Winnebago of Indiana and Grand Design are collectively referred to herein as the “Existing Borrowers”), Newmar Corporation, an Indiana corporation (“Newmar”; Newmar and the Existing Borrowers are collectively referred to herein as the “Borrowers”), the other Loan Parties party hereto, the financial institutions party hereto as Lenders, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Credit Agreement referenced below. WITNESSETH WHEREAS, the Existing Borrowers, the other Loan Parties party thereto (including Octavius Corporation), the financial institutions from time to time party thereto as Lenders (collectively, the “Lenders”) and the Administrative Agent are parties to an Amended and Restated Credit Agreement, dated as of October 22, 2019 (as amended by this Amendment, the “Credit Agreement”); WHEREAS, Octavius Corporation has acquired all of the outstanding Equity Interests of Newmar; WHEREAS, the Existing Borrowers have requested that the Lenders and the Administrative Agent agree to amend the Credit Agreement to add Newmar as a borrower and make certain other amendments thereto; and WHEREAS, the Lenders party hereto and the Administrative Agent have agreed to such amendments on the terms and conditions set forth herein; NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the other Loan Parties party hereto, the Lenders party hereto and the Administrative Agent hereby agree as follows: Section 1. Amendments to Credit Agreement. The parties hereto agree that, effective as of the date of satisfaction of the conditions precedent set forth in Section 2 below (such date, the “Effective Date”), the Credit Agreement and Exhibits thereto shall be amended (i) to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the double-underlined text (indicated textually in the same manner as the following example: double- underlined text) as set forth in the pages of the Credit Agreement and Exhibits thereto attached as Annex A hereto and (ii) Schedules 3.15 and 3.18 to the Credit Agreement are hereby amended and restated in their entirety to read as set forth on Annex B attached hereto. Section 2. Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that the Administrative Agent shall have received: (a) counterparts to this Amendment, duly executed by each of the Borrowers, the other Loan Parties, the Lenders and the Administrative Agent; 1 US-DOCS\111513709.3

(b) all documentation and other information regarding Newmar requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to the extent requested in writing of the Company and (ii) to the extent Newmar qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, any Lender that has requested, in a written notice to the Company prior to the Amendment No. 1 Effective Date, a Beneficial Ownership Certification in relation to Newmar shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Amendment, the condition set forth in this clause (ii) shall be deemed to be satisfied); (c) payment and reimbursement of the Administrative Agent’s and its affiliates’ fees and expenses (including, to the extent invoiced, reasonable fees and expenses of counsel for the Administrative Agent) in connection with this Amendment and the other Loan Documents; and (d) such other opinions, instruments and documents as are reasonably requested by the Administrative Agent. Section 3. Representations and Warranties of the Loan Parties. Each Loan Party hereby represents and warrants as follows: (a) This Amendment has been duly executed and delivered by it and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. (b) Immediately after giving effect to this Amendment, the representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects (provided that any representation or warranty that is qualified by materiality, Material Adverse Effect or similar language shall be true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (provided that any representation or warranty that is qualified by materiality, Material Adverse Effect or similar language shall be true and correct in all respects) as of such earlier date. (c) Immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing. Section 4. Reaffirmation. Except as specifically set forth in this Amendment, the Loan Documents shall remain in full force and effect and are hereby reaffirmed, ratified and confirmed. To the extent that any provision of this Amendment conflicts with any terms or conditions set forth in the Loan Documents, the provisions of this Amendment shall supersede and control. Except as expressly provided herein, the execution and delivery of this Amendment shall not: (i) constitute an extension, modification, or waiver of any aspect of the Loan Documents or any right or remedy thereunder; (ii) extend the terms of the Loan Documents or the due date of any of the loans set forth therein; (iii) establish a course of dealing between the Administrative Agent, the Issuing Bank and/or the Lenders and the Loan Parties or give rise to any obligation on the part of the Administrative Agent, the Issuing Bank and/or any Lender to extend, modify or waive any term or condition of the Loan Documents; or (iv) give rise to any defenses or counterclaims to the Administrative Agent’s, the Issuing Bank’s and/or any Lender’s right to compel payment of any loan or to otherwise enforce its rights and remedies under the Loan Documents. Each of the Loan Parties restates, acknowledges and agrees that the Secured Obligations are outstanding without claim, offset, counterclaim, defense or affirmative defense of any kind and the Secured Obligations remain the continuing and individual obligations of the Loan Parties, until the termination of 2 all Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations), and the cash collateralization of all Unliquidated Obligations in a manner satisfactory to the Administrative Agent. Section 5. Effect on Credit Agreement. Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement, as amended and modified hereby. Section 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Section 7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose. Section 8. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A facsimile or PDF copy of any signature hereto shall have the same effect as the original thereof. [The remainder of this page is intentionally blank.] 3

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written. . WINNEBAGO INDUSTRIES, INC. By, ~.if✓~ ~•k.i.R~ Title: Cto WINNEBAGO OF INDIANA, LLC Bye ~t./~------ -N-ame-: ~,.,,----= ~,----- ----- Title: ~~t~ GRAND DESIGN RV, LLC NEWMAR CORPORATION Bye~* N~ ~•~ ~ Title: C..~O : Signature Page to Amendment No. I to Amended & Restated Credit Agreement Winnebago Industries, Inc.

GOLDMAN SACHS BANK USA,individually as a Lender By: ~— ~. Name: Thomas Ma~lning Title: Authorized Signatory Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement Winnebago Industries, Inc.

Annex A [see attached]

EXECUTION VERSION AMENDED AND RESTATED CREDIT AGREEMENT dated as of October 22, 2019 among WINNEBAGO INDUSTRIES, INC. WINNEBAGO OF INDIANA, LLC GRAND DESIGN RV, LLC NEWMAR CORPORATION The Other Loan Parties Party Hereto The Lenders Party Hereto JPMORGAN CHASE BANK, N.A. as Administrative Agent and BMO HARRIS BANK N.A. as Syndication Agent _____________________________ JPMORGAN CHASE BANK, N.A. as Sole Bookrunner and Sole Lead Arranger ASSET BASED LENDING US-DOCS\ 110011973.10 111500703.3

TABLE OF CONTENTS Page ARTICLE I DEFINITIONS 1 SECTION 1.01. Defined Terms 1 SECTION 1.02. Classification of Loans and Borrowings 47 SECTION 1.03. Terms Generally 47 SECTION 1.04. Accounting Terms; GAAP; Pro Forma Calculations 47 SECTION 1.05. Status of Obligations 48 SECTION 1.06. Interest Rates; LIBOR Notifications 49 SECTION 1.07. Amendment and Restatement of the Existing Credit Agreement 49 ARTICLE II THE CREDITS 50 SECTION 2.01. Commitments 50 SECTION 2.02. Loans and Borrowings 50 SECTION 2.03. Requests for Borrowings 51 SECTION 2.04. Protective Advances 51 SECTION 2.05. Swingline Loans and Overadvances 52 SECTION 2.06. Letters of Credit 53 SECTION 2.07. Funding of Borrowings 58 SECTION 2.08. Interest Elections 59 SECTION 2.09. Termination and Reduction of Commitments; Increase in Commitments 60 SECTION 2.10. Repayment of Loans; Evidence of Debt 62 SECTION 2.11. Prepayment of Loans 63 SECTION 2.12. Fees 63 SECTION 2.13. Interest 64 SECTION 2.14. Alternate Rate of Interest; Illegality 65 SECTION 2.15. Increased Costs 66 SECTION 2.16. Break Funding Payments 68 SECTION 2.17. Taxes 68 SECTION 2.18. Payments Generally; Allocation of Proceeds; Pro Rata Treatment; Sharing of Set-offs 71 SECTION 2.19. Mitigation Obligations; Replacement of Lenders 74 SECTION 2.20. Defaulting Lenders 75 SECTION 2.21. Returned Payments 77 SECTION 2.22. Banking Services and Swap Agreements 77 ARTICLE III REPRESENTATIONS AND WARRANTIES 78 SECTION 3.01. Organization; Powers 78 SECTION 3.02. Authorization; Enforceability 78 SECTION 3.03. Governmental Approvals; No Conflicts 78 SECTION 3.04. Financial Condition; No Material Adverse Change 78 SECTION 3.05. Properties 79 SECTION 3.06. Litigation and Environmental Matters 79 SECTION 3.07. Compliance with Laws and Agreements; No Default 79 SECTION 3.08. Investment Company Status 80 SECTION 3.09. Taxes 80 SECTION 3.10. ERISA 80 SECTION 3.11. Disclosure 80 SECTION 3.12. Material Agreements 80 i

SECTION 3.13. Margin Stock 80 SECTION 3.14. Liens 81 SECTION 3.15. Capitalization and Subsidiaries 81 SECTION 3.16. No Burdensome Restrictions 81 SECTION 3.17. Solvency 81 SECTION 3.18. Insurance 81 SECTION 3.19. Security Interest in Collateral 81 SECTION 3.20. Employment Matters 82 SECTION 3.21. Anti-Corruption Laws and Sanctions 82 SECTION 3.22. EEA Financial Institutions 82 SECTION 3.23. Use of Proceeds 82 SECTION 3.24. Plan Assets; Prohibited Transactions 82 ARTICLE IV CONDITIONS 82 SECTION 4.01. Effective Date 82 SECTION 4.02. Each Other Credit Event 83 ARTICLE V AFFIRMATIVE COVENANTS 84 SECTION 5.01. Financial Statements; Borrowing Base and Other Information 84 SECTION 5.02. Notices of Material Events 87 SECTION 5.03. Existence; Conduct of Business 87 SECTION 5.04. Payment of Obligations 87 SECTION 5.05. Maintenance of Properties 88 SECTION 5.06. Books and Records; Inspection Rights 88 SECTION 5.07. Compliance with Laws and Material Contractual Obligations 88 SECTION 5.08. Use of Proceeds 88 SECTION 5.09. Insurance 89 SECTION 5.10. Casualty and Condemnation 89 SECTION 5.11. Appraisals 89 SECTION 5.12. Field Examinations 89 SECTION 5.13. Accuracy of Information 90 SECTION 5.14. Additional Collateral; Further Assurances 90 ARTICLE VI NEGATIVE COVENANTS 92 SECTION 6.01. Indebtedness 92 SECTION 6.02. Liens 94 SECTION 6.03. Fundamental Changes 97 SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions 98 SECTION 6.05. Asset Sales 102 SECTION 6.06. Sale and Leaseback Transactions 104 SECTION 6.07. Swap Agreements 104 SECTION 6.08. Transactions with Affiliates 104 SECTION 6.09. Restricted Payments 105 SECTION 6.10. Subordinated Indebtedness and Amendments to Subordinated Indebtedness Documents 107 SECTION 6.11. Restrictive Agreements 108 SECTION 6.12. Fixed Charge Coverage Ratio 109 SECTION 6.13. [Intentionally Omitted] 109 SECTION 6.14. Depository Banks 109 ii

ARTICLE VII EVENTS OF DEFAULT 110 ARTICLE VIII THE ADMINISTRATIVE AGENT 113 SECTION 8.01. Authorization and Action 113 SECTION 8.02. Administrative Agent’s Reliance, Indemnification, Etc. 115 SECTION 8.03. Posting of Communications 116 SECTION 8.04. The Administrative Agent Individually 117 SECTION 8.05. Successor Administrative Agent 117 SECTION 8.06. Acknowledgements of Lenders and Issuing Bank 118 SECTION 8.07. Collateral Matters 119 SECTION 8.08. Credit Bidding 120 SECTION 8.09. Certain ERISA Matters 121 SECTION 8.10. Flood Laws 122 ARTICLE IX MISCELLANEOUS 122 SECTION 9.01. Notices 122 SECTION 9.02. Waivers; Amendments 124 SECTION 9.03. Expenses; Indemnity; Damage Waiver 127 SECTION 9.04. Successors and Assigns 129 SECTION 9.05. Survival 134 SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution 134 SECTION 9.07. Severability 134 SECTION 9.08. Right of Setoff 135 SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process 135 SECTION 9.10. WAIVER OF JURY TRIAL 136 SECTION 9.11. Headings 136 SECTION 9.12. Confidentiality 136 SECTION 9.13. USA PATRIOT Act 137 SECTION 9.14. Several Obligations; Nonreliance; Violation of Law 137 SECTION 9.15. Disclosure 137 SECTION 9.16. Appointment for Perfection 137 SECTION 9.17. Interest Rate Limitation 138 SECTION 9.18. Release of Loan Guarantors 138 SECTION 9.19. Intercreditor Agreements 138 SECTION 9.20. Marketing Consent 139 SECTION 9.21. Acknowledgement and Consent to Bail-In of EEA Financial Institutions 139 SECTION 9.22. No Fiduciary Duty, etc. 139 SECTION 9.23. Acknowledgement Regarding Any Supported QFCs 140 ARTICLE X LOAN GUARANTY 141 SECTION 10.01. Guaranty 141 SECTION 10.02. Guaranty of Payment 141 SECTION 10.03. No Discharge or Diminishment of Loan Guaranty 141 SECTION 10.04. Defenses Waived 142 SECTION 10.05. Rights of Subrogation 142 SECTION 10.06. Reinstatement; Stay of Acceleration 142 SECTION 10.07. Information 142 SECTION 10.08. Termination 143 SECTION 10.09. Taxes 143 SECTION 10.10. Maximum Liability 143 iii

SECTION 10.11. Contribution 143 SECTION 10.12. Liability Cumulative 144 SECTION 10.13. Keepwell 144 ARTICLE XI THE BORROWER REPRESENTATIVE 144 SECTION 11.01. Appointment; Nature of Relationship 144 SECTION 11.02. Powers 145 SECTION 11.03. Employment of Agents 145 SECTION 11.04. Notices 145 SECTION 11.05. Successor Borrower Representative 145 SECTION 11.06. Execution of Loan Documents; Borrowing Base Certificate 145 SECTION 11.07. Reporting 145 SCHEDULES: Commitment Schedule Schedule 3.15 – Capitalizations and Subsidiaries Schedule 3.18 – Insurance Schedule 6.01 – Existing Indebtedness Schedule 6.02 – Existing Liens Schedule 6.04 – Existing Investments Schedule 6.05 – Dispositions Schedule 6.08 – Transactions with Affiliates Schedule 6.11 – Restrictive Agreements EXHIBITS: Exhibit A – Form of Assignment and Assumption Exhibit B-1 – Form of Borrowing Base Certificate Exhibit B-2 – Form Aggregate Borrowing Base Certificate Exhibit C – Form of Compliance Certificate Exhibit D – List of Closing Documents Exhibit E – Form of Joinder Agreement Exhibit F-1 – U.S. Tax Certificate (For Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes) Exhibit F-2 – U.S. Tax Certificate (For Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes) Exhibit F-3 – U.S. Tax Certificate (For Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes) Exhibit F-4 – U.S. Tax Certificate (For Foreign that are Partnerships for U.S. Federal Income Tax Purposes) Exhibit G-1 – Form of Borrowing Request Exhibit G-2 – Form of Interest Election Request iv

AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement ”) dated as of October 22, 2019 among Winnebago Industries, Inc., Winnebago of Indiana, LLC and , GRAND DESIGN RV, LLC and NEWMAR CORPORATION , as Borrowers, the other LOAN PARTIES from time to time party hereto, the LENDERS from time to time party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent. WHEREAS, the Loan Parties, certain of the Lenders and the Administrative Agent are currently party to the Credit Agreement, dated as of November 8, 2016 (as amended prior to the date hereof, the “Existing Credit Agreement ”); WHEREAS, the Borrowers, the other Loan Parties, the Lenders and the Administrative Agent have agreed to enter into this Agreement in order to (i) amend and restate the Existing Credit Agreement in its entirety; (ii) modify and re-evidence the “Obligations ” under, and as defined in, the Existing Credit Agreement, which shall be repayable in accordance with the terms of this Agreement and the other Loan Documents; and (iii) set forth the terms and conditions under which the Lenders will, from time to time, make loans and extend other financial accommodations to or for the benefit of the Loan Parties; WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Credit Agreement or be deemed to evidence or constitute full repayment of such obligations and liabilities, but that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations and liabilities of the Borrowers and the other Loan Parties outstanding thereunder, which shall be payable in accordance with the terms hereof; and WHEREAS, it is also the intent of the Borrowers and the “Loan Guarantors ” (as referred to and defined in the Existing Credit Agreement) to confirm that all obligations under the “Loan Documents ” (as referred to and defined in the Existing Credit Agreement) shall continue in full force and effect as modified and/or restated by the Loan Documents and that, from and after the Effective Date, all references to the “Credit Agreement ” contained in any such existing “Loan Documents ” shall be deemed to refer to this Agreement; NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree that the Existing Credit Agreement is hereby amended and restated as follows: ARTICLE I Definitions SECTION 1.01. Defined Terms . As used in this Agreement, the following terms have the meanings specified below: “ABR ”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the REVLIBOR30 Rate. “ABL Priority Collateral ” has the meaning assigned thereto in the ABL/Term Loan Intercreditor Agreement, and is intended to indicate that portion of the Collateral subject to a prior Lien in favor of the Administrative Agent on behalf of the Secured Parties. US-DOCS\ 110011973.10 111500703.3

“ABL/Term Loan Intercreditor Agreement ” means the Intercreditor Agreement, dated as of November 8, 2016, by and among the Administrative Agent, as ABL Representative, the Term Loan Agent, as Term Loan Representative, and each of the Loan Parties party thereto. “Acceptable Field Examination ” means, with respect to any assets of any Loan Party, a field examination conducted by the Administrative Agent or its designee of such assets and related working capital matters and of such Loan Party’s related data processing and other systems, the results of which shall be satisfactory to the Administrative Agent in its Permitted Discretion. “Acceptable Inventory Appraisal ” means, with respect to any Inventory, an appraisal of such Inventory from one or more firms satisfactory to the Administrative Agent, which appraisals shall be satisfactory to the Administrative Agent in its Permitted Discretion. “Account ” has the meaning assigned to such term in the Security Agreement. “Account Debtor ” means any Person obligated on an Account. “Acquisition ” means any transaction, or any series of related transactions, consummated on or after the Effective Date, by which any Loan Party (a) acquires any going business or all or substantially all of the assets of any Person, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Equity Interests of a Person which has ordinary voting power for the election of directors or other similar management personnel of a Person (other than Equity Interests having such power only by reason of the happening of a contingency) or a majority of the outstanding Equity Interests of a Person. “Adjusted LIBO Rate ” means, with respect to any Eurodollar Borrowing for any Interest Period or for any ABR Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate. “Administrative Agent ” means JPMorgan Chase Bank, N.A. (including its successors, branches and affiliates), in its capacity as administrative agent for the Lenders hereunder. “Administrative Questionnaire ” means an Administrative Questionnaire in a form supplied by the Administrative Agent. “Affiliate ” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Agent Indemnitee ” has the meaning assigned to it in Section 9.03(c). “Agent Party ” has the meaning assigned to such term in Section 9.01(d) . “Aggregate Availability ” means, at any time, the aggregate Availability of all the Borrowers. “Aggregate Borrowing Base ” means the aggregate of the Borrowing Bases of all the Borrowers. “Aggregate Borrowing Base Certificate ” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative, in substantially the form of Exhibit B-2 or another form which is acceptable to the Administrative Agent in its sole discretion. 2

“Aggregate Commitment ” means the aggregate of the Commitments of all of the Lenders, as reduced or increased from time to time pursuant to the terms and conditions hereof. Subject to the other terms set forth herein, as of the Effective Date, the Aggregate Commitment is $192,500,000. “Aggregate Revolving Exposure ” means, at any time, the aggregate Revolving Exposures of all the Lenders at such time. “Alternate Base Rate ” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period in Dollars on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day, subject to the interest rate floors set forth therein. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 hereof, then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternative Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement. “Amendment No. 1 Effective Date” means November 15, 2019. “Anti-Corruption Laws ” means all laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery or corruption. “Applicable Percentage ” means, with respect to any Lender, a percentage equal to a fraction the numerator of which is such Lender’s Commitment and the denominator of which is the Aggregate Commitment; provided that, if the Commitments have terminated or expired, the Applicable Percentage with respect to any Lender shall be determined based upon such Lender’s share of the Aggregate Revolving Exposure at such time. Notwithstanding the foregoing, in accordance with Section 2.20 , so long as any Lender shall be a Defaulting Lender, such Defaulting Lender’s Commitment shall be disregarded in the foregoing calculations. “Applicable Pledge Percentage ” means (a) in the case of a pledge by the Company or any Subsidiary of its voting Equity Interests in an Excluded Domestic Subsidiary or an Excluded Foreign Subsidiary, 65%, and (b) in all other cases, 100%. “Applicable Rate ” means, for any day, with respect to any Loan, the applicable rate per annum set forth below under the caption “Eurodollar or REVLIBOR30 Spread ” or “Alternate Base Rate Spread ”, as the case may be, based upon the Average Quarterly Availability during the most recently ended fiscal quarter of the Company (it being understood and agreed, for purposes of clarity, that the “Eurodollar or REVLIBOR30 Spread” shall be applicable to ABR Loans at all times that ABR Loans bear interest by reference to the REVLIBOR30 Screen Rate and the “Alternate Base Rate Spread” shall be applicable to ABR Loans at all times that ABR Loans bear interest by reference to the Alternate Base Rate); provided that, the “Applicable Rate” shall be the applicable rates per annum set forth below in Category 1 during the period from the Effective Date to, but excluding, the first day following the end of the first full fiscal quarter of the Company ending after the Effective Date: Average Quarterly Availability Eurodollar or Alternate Base Rate Spread 3

REVLIBOR30 Spread Category 1 66% of the Aggregate Commitment 1.25% 0.25% Category 2 < 66% of the Aggregate Commitment but > 33% of the Aggregate Commitment 1.50% 0.50% Category 3 < 33% of the Aggregate Commitment 1.75% 0.75% For purposes of the foregoing, each change in the Applicable Rate shall be effective during the period commencing on and including the first day of each fiscal quarter of the Company and ending on the last day of such fiscal quarter, it being understood and agreed that, for purposes of determining the Applicable Rate on the first day of any fiscal quarter of the Company, the Average Quarterly Availability during the most recently ended fiscal quarter of the Company shall be used. Notwithstanding the foregoing, the Average Quarterly Availability shall be deemed to be in Category 3 at the option of the Administrative Agent or at the request of the Required Lenders if the Borrowers fail to deliver any Aggregate Borrowing Base Certificate or Borrowing Base Certificate required to be delivered by them pursuant to Section 5.01 , during the period from the expiration of the time for delivery thereof until five (5) days after the date each such Aggregate Borrowing Base Certificate or Borrowing Base Certificates, as applicable, are so delivered. “Approved Electronic Platform ” has the meaning assigned to it in Section 8.03(a). “Approved Fund ” has the meaning assigned to such term in Section 9.04(b) . “Assignment and Assumption ” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04 ), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent. “Availability ” means, at any time: (a) with respect to the Company, an amount equal to the lesser of (i) an amount equal to (x) the Aggregate Commitment minus (y) the Aggregate Revolving Exposure and (ii) an amount equal to (x) the Aggregate Borrowing Base minus (y) the Aggregate Revolving Exposure; (b) with respect to Winnebago of Indiana, an amount equal to the lesser of (i) an amount equal to (x) the Aggregate Commitment minus (y) the Aggregate Revolving Exposure and (ii) an amount equal to (x) the sum of Winnebago of Indiana’s Borrowing Base plus the Company’s Borrowing Base minus (y) the sum of (A) the Winnebago of Indiana Revolving Exposures of all Lenders plus (B) the excess, if any, of the aggregate Company Revolving Exposures of all Lenders over the an amount equal to the sum of (x) the Excess Grand Design Borrowing Base plus ( y) the Excess Newmar Borrowing Base plus ( C) an amount equal to the sum of (x) the Grand Design Utilization ; and (y) the Newmar Utilization; (c) with respect to Grand Design, an amount equal to the lesser of (i) an amount equal to (x) the Aggregate Commitment minus (y) the Aggregate Revolving Exposure and (ii) an amount equal to (x) the sum of Grand Design’s Borrowing Base plus the Company’s Borrowing Base minus (y) the sum of (A) the Grand Design Revolving Exposures of all Lenders plus (B) the excess, if any, of the aggregate 4

Company Revolving Exposures of all Lenders over the an amount equal to the sum of (x) the Excess Winnebago of Indiana Borrowing Base plus ( y) the Excess Newmar Borrowing Base plus ( C) an amount equal to the sum of (x) the Winnebago of Indiana Utilization . and (y) the Newmar Utilization; and (d) with respect to Newmar, an amount equal to the lesser of (i) an amount equal to (x) the Aggregate Commitment minus (y) the Aggregate Revolving Exposure and (ii) an amount equal to (x) the sum of Newmar’s Borrowing Base plus the Company’s Borrowing Base minus (y) the sum of (A) the Newmar Revolving Exposures of all Lenders plus (B) the excess, if any, of the aggregate Company Revolving Exposures of all Lenders over an amount equal to the sum of (x) the Excess Winnebago of Indiana Borrowing Base plus (y) the Excess Grand Design Borrowing Base plus (C) an amount equal to the sum of (x) the Winnebago of Indiana Utilization and (y) the Grand Design Utilization. “Availability Period ” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments. “Available Commitment ” means, with respect to any Lender at any time, such Lender’s Commitment minus such Lender’s Revolving Exposure. “Average Quarterly Availability ” means, for any fiscal quarter of the Company, an amount equal to the average daily Aggregate Availability during such fiscal quarter, as determined by the Administrative Agent; provided that, in order to determine Aggregate Availability on any day for purposes of this definition, the Aggregate Borrowing Base and each Borrower’s Borrowing Base for such day shall be determined by reference to the most recent Aggregate Borrowing Base Certificate and each other Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01(f) as of such day. “Bail-In Action ” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution. “Bail-In Legislation ” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule. “Banking Services ” means each and any of the following bank services provided to the Company or any Subsidiary by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, commercial credit cards and purchasing cards), (b) stored value cards, (c) merchant processing services, (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts and interstate depository network services) and (e) Lease Financing. “Banking Services Agreement ” means any agreement entered into by the Company or any Subsidiary in connection with Banking Services. “Banking Services Obligations ” means any and all obligations of the Company and its Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services; provided , however , that Banking Services Obligations in respect of Lease Financing shall be limited to Lease Deficiency Obligations. 5

“Banking Services Reserves ” means all Reserves which the Administrative Agent from time to time establishes in its Permitted Discretion for Banking Services then provided or outstanding. “Bankruptcy Code ” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute. “Bankruptcy Event ” means, with respect to any Person, when such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business, appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the U.S. or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality), to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person. “Benefit Plan ” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “BHC Act Affiliate ” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Board ” means the Board of Governors of the Federal Reserve System of the United States of America. “Bond Hedge Transaction ” has the meaning assigned to such term in the definition of “Permitted Call Spread Swap Agreement”. “Borrower ” or “Borrowers ” means, individually or collectively, (a) the Company, (b) Winnebago of Indiana and , (c) Grand Design and (d) Newmar . “Borrower Representative ” has the meaning assigned to such term in Section 11.01 . “Borrowing ” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (c) a Swingline Loan, (d) a Protective Advance and (e) an Overadvance. “Borrowing Base ” means, at any time, with respect to each Borrower, the sum of (a) 90% (less the Dilution Percentage then in effect) of an amount equal to (i) such Borrower’s Eligible Accounts at such time minus (ii) the Specified Reserves with respect to such Borrower at such time plus (b) the lesser of (i) 75% of such Borrower’s Eligible Inventory (other than any Eligible Non-Perpetual Inventory and any Eligible Non-U16 Inventory), at such time, valued at the lower of cost or market value, determined on a first-in-first-out basis and (ii) the product of 85% multiplied by the Net Orderly Liquidation Value 6 percentage identified in the most recent inventory appraisal ordered by the Administrative Agent multiplied by such Borrower’s Eligible Inventory (other than any Eligible Non-Perpetual Inventory and any Eligible Non-U16 Inventory), valued at the lower of cost or market value, determined on a first-in-first-out basis plus (c) the lesser of (i) 55% of such Borrower’s Eligible Non-Perpetual Inventory and Eligible Non-U16 Inventory, at such time, valued at the lower of cost or market value, determined on a first-in-first-out basis and (ii) the product of 65% multiplied by the Net Orderly Liquidation Value percentage identified in the most recent inventory appraisal ordered by the Administrative Agent multiplied by such Borrower’s Eligible Non-Perpetual Inventory and Eligible Non-U16 Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis minus (d) Reserves (other than the Specified Reserves or any Reserves related to dilution of Accounts that are captured in the definition of Dilution Percentage) related to such Borrower, such Eligible Accounts or such Eligible Inventory. Notwithstanding the foregoing, no assets acquired pursuant to any Acquisition shall be included in the calculation of any Borrowing Base until such time as the Administrative Agent shall have received an Acceptable Inventory Appraisal and an Acceptable Field Examination shall have been completed with respect to such assets; provided that, Eligible Accounts and Eligible Inventory acquired pursuant to any Acquisition but for which no Acceptable Inventory Appraisal has been received or no Acceptable Field Examination has been completed may be included in a Borrowing Base for a period of up to ninety (90) days following such Acquisition (or such longer period as the Administrative Agent may agree to in its sole discretion), so long as (i) the aggregate amount of such acquired assets included in such Borrowing Base shall not exceed an amount equal to 20% of such Borrowing Base (prior to giving effect to such acquired assets) at any time and (ii) subject to clause (i) of this proviso, such Eligible Accounts and Eligible Inventory shall be included in such Borrowing Base with the following adjustments: (A) the advance rate set forth in clause (a) shall be 75% and (B) in lieu of including such Eligible Inventory in any Borrowing Base in accordance with clauses (b) and (c) above, the applicable Borrowing Base shall include an amount equal to 50% of such Eligible Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis. For purposes of clarity, any such assets included in any Borrowing Base pursuant to the proviso of the preceding sentence shall be subject to all future appraisals and field examinations conducted pursuant to Section 5.11 or 5.12 , as applicable, after the acquisition thereof. “Borrowing Base Certificate ” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative, in substantially the form of Exhibit B-1 or another form which is acceptable to the Administrative Agent in its sole discretion. “Borrowing Request ” means a request by the Borrower Representative for a Borrowing in accordance with Section 2.03 . “Burdensome Restrictions ” means any consensual encumbrance or restriction of the type described in clause (a) or (b) of Section 6.11 (without giving effect to any exceptions described in clauses (i) and (ii) of the proviso to Section 6.11 ). “Business Day ” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan or a Loan accruing interest at REVLIBOR30 Rate without giving effect to the proviso contained in the definition for “REVLIBOR30 Rate, the term “Business Day” shall also exclude any day on which banks are not open for general business in London. “Canadian Dollars ” and “Cdn.$ ” means dollars in the lawful currency of Canada. “Capital Expenditures ” means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Company and its Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of the Company and its Subsidiaries for such period prepared in 7 accordance with GAAP, excluding (i) any such expenditures made to restore, replace or rebuild assets to the condition of such assets immediately prior to any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, such assets to the extent such expenditures are made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any such casualty, damage, taking, condemnation or similar proceeding, (ii) any such expenditures constituting Permitted Acquisitions or any other acquisition of all the Equity Interests in, or all or substantially all the assets of (or the assets constituting a business unit, division, product line or line of business of), any Person and related costs and expenses and (iii) any such expenditures in the form of a substantially contemporaneous exchange of similar property, plant, equipment or other capital assets, except to the extent of cash or other consideration (other than the assets so exchanged), if any, paid or payable by the Company and its Subsidiaries, and (b) such portion of principal payments on Capital Lease Obligations made by the Company and its Subsidiaries during such period as is attributable to additions to property, plant and equipment that have not otherwise been reflected on the consolidated statement of cash flows as additions to property, plant and equipment for such period. “Capital Lease Obligations ” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital lease obligations on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. “CFC ” means any Subsidiary organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia, that is a “controlled foreign corporation” for purposes of Section 957 of the Code. “Change in Control ” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; (b) occupation at any time of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated, appointed or approved for consideration by shareholders for election by the board of directors of the Company nor (ii) appointed by the directors of the Company so nominated, appointed or approved; (c) the acquisition of direct or indirect Control of the Company by any Person or group; (d) the occurrence of a change in control, or other similar provision, as defined in any agreement or instrument evidencing any Material Indebtedness (triggering a default or mandatory prepayment, which default or mandatory prepayment has not been waived in writing); or (e) the Company ceases to own, directly or indirectly, and Control 100% (other than directors’ qualifying shares) of the ordinary voting and economic power of any Borrower. “Change in Law ” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b) , by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however , that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar 8 authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law ” regardless of the date enacted, adopted, issued or implemented. “Charges ” has the meaning assigned to such term in Section 9.17 . “Class ” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Swingline Loans, Protective Advances or Overadvances. “Code ” means the Internal Revenue Code of 1986, as amended from time to time. “Collateral ” means any and all property owned by a Person covered by the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Administrative Agent, on behalf of itself and the Secured Parties, to secure the Secured Obligations; provided that in no case shall the “Collateral ” include any Excluded Assets. “Collateral Access Agreement ” has the meaning assigned to such term in the Security Agreement. “Collateral Documents ” means, collectively, the Security Agreement, the Mortgages and all other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Secured Obligations, including, without limitation, all other security agreements, pledge agreements, mortgages, deeds of trust, loan agreements, notes, guarantees, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements and all other written matter whether heretofore, now, or hereafter executed by the Company or any of its Subsidiaries and delivered to the Administrative Agent. “Collection Account ” has the meaning assigned to such term in the Security Agreement. “Commercial LC Exposure ” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding commercial Letters of Credit plus (b) the aggregate amount of all LC Disbursements relating to commercial Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers. The Commercial LC Exposure of any Lender at any time shall be its Applicable Percentage of the aggregate Commercial LC Exposure at such time. “Commitment ” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit, Overadvances, Protective Advances and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such Lender pursuant to Section 9.04 . The initial amount of each Lender’s Commitment is set forth on the Commitment Schedule , or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. “Commitment Schedule ” means the Schedule attached hereto identified as such. “Commodity Exchange Act ” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute. “Communications ” has the meaning assigned to such term in Section 9.01(d) . 9

“Company ” means Winnebago Industries, Inc., an Iowa corporation. “Company Revolving Exposures ” means, with respect to any Lender at any time, and without duplication, the sum of (a) the outstanding principal amount of the Revolving Loans made by such Lender to the Company at such time plus (b) such Lender’s LC Exposure with respect to Letters of Credit issued for the account of the Company at such time plus (c) such Lender’s Swingline Exposure with respect to Swingline Loans made to the Company at such time plus (d) an amount equal to its Applicable Percentage of the aggregate principal amount of outstanding Protective Advances made to the Company at such time plus (e) an amount equal to its Applicable Percentage of the aggregate principal amount of outstanding Protective Advances Overadvances made to the Company at such time. “Connection Income Taxes ” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Consolidated EBITDA ” means Consolidated Net Income plus , to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) extraordinary losses incurred other than in the ordinary course of business, (vi) non-cash charges, expenses or losses, (vii) any losses for such period attributable to early extinguishment of Indebtedness or obligations under any Swap Agreement, (viii) any unrealized losses for such period attributable to the application of “mark to market” accounting in respect of Swap Agreements, (ix) the cumulative effect for such period of a change in accounting principles, (x) non-recurring out-of-pocket transactional fees, costs and expenses relating to Permitted Acquisitions (or any failed Acquisitions), Investments, Indebtedness, securities offerings and Dispositions, including legal fees, advisory fees and upfront financing fees, (xi) non-recurring out-of-pocket fees, costs and expenses relating to the incurrence, refinancing, amendment or modification of Indebtedness on or prior to the Effective Date, (xii) (A) non-recurring restructuring charges (including, without limitation, relocation costs and costs relating to the opening, closure and/or consolidation of facilities) that are paid or to be paid in cash and (B) with respect to any acquisition or disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction occurring during such period, (1) any projected cost savings (net of continuing associated expenses) expected to be realized as a result of such event, to the extent such cost savings would be permitted to be reflected in financial statements prepared in compliance with Article 11 of Regulation S-X under the Securities Act and (2) any other demonstrable cost-savings (net of continuing associated expenses) not included in the foregoing subclause (B)(1) of this clause (xii) that are reasonably projected in good faith by the Borrower Representative to be achieved in connection with any such event within the 18-month period following the consummation of such event, that are reasonably identifiable, quantifiable and factually supportable in the good faith judgment of the Company and that are set forth in reasonable detail in a certificate of a Financial Officer of the Company (in the case of each of the foregoing subclauses (B)(1) and (B)(2) , calculated on a pro forma basis as though such cost savings had been realized on the first day of such period, net of the amount of actual benefits realized during such period from such event); provided that, (x) for purposes of determining Consolidated EBITDA for any period of four (4) consecutive fiscal quarters, the aggregate amount added back under subclauses (A) and (B)(2) of this clause (xii) in respect of such period shall not exceed fifteen percent (15%) of Consolidated EBITDA (as calculated without giving effect to subclauses (A) and (B)(2) of this clause (xii) ), (y) all adjustments pursuant to the foregoing subclause (B) of this clause (xii) will be without duplication of any amounts that are otherwise included or added back in computing Consolidated EBITDA in accordance with this definition and (z) with respect to the foregoing subclause (B)(2) of this clause (xii) , if any cost savings included in any pro forma calculations based on the anticipation that such cost savings will be achieved within such 18-month period shall at any time cease to be reasonably anticipated by the Company to be so achieved, then on and after such time, such cost savings shall no longer be added to Consolidated EBITDA pursuant to this clause (xii) and (xiii) fees, costs and expenses incurred in connection with the Company’s implementation of enterprise resource planning (ERP); provided that, for 10 purposes of determining Consolidated EBITDA for any period of four (4) consecutive fiscal quarters of the Company, the aggregate amount added back under this clause (xiii) in respect of such period shall not exceed $8,000,000 minus , to the extent included in Consolidated Net Income, (1) interest income, (2) any cash payments made during such period in respect of items described in clause (vi) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were incurred, (3) extraordinary gains realized other than in the ordinary course of business, (4) any non-cash gains for such period, including with respect to write-ups of assets or goodwill, determined on a consolidated basis in accordance with GAAP, (5) any gains attributable to the early extinguishment of Indebtedness or obligations under any Swap Agreement, determined on a consolidated basis in accordance with GAAP, (6) the cumulative effect for such period of a change in accounting principles and (7) any unrealized gains for such period attributable to the application of “mark to market” accounting in respect of Swap Agreements, all calculated for the Company and its Subsidiaries in accordance with GAAP on a consolidated basis. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each such period, a “Reference Period ”), (i) if at any time during such Reference Period the Company or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period, and (ii) if during such Reference Period the Company or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto (in the manner described in Section 1.04(b) ) as if such Material Acquisition occurred on the first day of such Reference Period. As used in this Agreement, “Material Acquisition ” means any acquisition of property or series of related acquisitions of property that (a) constitutes (i) assets comprising all or substantially all or any significant portion of a business or operating unit of a business, or (ii) all or substantially all of the common stock or other Equity Interests of a Person, and (b) involves the payment of consideration by the Company and its Subsidiaries in excess of $10,000,000; and “Material Disposition ” means any Disposition of property or series of related sales, transfers, or dispositions of property that yields gross proceeds to the Company or any of its Subsidiaries in excess of $10,000,000. “Consolidated Interest Expense ” means, with reference to any period, the interest expense (including without limitation interest expense under Capital Lease Obligations that is treated as interest in accordance with GAAP) of the Company and its Subsidiaries calculated on a consolidated basis for such period with respect to all outstanding Indebtedness of the Company and its Subsidiaries allocable to such period in accordance with GAAP (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under interest rate Swap Agreements to the extent such net costs are allocable to such period in accordance with GAAP). In the event that the Company or any Subsidiary shall have completed a Material Acquisition or a Material Disposition since the beginning of the relevant period, Consolidated Interest Expense shall be determined for such period on a pro forma basis as if such acquisition or disposition, and any related incurrence or repayment of Indebtedness, had occurred at the beginning of such period. “Consolidated Net Income ” means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries calculated in accordance with GAAP on a consolidated basis (without duplication) for such period; provided that, there shall be excluded any income (or loss) of any Person other than the Company or a Subsidiary, but any such income so excluded may be included in such period or any later period to the extent of any cash dividends or distributions actually paid in the relevant period to the Company or any Subsidiary of the Company. 11

“Consolidated Total Assets ” means, as of the date of any determination thereof, total assets of the Company and its Subsidiaries calculated in accordance with GAAP on a consolidated basis as of the last day of the most recent Test Period, determined on a pro forma basis. “Consolidated Total Indebtedness ” means at any time the sum, without duplication, of (a) the aggregate Indebtedness of the Company and its Subsidiaries calculated on a consolidated basis as of such time in accordance with GAAP, (b) the aggregate amount of Indebtedness of the Company and its Subsidiaries relating to the maximum drawing amount of all letters of credit outstanding and bankers’ acceptances and (c) Indebtedness of the type referred to in clauses (a) or (b) hereof of another Person guaranteed by the Company or any of its Subsidiaries; provided that Consolidated Total Indebtedness shall exclude the aggregate amount of Indebtedness of the Company and its Subsidiaries in respect of undrawn performance and commercial letters of credit, Guarantees related thereto, obligations with respect to deposits and advances in the ordinary course of business, and obligations in respect of Repurchase Agreements. “Consolidated Total Secured Indebtedness ” means, as of any date of determination, any Consolidated Total Indebtedness that is secured by Liens on any assets or property of the Company or any of its Subsidiaries. “Control ” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling ” and “Controlled ” have meanings correlative thereto. “Covered Entity ” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Covered Party ” has the meaning assigned to it in Section 9.23 . “Credit Event ” means a Borrowing, the issuance, amendment, renewal or extension of a Letter of Credit, an LC Disbursement or any of the foregoing. “Credit Party ” means the Administrative Agent, each Issuing Bank, the Swingline Lender or any other Lender. “DDA Access Product ” means the bank service provided to any Loan Party by JPMCB in its sole discretion consisting of direct access to schedule payments from the Funding Account by electronic, internet or other access mechanisms that may be agreed upon from time to time by JPMCB and the funding of such payments under the Loan Borrowing Option in the DDA Access Product Agreement. “DDA Access Product Agreement ” means JPMCB’s Treasury Services End of Day Investment & Loan Sweep Service Terms, as in effect on the date of this Agreement, as the same may be amended from time to time. 12

“Default ” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default. “Defaulting Lender ” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action. “Default Right ” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “Dilution Percentage ” means, with respect to each Borrower at any time, for any twelve-month period, a percentage (rounded to the nearest tenth of one percent) determined by the Administrative Agent, based on information contained in the most recent field examination conducted by or on behalf of the Administrative Agent (or, in the Permitted Discretion of the Administrative Agent, based on updated information provided to the Administrative Agent by the Borrowers), that reflects the amount of dilution of such Borrower’s Accounts expressed as a percentage of gross sales for the applicable twelve-month measurement period. “Disposition ” has the meaning assigned to such term in Section 6.05 . “Disqualified Equity Interest ” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition: (a) matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise; (b) is or becomes convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or (c) is redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required 13 to be repurchased by the Company or any Subsidiary, in whole or in part, at the option of the holder thereof; in each case, on or prior to the date that is ninety one (91) days after the Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the Effective Date, the Effective Date); provided , however , that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale” or a “change of control” (or similar event, however denominated) shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full of all the Loans and all other Secured Obligations that are accrued and payable, the cancellation or expiration of all Letters of Credit and the termination or expiration of the Commitments and (ii) an Equity Interest in any Person that is issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by such Person or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability. “Disqualified Lenders ” means (a) entities that have been specifically identified by the Company to the Administrative Agent in writing prior to October 2, 2016, or after October 2, 2016 and prior to November 8, 2016 with the reasonable consent of the Lead Arranger, (b) entities that are reasonably determined by the Company to be competitors of the Company or its subsidiaries (including Grand Design and its subsidiaries) and which are specifically identified by the Company to the Administrative Agent in writing prior to November 8, 2016 and (c) in the case of the foregoing clauses (a) and (b) , any of such entities’ Affiliates to the extent such Affiliates (x)(i) are clearly identifiable as Affiliates of such entities based solely on the similarity of such Affiliates’ and such entities’ names and (ii) are not bona fide debt investment funds or (y)(i) upon reasonable notice to the Administrative Agent after the Effective Date, are identified as Affiliates in writing after the Effective Date in a written supplement to the list of “Disqualified Lenders ”, which supplement shall become effective three (3) Business Days after delivery to the Administrative Agent and the Lenders, but which shall not apply retroactively to disqualify any parties that have previously acquired an assignment or participation interest in the Loans and (ii) are not bona fide debt investment funds. It is understood and agreed that (i) any supplement to the list of Persons that are Disqualified Lenders contemplated by the foregoing clause (c) shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Loans (but solely with respect to such Loans), (ii) the Administrative Agent shall have no responsibility or liability to determine or monitor whether any Lender or potential Lender is a Disqualified Lender, (iii) the Company’s failure to deliver such list (or supplement thereto) in accordance with Section 9.01 shall render such list (or supplement) not received and not effective and (iv) “Disqualified Lender ” shall exclude any Person that the Company has designated as no longer being a “Disqualified Lender ” by written notice delivered to the Administrative Agent from time to time in accordance with Section 9.01. “Dividing Person ” has the meaning assigned to it in the definition of “Division. ” “Division ” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person ”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive. “Division Successor ” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which 14 retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division. “Document ” has the meaning assigned to such term in the Security Agreement. “Dollars ” or “$” refers to lawful money of the United States of America. “Domestic Foreign Holdco Subsidiary ” means any Domestic Subsidiary substantially all of the assets of which consist of the Equity Interests (or Equity Interests and Indebtedness) of one or more CFCs. “Domestic Subsidiary ” means a Subsidiary organized under the laws of a jurisdiction located in the United States of America. “DQ List ” has the meaning assigned to such term in Section 9.04(e)(iv) . “ECP ” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC. “EEA Financial Institution ” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country ” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority ” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Effective Date ” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02 ). “Electronic Signature ” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record. “Electronic System ” means any electronic system, including e-mail, e-fax, web portal access for any Borrower, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and the Issuing Bank and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system. “Eligible Accounts ” means, at any time, the Accounts of any Borrower which the Administrative Agent determines in its Permitted Discretion are eligible as the basis for the extension of Revolving Loans and Swingline Loans and the issuance of Letters of Credit. Without limiting the Administrative Agent’s discretion provided herein, Eligible Accounts shall not include any Account of a Borrower: 15

(a) other than to the extent a Reserve is established pursuant to clause (b) , which is not subject to a first priority perfected security interest in favor of the Administrative Agent; (b) which is subject to any Lien, unless (i) such Lien constitutes (x) a Lien in favor of the Administrative Agent, (y) a Permitted Encumbrance which does not have priority over the Lien in favor of the Administrative Agent or (z) a Lien permitted under Section 6.02(a)(ii) or (ii) the Administrative Agent shall have established a Reserve in its Permitted Discretion for liabilities of such Borrower that are secured by such Lien; (c) (i) which is unpaid more than ninety (90) days after the date of the original invoice therefor or more than sixty (60) days after the original due date therefor (“Overage ”) (when calculating the amount under this clause (i) , for the same Account Debtor, the Administrative Agent shall include the net amount of such Overage and add back any credits, but only to the extent that such credits do not exceed the total gross receivables from such Account Debtor), or (ii) which has been written off the books of such Borrower or otherwise designated as uncollectible; (d) which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible under clause (c) above; (e) which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to the Borrowers exceeds 20% or such greater percentage as the Administrative Agent may determine from time to time in its Permitted Discretion of the aggregate amount of Eligible Accounts of all Borrowers (but will only be ineligible to the extent of such excess); (f) with respect to which any covenant, representation or warranty contained in any Loan Document has been breached or is not true in any material respect (or, with respect to any covenant, representation or warranty which is subject to any materiality qualifier, has been breached or is not true in any respect); (g) which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation reasonably satisfactory to the Administrative Agent which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon such Borrower’s completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or cash-on-delivery basis (other than general product warranties given in the ordinary course of business) or (vi) relates to payments of interest (but only to the extent thereof); (h) for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by such Borrower or if such Account was invoiced more than once; (i) with respect to which any check or other instrument of payment has been returned uncollected for any reason; (j) which is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, administrative receiver, administrator, compulsory manager, liquidator or other similar officer of its assets, (ii) had possession of all or a material part of its property taken by any receiver, custodian, trustee, administrative receiver, administrator, compulsory manager, liquidator or other similar officer, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, administration, winding-up, or voluntary or involuntary case under any Federal, state or foreign bankruptcy, insolvency, 16 receivership or similar law, (iv) admitted in writing its inability, or is generally unable to, pay its debts as they become due or has had a moratorium declared in respect of it, (v) become insolvent, or (vi) ceased operation of its business (other than, in any such case, post-petition accounts payable of an Account Debtor that is a debtor-in-possession under the United States Bankruptcy Code and reasonably acceptable to the Administrative Agent); (k) which is owed by any Account Debtor which has sold all or substantially all of its assets; (l) which is owed by an Account Debtor which (i) does not maintain its chief executive office in the U.S. or Canada or (ii) is not organized under applicable laws of the U.S., any state of the U.S., Canada or any province of Canada, unless, in any such case, such Account is backed by a letter of credit or bank guarantee reasonably acceptable to the Administrative Agent; (m) which is owed in any currency other than U.S. dollars or Canadian Dollars; (n) which is owed by (i) any Governmental Authority of any country other than Canada (or any province or territory thereof) or the U.S. unless such Account is backed by a letter of credit or bank guarantee reasonably acceptable to the Administrative Agent or (ii) any Governmental Authority of the U.S., or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect the Lien of the Administrative Agent in such Account have been complied with to the Administrative Agent’s satisfaction; (o) which is owed by any Affiliate of any Loan Party or any employee, officer, or director of any Loan Party or any of its Affiliates; (p) which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, but only to the extent of such indebtedness, or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof; (q) which is subject to any counterclaim, deduction, defense, setoff or dispute, but only to the extent of any such counterclaim, deduction, defense, setoff or dispute; (r) which is evidenced by any promissory note, chattel paper or instrument; (s) which is owed by an Account Debtor (i) located in any State of the U.S. which requires filing of a “Notice of Business Activities Report ” or other similar report in order to permit such Borrower to seek judicial enforcement in such jurisdiction of payment of such Account, unless such Borrower has filed such report or qualified to do business in such jurisdiction (or may do so at a later date without material penalty or prejudice and without affecting the collectability of such Account) or (ii) which is a Sanctioned Person; (t) with respect to which such Borrower has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business (but only to the extent of any such reduction), or any Account which was partially paid and such Borrower created a new receivable for the unpaid portion of such Account; (u) which does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state, foreign, provincial or local, including without limitation the 17

Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board; (v) unless the Administrative Agent has established a Reserve in its Permitted Discretion, which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than such Borrower has or has had an ownership interest in such goods (including but not limited to by way of retention of title), or which indicates any party other than such Borrower as payee or remittance party; (w) which was created on cash on delivery terms; or (x) which is subject to any limitation on assignment or other restriction (whether arising by operation of law, by agreement or otherwise) which would under the local governing law of the contract have the effect of restricting the assignment for or by way of security or the creation of security, in each case, unless the Administrative Agent has determined that such limitation is not enforceable. In the event that an Account of a Borrower which was previously an Eligible Account ceases to be an Eligible Account hereunder, such Borrower or the Borrower Representative shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Aggregate Borrowing Base Certificate and the Borrowing Base Certificate of such Borrower. In determining the amount of an Eligible Account of a Borrower, the face amount of an Account may, in the Administrative Agent’s Permitted Discretion, be reduced by, without duplication and to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that such Borrower may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by such Borrower to reduce the amount of such Account. Notwithstanding the foregoing, the eligibility criteria for “Eligible Accounts” may not be made more restrictive or newly established after the Effective Date (i) without at least three (3) Business Days’ prior notice to the Borrower Representative and (ii) in response to circumstances or events in existence on the Effective Date and disclosed to the Administrative Agent prior to the Effective Date (including under any field examinations or appraisals conducted prior to the Effective Date); provided that, the foregoing limitation in clause (ii) shall not apply in the event of a material change in the scope or magnitude of any such circumstances or events. “Eligible Inventory ” means, at any time, the Inventory of any Borrower which the Administrative Agent determines in its Permitted Discretion is eligible as the basis for the extension of Revolving Loans and Swingline Loans and the issuance of Letters of Credit. Without limiting the Administrative Agent’s discretion provided herein, Eligible Inventory of a Borrower shall not include any Inventory: (a) other than to the extent a Reserve is established pursuant to clause (b) , which is not subject to a first priority perfected security interest in favor of the Administrative Agent; (b) which is subject to any Lien, unless (i) such Lien constitutes (x) a Lien in favor of the Administrative Agent, (y) a Permitted Encumbrance which does not have priority over the Lien in favor of the Administrative Agent or (z) a Lien permitted under Section 6.02(a)(ii) or (ii) the Administrative Agent shall have established a Reserve in its Permitted Discretion for liabilities of such Borrower that are secured by such Lien; 18

(c) which is, in the Administrative Agent’s Permitted Discretion, slow moving, obsolete, unmerchantable, defective, used, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the ordinary course of business or unacceptable due to age, type, category and/or quantity; (d) with respect to which any covenant, representation or warranty contained in any Loan Document has been breached or is not true in any material respect (or, with respect to any covenant, representation or warranty which is subject to any materiality qualifier, has been breached or is not true in any respect) and which does not conform to all applicable standards imposed by any Governmental Authority; (e) in which any Person other than such Borrower shall (i) have any direct or indirect ownership, interest or title (including, without limitation, any interest that a customer may have in any chassis included in such Inventory that were acquired by such customer using financing provided by any Loan Party) or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein; (f) which constitutes work-in-process (other than U16 Inventory), spare or replacement parts, subassemblies, packaging and shipping material, manufacturing supplies, samples, prototypes, displays or display items, bill-and-hold or ship-in-place goods, goods that are returned or marked for return (unless undamaged and able to be resold in the ordinary course of business), repossessed goods, repurchased goods, defective or damaged goods, goods held by such Borrower on consignment, or goods which are not of a type held for sale in the ordinary course of business; provided that up to $70,000,000 of work-in-process Inventory (other than U16 Inventory) of the Borrowers that otherwise constitutes “Eligible Inventory” may be included as Eligible Inventory (such Inventory (subject to such cap), “Eligible Non-U16 Inventory ”) despite the foregoing provisions of this clause (f); (g) which is not located in the U.S. (including any territory thereof) or Canada or in transit with a common carrier from vendors and suppliers, provided that, up to $7,500,000 of Inventory in transit from vendors and suppliers may be included as Eligible Inventory despite the foregoing provision of this clause (g) so long as: (i) the Administrative Agent shall have received (1) a true and correct copy of the bill of lading and other shipping documents for such Inventory and (2) evidence of satisfactory casualty insurance naming the Administrative Agent as lender loss payee and otherwise covering such risks as the Administrative Agent may reasonably request, (ii) if the bill of lading is non-negotiable, the Inventory must be in transit within the U.S., and the Administrative Agent shall have received, if requested, a duly executed Collateral Access Agreement, in form and substance satisfactory to the Administrative Agent, from the applicable customs broker, freight forwarder or carrier for such Inventory, (iii) if the bill of lading is negotiable, the Inventory must be in transit from outside the U.S., and the Administrative Agent shall have received (1) confirmation that the bill is issued in the name of such Borrower and consigned to the order of the Administrative Agent, and an acceptable agreement has been executed with such Borrower’s customs broker, in which the customs broker agrees that it holds the negotiable bill as agent for the Administrative Agent and has granted the Administrative Agent access to the Inventory, (2) confirmation that such Borrower has paid for the goods, and (3) an estimate from such Borrower of the customs duties and customs fees associated with the Inventory in order to establish an appropriate Reserve, (iv) the common carrier is not an Affiliate of the applicable vendor or supplier, and 19

(v) the customs broker is not an Affiliate of such Borrower; (h) which is located in any location leased by such Borrower unless (i) the lessor has delivered to the Administrative Agent a Collateral Access Agreement or (ii) a Reserve for rent, charges and other amounts due or to become due with respect to such facility has been established by the Administrative Agent in its Permitted Discretion; (i) which is located in any third party warehouse or is in the possession of a bailee (other than a third party processor) and is not evidenced by a Document, unless (i) such warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may require or (ii) an appropriate Reserve has been established by the Administrative Agent in its Permitted Discretion; (j) which is being processed offsite at a third party location or outside processor, or is in-transit to or from such third party location or outside processor, unless (i) such processor has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may require or (ii) an appropriate Reserve has been established by the Administrative Agent in its Permitted Discretion; (k) which is a discontinued product or component thereof (unless such discontinuance does not adversely impact the salability of the remaining Inventory); (l) which is the subject of a consignment by such Borrower as consignor; provided that, consigned Inventory may be eligible if the applicable consignee has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation and the Administrative Agent may reasonably require; (m) which contains or bears any intellectual property rights licensed to such Borrower unless the Administrative Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement; (n) which is not reflected in a current perpetual inventory report of such Borrower (unless such inventory (i) is reflected in a report to the Administrative Agent as “in transit” inventory or (ii) constitutes Eligible Non-U16 Inventory); provided that, notwithstanding the foregoing provisions of this clause (n) , up to $20,000,000 of Inventory of the Borrowers not reflected in a current perpetual inventory report, which $20,000,000 limitation shall not apply to Eligible Non-U16 Inventory or “in-transit” inventory, and otherwise constituting “Eligible Inventory ” may be included as Eligible Inventory (such Inventory (subject to such cap), “Eligible Non-Perpetual Inventory ”); (o) for which reclamation rights have been asserted by the seller; (p) for which any contract or related documentation (such as invoices or purchase orders) relating to such Inventory includes retention of title rights in favor of the vendor or supplier thereof; provided that, Inventory of a Borrower which may be subject to any rights of retention of title shall not be excluded from Eligible Inventory solely pursuant to this clause (p) in the event that (A) the Administrative Agent shall have received evidence satisfactory to it that the full purchase price of such Inventory has or will have been paid or (B) a Letter of Credit has been issued under and in accordance with the terms of this Agreement for the purchase of such Inventory; 20

(q) which has been acquired from a Sanctioned Person; or (r) other than to the extent permitted by the Administrative Agent in its Permitted Discretion, which constitutes raw materials of Winnebago of Indiana. In the event that Inventory of any Borrower which was previously Eligible Inventory ceases to be Eligible Inventory hereunder, such Borrower or the Borrower Representative shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Aggregate Borrowing Base Certificate and the Borrowing Base Certificate of such Borrower. Notwithstanding the foregoing, the eligibility criteria for “Eligible Inventory” may not be made more restrictive or newly established after the Effective Date (i) without at least three (3) Business Days’ prior notice to the Borrower Representative and (ii) in response to circumstances or events in existence on the Effective Date and disclosed to the Administrative Agent prior to the Effective Date (including under any field examinations or appraisals conducted prior to the Effective Date); provided that, the foregoing limitation in clause (ii) shall not apply in the event of a material change in the scope or magnitude of any such circumstances or events. “Eligible Non-Perpetual Inventory ” has the meaning assigned to such term in clause (n) of the definition of “Eligible Inventory”. “Eligible Non-U16 Inventory ” has the meaning assigned to such term in clause (f) of the definition of “Eligible Inventory”. “Environmental Laws ” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters. “Environmental Liability ” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing. “Equipment ” has the meaning assigned to such term in the Security Agreement. “Equity Interests ” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing. “ERISA ” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder. “ERISA Affiliate ” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code. 21

“ERISA Event ” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Company or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition upon the Company or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, in critical status or in reorganization, within the meaning of Title IV of ERISA. “EU Bail-In Legislation Schedule ” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time. “Eurodollar ” when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate. “Event of Default ” has the meaning assigned to such term in Article VII . “Excess Grand Design Borrowing Base ” means, at any time, the excess, if any, of (a) Grand Design’s Borrowing Base at such time over (b) the aggregate Grand Design Revolving Exposures of all Lenders at such time. “Excess Newmar Borrowing Base” means, at any time, the excess, if any, of (a) Newmar’s Borrowing Base at such time over (b) the aggregate Newmar Revolving Exposures of all Lenders at such time. “Excess Winnebago of Indiana Borrowing Base ” means, at any time, the excess, if any, of (a) Winnebago of Indiana’s Borrowing Base at such time over (b) the aggregate Winnebago of Indiana Revolving Exposures of all Lenders at such time. “Excluded Accounts ” means, collectively, (a) payroll accounts, trust accounts, employee benefit accounts and zero-balance disbursement accounts (that are not collection accounts) and (b) deposit accounts that have balances of no more than $250,000 individually or $1,000,000 in the aggregate for any period of thirty (30) consecutive days. “Excluded Assets ” means, collectively: (a) any fee-owned real property that does not constitute Material Real Property and all leasehold interests in real property; (b) any “intent-to-use” application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in 22 which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law; (c) assets in respect of which pledges and security interests are prohibited by applicable U.S. law, rule or regulation or agreements with any U.S. governmental authority (other than to the extent that such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law); provided that, immediately upon the ineffectiveness, lapse or termination of any such prohibitions, such assets shall automatically cease to constitute Excluded Assets; (d) margin stock (within the meaning of Regulation U issued by the Board); (e) Equity Interests in any entity other than wholly-owned Material Subsidiaries and, to the extent not requiring the consent of one or more unaffiliated third parties or prohibited by the terms of any applicable organizational documents, joint venture agreement or shareholders’ agreement, other Material Subsidiaries and joint ventures; (f) letter of credit rights with a value of less than $5,000,000 (other than to the extent the security interest in such letter of credit right may be perfected by the filing of UCC financing statements) and commercial tort claims with a value of less than $5,000,000; (g) any lease, license, capital lease obligation or other agreement or any property subject to a purchase money security interest, similar agreement or other contractual restriction to the extent that a grant of a security interest therein would violate or invalidate such lease, license, capital lease obligation or agreement or purchase money arrangement or other contraction restriction or create a right of termination in favor of any other party thereto (other than a Loan Party) (other than (x) proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition, (y) to the extent that any such term has been waived or (z) to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law); provided that, immediately upon the ineffectiveness, lapse or termination of any such term, such assets shall automatically cease to constitute Excluded Assets; (h) any foreign assets (including foreign intellectual property) (other than pledges of the Applicable Pledge Percentage of the issued and outstanding Equity Interests in any First Tier Foreign Subsidiary which is a Material Foreign Subsidiary as contemplated by this Agreement) or credit support; (i) those assets as to which the Administrative Agent and the Company reasonably agree that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby; (j) any aircrafts and aircraft engines; and (k) Excluded Accounts. Notwithstanding the foregoing, “Excluded Assets” shall not include any proceeds, products, substitutions or replacements of Excluded Assets (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Assets). “Excluded Domestic Subsidiary ” means (a) any Domestic Subsidiary whose Equity Interests are owned directly or indirectly by a CFC and (b) any Domestic Foreign Holdco Subsidiary. 23

“Excluded Foreign Subsidiary ” means a Foreign Subsidiary which is (a) a CFC or (b) a direct or indirect Foreign Subsidiary owned by a CFC or Domestic Foreign Holdco Subsidiary. “Excluded Swap Obligation ” means, with respect to any Loan Party, any Specified Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Specified Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Party or the grant of such security interest becomes effective with respect to such Specified Swap Obligation. If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal. “Excluded Taxes ” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by any Borrower under Section 2.19(b) ) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17 , amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA. “Extenuating Circumstance ” means any period during which the Administrative Agent has determined in its sole discretion (a) that due to unforeseen and/or nonrecurring circumstances, it is impractical and/or not feasible to submit or receive a Borrowing Request or Interest Election Request by email or fax or through Electronic System, and (b) to accept a Borrowing Request or Interest Election Request telephonically. “FATCA ” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code. “FCCR Test Period ” means any period (a) commencing on the last day of the most recently ended Test Period on or prior to the date Aggregate Availability is less than the greater of $16,500,000 and 10% of the Aggregate Commitment at any time and (b) ending on the day after Aggregate Availability has exceeded the greater of $16,500,000 and 10% of the Aggregate Commitment for thirty (30) consecutive days. “Federal Funds Effective Rate ” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the 24

NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that, if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. “Federal Reserve Board ” means the Board of Governors of the Federal Reserve System of the United States of America. “Final Release Conditions ” has the meaning assigned to such term in Section 9.19(c) . “Financial Officer ” means the chief financial officer, principal accounting officer, treasurer or controller of the Company. “First Lien Net Leverage Ratio ” means, as of any date of determination, the ratio of (a) an amount equal to (i) Consolidated Total Secured Indebtedness, but excluding any secured indebtedness to the extent the Liens with respect thereto are subordinated to the Liens securing the Secured Obligations or the Term Loan Obligations, as of the last day of the most recent Test Period on or prior to such date of determination minus (ii) the aggregate amount of unrestricted and unencumbered cash and Permitted Investments included in the consolidated balance sheet of the Company and its Subsidiaries as of such date, which aggregate amount shall be determined without giving pro forma effect to the proceeds of Indebtedness incurred on such date to (ii) Consolidated EBITDA of the Company and its Subsidiaries for such Test Period. “First Tier Foreign Subsidiary ” means each Foreign Subsidiary with respect to which any one or more of the Company and its Domestic Subsidiaries directly owns more than 50% of such Foreign Subsidiary’s issued and outstanding Equity Interests. “Fixed Charge Coverage Ratio ” means, for any period, the ratio of (a) Consolidated EBITDA minus Capital Expenditures (other than Capital Expenditures (i) financed with Indebtedness (other than Revolving Loans), (ii) made to restore, replace or rebuild assets subject to casualty or condemnation events to the extent made with the cash proceeds of insurance or condemnation awards, (iii) to the extent made with the cash proceeds of permitted asset dispositions and/or (iv) constituting capital assets acquired in a Permitted Acquisition) to (b) Fixed Charges, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP. “Fixed Charges ” means, for any period, without duplication, (a) cash Consolidated Interest Expense plus (b) to the extent positive, expenses for income taxes paid in cash plus (c) scheduled cash principal payments made on Indebtedness for borrowed money plus (d) cash dividends paid by the Company, plus (e) cash contributions to any Plan (to the extent not accounted for in the calculation of Consolidated EBITDA), all calculated for the Company and its Subsidiaries (except as provided in clause (d) ) on a consolidated basis in accordance with GAAP; provided that, for purposes of determining satisfaction of the Payment Condition, “Fixed Charges” shall also include, without duplication (i) all Restricted Payments paid in cash by the Company and its Subsidiaries on a consolidated basis during such period pursuant to Section 6.09(g) and (ii) cash payments of earn-out obligations. “Flood Laws ” has the meaning assigned to such term in Article VIII . “Foreign Lender ” means (a) if the applicable Borrower is a U.S. Person, a Lender, with respect to such Borrower, that is not a U.S. Person, and (b) if the applicable Borrower is not a U.S. Person, a Lender, with respect to such Borrower, that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. 25

“Foreign Subsidiary ” means any Subsidiary which is not a Domestic Subsidiary. “Funding Account ” has the meaning assigned to such term in Section 4.01(f) . “GAAP ” means generally accepted accounting principles in the United States of America. “Governmental Authority ” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government. “Grand Design ” means Grand Design RV, LLC, an Indiana limited liability company. “Grand Design Revolving Exposures ” means, with respect to any Lender at any time, and without duplication, the sum of (a) the outstanding principal amount of the Revolving Loans made by such Lender to Grand Design at such time plus (b) such Lender’s LC Exposure with respect to Letters of Credit issued for the account of Grand Design at such time plus (c) such Lender’s Swingline Exposure with respect to Swingline Loans made to Grand Design at such time plus (d) an amount equal to its Applicable Percentage of the aggregate principal amount of outstanding Protective Advances made to Grand Design at such time plus (e) an amount equal to its Applicable Percentage of the aggregate principal amount of outstanding Protective Advances Overadvances made to Grand Design at such time. “Grand Design Utilization ” means, at any time, the excess, if any, of (a) the aggregate Grand Design Revolving Exposures of all Lenders over (b) the Grand Design Borrowing Base. “Guarantee ” of or by any Person (the “guarantor ”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor ”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided , that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. “Hazardous Materials ” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law. “Hostile Acquisition ” means (a) the acquisition of the Equity Interests of a Person through a tender offer or similar solicitation of the owners of such Equity Interests which has not been approved (prior to such acquisition) by the board of directors (or any other applicable governing body) of such Person or by similar action if such Person is not a corporation and (b) any such acquisition as to which such approval has been withdrawn. “IBA ” has the meaning assigned to such term in Section 1.06 . 26

“Impacted Interest Period ” has the meaning assigned to such term in the definition of “LIBO Rate ”. “Incremental Term Loan Amount ” means, at any time, an amount of Indebtedness such that, as of the most recently completed Test Period ending prior to the date of the incurrence of such Indebtedness, after giving pro forma effect to such incurrence and such acquisition in accordance with Section 1.04(b), the First Lien Net Leverage Ratio calculated is less than or equal to 2.50 to 1.00. “Indebtedness ” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (k) obligations of such Person under Sale and Leaseback Transactions (other than such obligations constituting operating lease obligations). The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, the term “Indebtedness” shall not include (i) purchase price adjustments, earnouts, holdbacks or deferred payments of a similar nature (including deferred compensation representing consideration or other contingent obligations incurred in connection with an acquisition), except in each case to the extent that such amount payable is, or becomes, reasonably determinable and contingencies have been resolved or such amount would otherwise be required to be reflected on a balance sheet prepared in accordance with GAAP; (ii) current accounts payable incurred in the ordinary course of business; (iii) obligations in respect of non-competes and similar agreements; (iv) Swap Obligations; (v) Banking Services Obligations; (vi) licenses and operating leases; or (vii) Permitted Call Spread Swap Agreements, and any obligations thereunder. “Indemnified Taxes ” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) , Other Taxes. “Indemnitee ” has the meaning assigned to such term in Section 9.03(b) . “Ineligible Institution ” has the meaning assigned to such term in Section 9.04(b) . “Information ” has the meaning assigned to such term in Section 9.12 . “Intercreditor Agreement ” means (a) in respect of the Term Loan Facility, the ABL/Term Loan Intercreditor Agreement (b) in respect of any other Indebtedness intended to be secured by some or all of the Collateral on a pari passu basis with the Obligations, an intercreditor agreement reasonably acceptable to the Administrative Agent, the terms of which are consistent with market terms governing security arrangements for the sharing of Liens on a pari passu basis at the time such intercreditor agreement is proposed to be established in light of the type of Indebtedness to be secured by such Liens, as reasonably 27 determined by the Administrative Agent and the Borrower Representative and (c) in respect of any other Indebtedness intended to be secured by some or all of the Collateral on a junior priority basis with the Obligations, an intercreditor agreement reasonably acceptable to the Administrative Agent the terms of which are consistent with market terms governing security arrangements for the sharing of Liens on a junior basis at the time such intercreditor agreement is proposed to be established in light of the type of Indebtedness to be secured by such Liens, as reasonably determined by the Administrative Agent and the Borrower Representative. “Interest Election Request ” means a request by the Borrower Representative to convert or continue a Revolving Borrowing in accordance with Section 2.08 . “Interest Payment Date ” means (a) with respect to any ABR Loan (other than a Swingline Loan), the first Business Day of January, April, July and October and the Maturity Date and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date of the Facility under which such Eurodollar Loan was made. “Interest Period ” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower Representative may elect; provided , that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. “Interpolated Rate ” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time. Notwithstanding the foregoing, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. “Inventory ” has the meaning assigned to such term in the Security Agreement. “Investment ” means, with respect to a specified Person, (a) any direct or indirect acquisition of or investment by such Person in any Equity Interests, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, or any capital contribution or loans or advances (other than advances made in the ordinary course of business that would be recorded as accounts receivable on the balance sheet of the specified Person prepared in accordance with GAAP) to, Guarantees of any Indebtedness or other obligations of, or any other investment in, any other Person that are held or made by the specified Person and (b) the purchase or acquisition (in one transaction or a series of related transactions) of all or substantially all the property and assets or business of another Person or assets constituting a business unit, line of business, division or product line of such 28 other Person. The amount, as of any date of determination, of (i) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date (excluding any portion thereof representing paid-in-kind interest or principal accretion), without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (ii) any Investment in the form of a Guarantee shall be determined in accordance with the definition of the term “Guarantee”, (iii) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair value (as determined reasonably and in good faith by the Company in accordance with GAAP) of such Equity Interests or other property as of the time of the transfer, minus any payments actually received in cash, or other property that has been converted into cash or is readily marketable for cash, by such specified Person representing a return of capital of, or dividends or other distributions in respect of, such Investment, but without any adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such transfer, (iv) any Investment (other than any Investment referred to in clause (i) , (ii) or (iii) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness, other securities or assets of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus the cost of all additions, as of such date, thereto, and minus the amount, as of such date, of any portion of such Investment repaid to the investor in cash as a repayment of principal or a return of capital, and of any payments or other amounts actually received by such investor representing dividends, returns, interest, profits, distributions, income or similar amount, in respect of such Investment, as the case may be, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (v) any Investment (other than any Investment referred to in clause (i) , (ii), (iii) or (iv) above) by the specified Person in any other Person resulting from the issuance by such other Person of its Equity Interests to the specified Person shall be the fair value (as determined reasonably and in good faith by a Financial Officer of the Company) of such Equity Interests at the time of the issuance thereof. For purposes of Section 6.04 , if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Financial Officer of the Company. “IRS ” means the United States Internal Revenue Service. “Issuing Bank ” means, individually and collectively, each of JPMCB, in its capacity as the issuer of Letters of Credit hereunder, and any other Lender from time to time designated by the Borrower Representative as an Issuing Bank, with the consent of such Lender and the Administrative Agent, and their respective successors in such capacity as provided in Section 2.06(i) . Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by its Affiliates, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.06 with respect to such Letters of Credit). At any time there is more than one Issuing Bank, all singular references to the Issuing Bank shall mean any Issuing Bank, either Issuing Bank, each Issuing Bank, the Issuing Bank that has issued the applicable Letter of Credit, or both (or all) Issuing Banks, as the context may require. “Issuing Bank Sublimits ” means, as of the Effective Date, (i) in the case of JPMCB, $5,000,000 and (ii) in the case of any other Issuing Bank, such amount as shall be designated to the Administrative Agent and the Borrower Representative in writing by such Issuing Bank; provided that, any Issuing Bank shall be permitted at any time, with the consent of the Borrower Representative and the Administrative 29

Agent, to increase or reduce its Issuing Bank Sublimit in its discretion (it being understood and agreed that any such increase may be limited to the issuance of a particular Letter of Credit). “Joinder Agreement ” means a Joinder Agreement in substantially the form of Exhibit E . “JPMCB ” means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors. “LC Collateral Account ” has the meaning assigned to such term in Section 2.06(j) . “LC Disbursement ” means a payment made by an Issuing Bank pursuant to a Letter of Credit. “LC Exposure ” means, at any time, the sum of the Commercial LC Exposure and the Standby LC Exposure at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time. “Lead Arranger ” means JPMorgan Chase Bank, N.A. in its capacity as the sole lead arranger and bookrunner for the credit facility evidenced by this Agreement. “Lease Deficiency Obligation ” means after default, repossession and disposition of the Equipment which is the subject of or which secures a Lease Financing, the amount, if any, by which (i) any and all obligations of the Loan Parties or their Subsidiaries to a Lessor, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with a specific Lease Financing, exceeds (ii) the Net Proceeds realized by the Lessor upon the disposition of the Equipment which is the subject of or which secures the specific Lease Financing. “Lease Financing ” means (i) a lease of specific Equipment as defined in Article 2-A of the UCC, and (ii) a secured financing transaction secured by specific Equipment, whether that transaction is called a lease or a loan, entered into by any Loan Party or its Subsidiaries with any Lender or any of its Affiliates (in this context, the “Lessor ”). “Lender Parent ” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary. “Lenders ” means the Persons listed on the Commitment Schedule and any other Person that shall have become a Lender hereunder pursuant to Section 2.09 or Assignment and Assumption or other documentation contemplated hereby, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or other documentation contemplated hereby. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and each Issuing Bank. “Lessor ” has the meaning assigned to such term in the definition of “Lease Financing”. “Letter of Credit ” means any letter of credit issued pursuant to this Agreement. “Letter of Credit Agreement ” has the meaning assigned to it in Section 2.06(b). “LIBO Rate ” means, with respect to any Eurodollar Borrowing for any applicable Interest Period or for any ABR Borrowing, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars) for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as shall be selected by the 30

Administrative Agent in its reasonable discretion, in each case (the “LIBO Screen Rate ”) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period; provided that, (x) if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement and (y) if the LIBO Screen Rate shall not be available at such time for a period equal in length to such Interest Period (an “Impacted Interest Period ”), then the LIBO Rate shall be the Interpolated Rate at such time, subject to Section 2.14 in the event that the Administrative Agent shall conclude that it shall not be possible to determine such Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error); provided further , that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Notwithstanding the above, to the extent that “LIBO Rate ” or “Adjusted LIBO Rate ” is used in connection with an ABR Borrowing, such rate shall be determined as modified by the definition of Alternate Base Rate. “LIBO Screen Rate ” has the meaning assigned to such term in the definition of “LIBO Rate”. “Lien ” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities. “Loan Borrowing Option ” has the meaning assigned to such term in the DDA Access Product Agreement. “Loan Documents ” means, collectively, this Agreement, the Collateral Documents, the Loan Guaranty, the Intercreditor Agreements, any promissory notes executed and delivered pursuant to Section 2.10(e) , any Letter of Credit applications and any agreements between the Borrower Representative and the Issuing Bank regarding the Issuing Bank’s Issuing Bank Sublimit or the respective rights and obligations between any Borrower and the Issuing Bank in connection with the issuance of Letters of Credit, and any and all other instruments and documents executed and delivered in connection with any of the foregoing. “Loan Guarantor ” means each Loan Party. “Loan Guaranty ” means Article X of this Agreement. “Loan Parties ” means, collectively, the Borrowers, the Company’s Material Domestic Subsidiaries and any other Person who becomes a party to this Agreement pursuant to a Joinder Agreement and their successors and assigns, and the term “Loan Party” shall mean any one of them or all of them individually, as the context may require. “Loans ” means the loans and advances made by the Lenders pursuant to this Agreement, including Swingline Loans, Overadvances and Protective Advances. “Margin Stock ” means margin stock within the meaning of Regulations T, U and X, as applicable. “Material Adverse Effect ” means a material adverse effect on (a) the business, assets, operations, or financial condition of the Company and the Subsidiaries taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform any of their respective payment obligations under this Agreement, 31

(c) the validity or enforceability of this Agreement or any and all other Loan Documents, or (d) the material rights or remedies of the Administrative Agent or the Lenders under the Loan Documents. “Material Domestic Subsidiary ” means each Domestic Subsidiary (other than an Excluded Domestic Subsidiary) that constitutes a Material Subsidiary. “Material Foreign Subsidiary ” means each Foreign Subsidiary that constitutes a Material Subsidiary. “Material Indebtedness ” means any Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $15,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time. “Material Real Property ” means real property located in the United States with a book value (as reflected in the financial statements delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, the financial statements referred to in Section 3.04 )) of more than $7,500,000 that is owned by the Company or any Domestic Subsidiary that is a Loan Party. “Material Subsidiary ” means each Subsidiary (i) which, as of the most recent fiscal quarter of the Company during the Test Period, contributed greater than five percent (5%) of the Company’s Consolidated EBITDA for such period or (ii) which contributed greater than five percent (5%) of Consolidated Total Assets as of such date; provided that, if at any time the aggregate amount of Consolidated EBITDA or Consolidated Total Assets attributable to all Subsidiaries that are not Material Subsidiaries exceeds twenty percent (20%) of Consolidated EBITDA for any such period or twenty percent (20%) of Consolidated Total Assets as of the end of any such fiscal quarter, the Company (or, in the event the Company has failed to do so within ten days, the Administrative Agent) shall designate sufficient Subsidiaries as “Material Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Subsidiaries. “Maturity Date ” means the earliest to occur of (i) October 22, 2024, (ii) the date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof, (iii) the date that is ninety-one (91) days prior to the maturity date of the Term Loan Facility, if any Term Loans are outstanding on such date, (iv) the date that is ninety-one (91) days prior to the earliest maturity date of any outstanding Incremental Equivalent Debt (as defined in the Term Loan Agreement as of the date hereof), if any Incremental Equivalent Debt is outstanding on such date and (v) the date that is ninety-one (91) days prior to the earliest maturity date of any outstanding Permitted Convertible Notes, if any Permitted Convertible Notes are outstanding on such date; provided further that, in each case, if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day. “Maximum Rate ” has the meaning assigned to such term in Section 9.17 . “MNPI ” means material information concerning the Company and the Subsidiaries and their securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Securities Exchange Act of 1934. “Moody’s ” means Moody’s Investors Service, Inc. 32

“Monthly Reporting Period ” means any period of time commencing on any day that the Aggregate Revolving Exposure (other than the aggregate LC Exposure) has exceeded $50,000,000 for more than five (5) consecutive days and continuing until such subsequent day, if any, on which the Aggregate Revolving Exposure (other than the aggregate LC Exposure) has not exceeded $0 for more than sixty (60) consecutive days. “Mortgage ” means each mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, on real property of a Loan Party, including any amendment, restatement, modification or supplement thereto; provided that no Mortgage shall contain any defaults other than by reference to the defaults set forth in this Agreement; and further provided, in the event the Mortgage shall be recorded in a jurisdiction which charges mortgage recording taxes, intangible taxes or documentary taxes or other similar taxes and/or charges, such Mortgage shall only secure such an amount not to exceed the fair market value (as reasonably determined by Borrower Representative and as reasonably acceptable to the Administrative Agent) of the Material Real Property secured by such Mortgage. “Mortgage Instruments ” means with respect to any Material Real Property for which a Mortgage is being recorded, (a) such title reports and ALTA title insurance policies (or unconditional commitment to issue such policy or policies) reasonably acceptable to Administrative Agent, in an amount not to exceed 110% of the fair market value (as reasonably acceptable to the Administrative Agent) of such Material Real Property (with endorsements reasonably requested by Administrative Agent and as are available in the applicable jurisdiction) and with all premiums fully paid, (b) either (i) an ALTA survey reasonably acceptable to Administrative Agent or (ii) previously obtained ALTA survey and affidavits of “no-change” with respect to each such survey, such survey and affidavit to be in form and substance reasonably acceptable to the Administrative Agent and to be sufficient to issue title insurance policies to the Administrative Agent providing all reasonably required survey coverage and survey endorsements and zoning endorsements, (c) acquisition of FEMA standard life-of-loan flood hazard determinations for such Material Real Property, and if any building located on such Material Real Property is determined to be in a special hazard area, delivery of (i) a notice with respect to such flood insurance and (ii) evidence of flood insurance, (d) a local counsel opinion as to the enforceability of each Mortgage in the state in which the Material Real Property described in such Mortgage is located and other matters customarily covered in real estate enforceability opinions in form and substance reasonably acceptable to Administrative Agent, except with respect to the Material Real Property located in Oregon, written confirmation from local counsel that is in form and substance reasonably acceptable to Administrative Agent that such Mortgage Instrument satisfies the basic requirements for amending a deed of trust under Oregon law and is suitable for recording, (e) mortgage tax affidavits and declarations and other similar information and related certifications that are required in the jurisdiction in which a Mortgage is being filed in order to permit such filing and such affidavits and certificates as are required to issue the title insurance policies, provided, appraisals shall not be required to be delivered in connection with any Mortgage (in each case, other than such documentation already in the possession of any Loan Party) and (f) environmental assessments and reports and zoning reports in form and substance reasonably acceptable to the Administrative Agent. “Multiemployer Plan ” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA. “Net Orderly Liquidation Value ” means, with respect to Inventory of any Person, the orderly liquidation value thereof as determined in a manner reasonably acceptable to the Administrative Agent by an appraiser acceptable to the Administrative Agent, net of all costs of liquidation thereof. “Newmar” means Newmar Corporation, an Indiana corporation. 33

“Newmar Revolving Exposures” means, with respect to any Lender at any time, and without duplication, the sum of (a) the outstanding principal amount of the Revolving Loans made by such Lender to Newmar at such time plus (b) such Lender’s LC Exposure with respect to Letters of Credit issued for the account of Newmar at such time plus (c) such Lender’s Swingline Exposure with respect to Swingline Loans made to Newmar at such time plus (d) an amount equal to its Applicable Percentage of the aggregate principal amount of outstanding Protective Advances made to Newmar at such time plus (e) an amount equal to its Applicable Percentage of the aggregate principal amount of outstanding Overadvances made to Newmar at such time. “Newmar Utilization” means, at any time, the excess, if any, of (a) the aggregate Newmar Revolving Exposures of all Lenders over (b) the Newmar Borrowing Base. “Non-Consenting Lender ” has the meaning assigned to such term in Section 9.02(e) . “NYFRB ” means the Federal Reserve Bank of New York. “NYFRB Rate ” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate ” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided , further , that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. “Obligated Party ” has the meaning assigned to such term in Section 10.02 . “Obligations ” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Loan Parties to any of the Lenders, the Administrative Agent any Issuing Bank or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement or other obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof. “OFAC ” means the Office of Foreign Assets Control of the U.S. Department of Treasury. “Other Connection Taxes ” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document). “Other Taxes ” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or 34 otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19 ). “Overadvance ” has the meaning assigned to such term in Section 2.05(b) . “Overnight Bank Funding Rate ” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate. “Participant ” has the meaning set forth in Section 9.04 . “Participant Register ” has the meaning set forth in Section 9.04(c) . “Patriot Act ” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)). “Payment Condition ” means, with respect to any proposed designated action on any date, a condition that is satisfied if (a) after giving effect to such proposed designated action as if it occurred on the first day of the applicable Pro Forma Period, the pro forma Aggregate Availability shall be greater than the greater of $33,000,000 and 20% of the Aggregate Commitment at all times during such Pro Forma Period or (b) both (i) after giving effect to such proposed designated action as if it occurred on the first day of such Pro Forma Period, the pro forma Aggregate Availability shall be greater than the greater of $24,750,000 and 15% of the Aggregate Commitment at all times during such Pro Forma Period and (ii) the Fixed Charge Coverage Ratio, computed on a pro forma basis for the period of four consecutive fiscal quarters ending on the most recent fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 5.01 , shall be greater than 1.10 to 1.00. “PBGC ” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions. “Permitted Acquisition ” means any Acquisition by any Loan Party or Subsidiary in a transaction that satisfies each of the following requirements: (a) such Acquisition is not a Hostile Acquisition; (b) such Person or division or line of business is engaged in the same or a similar line of business as the Company or any of its Subsidiaries or any business activities reasonably related or ancillary thereto; (c) no Default exists at the time of such Acquisition or would result therefrom; (d) if such Acquisition constitutes a Material Acquisition, the Administrative Agent shall have received a description of the material terms of such Acquisition and the audited financial statements (or, if unavailable, management-prepared financial statements) of such Person or division or line of business of such Person for its two most recently ended fiscal years and for any fiscal quarters ended within the fiscal year to-date for which such financial statements are available; (e) if such Acquisition involves a merger, amalgamation or a consolidation involving the Company or any other Loan Party, the Company or a Loan Party, as applicable, shall be the surviving entity in compliance with Section 6.03 (subject to any grace periods specified in Section 5.14 ); and 35

(f) the Company shall have delivered to the Administrative Agent final executed material documentation relating to such Acquisition promptly after request therefor by the Administrative Agent. “Permitted Call Spread Swap Agreements ” means (a) any Swap Agreement (including, but not limited to, any bond hedge transaction or capped call transaction) pursuant to which the Company acquires an option requiring the counterparty thereto to deliver to the Company shares of common stock of the Company (or other securities or property following a merger event or other change of the common stock of the Company), the cash value thereof or a combination thereof from time to time upon exercise of such option entered into by the Company in connection with the issuance of Permitted Convertible Notes (such transaction, a “Bond Hedge Transaction ”) and (b) any Swap Agreement pursuant to which the Company issues to the counterparty thereto warrants to acquire common stock of the Company (or other securities or property following a merger event or other change of the common stock of the Company) (whether such warrant is settled in shares, cash or a combination thereof) entered into by the Company in connection with the issuance of Permitted Convertible Notes (such transaction, a “Warrant Transaction ”); provided that (i) the terms, conditions and covenants of each such Swap Agreement shall be acceptable to the Administrative Agent in its Permitted Discretion), (ii) the purchase price for such Bond Hedge Transaction, less the proceeds received by the Company from the sale of any related Warrant Transaction, does not exceed the net proceeds received by the Company from the issuance of the related Permitted Convertible Notes and (iii) in the case of clause (b) above, such Swap Agreement would be classified as an equity instrument in accordance with GAAP. “Permitted Convertible Notes ” means any unsecured notes issued by the Company that are convertible into a fixed number (subject to customary anti-dilution adjustments, “make-whole” increases and other customary changes thereto) of shares of common stock of the Company (or other securities or property following a merger event or other change of the common stock of the Company), cash or any combination thereof (with the amount of such cash or such combination determined by reference to the market price of such common stock or such other securities); provided that, the Indebtedness thereunder must satisfy each of the following conditions: (i) both immediately prior to and after giving effect (including pro forma effect) thereto, no Default or Event of Default shall exist or result therefrom, (ii) such Indebtedness matures after, and does not require any scheduled amortization or other scheduled or otherwise required payments of principal prior to, and does not permit any Loan Party to elect optional redemption or optional acceleration that would be settled on a date prior to, the date that is ninety-one (91) days after the Maturity Date (it being understood that neither (x) any provision requiring an offer to purchase such Indebtedness as a result of change of control or other fundamental change nor (y) any early conversion of any Permitted Convertible Notes in accordance with the terms thereof, in either case, shall violate the foregoing restriction), (iii) such Indebtedness is not guaranteed by any Subsidiary of the Company other than a Loan Party (which guarantees, if such Indebtedness is subordinated, shall be expressly subordinated to the Secured Obligations on terms not less favorable to the Lenders than the subordination terms of such Subordinated Indebtedness) and (iv) the terms, conditions and covenants of such Indebtedness must be customary for convertible Indebtedness of such type (as determined by the board of directors of the Company, or a committee thereof, in good faith). “Permitted Discretion ” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment. “Permitted Encumbrances ” means: (a) Liens imposed by law for Taxes that are not yet delinquent or are being contested in compliance with Section 5.04 ; 36

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than sixty (60) days or are being contested in compliance with Section 5.04 ; (c) (i) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Company or any Subsidiary; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including (i) those to secure health, safety and environmental obligations and (ii) letters of credit and bank guarantees required or requested by any Governmental Authority in connection with any contract or law), in each case in the ordinary course of business; (e) judgment Liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII ; (f) matters of record affecting title to any real or leased property and any survey exceptions, encroachments, rights of parties in possession under written leases or occupancy agreements, title defects, easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations that are substantial in amount and do not materially detract from the value of the affected property or interfere in any material respect with the ordinary conduct of business of the Company or any Subsidiary; (g) Liens in favor of a banking or other financial institution arising as a matter of law or in the ordinary course of business under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions; (h) Liens on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business; (i) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes; (j) (i) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business that do not (A) interfere in any material respect with the business of the Company and its Subsidiaries, taken as a whole or (B) secure any Indebtedness or (ii) the rights reserved or vested in any Person (including any Governmental Authority) by the terms of any lease, license, franchise, grant or permit held by the Company or any of its Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof; 37

(k) ground leases or subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by the Company or any Subsidiary are located; (l) (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies, and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole; (m) Liens arising from precautionary UCC financing statement or similar filings; (n) licenses, sublicenses and cross-licenses of Intellectual Property in the ordinary course of business; and (o) any interest or title of a lessor, sublessor, lessee or sublessee under any lease in existence on the day hereof or permitted by this Agreement and the Collateral Documents. “Permitted Investments ” means: (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof; (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s; (c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; (d) fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; (e) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; (f) other investments made in accordance with the Company’s investment policy as disclosed to the Administrative Agent prior to the Effective Date and with such amendments or modifications thereto as are from time to time approved by the Administrative Agent; (g) investments in Indebtedness that is (x) issued by Persons with (i) a short term credit rating of “P-1 ” or higher from Moody’s or “A-1 ” or higher from S&P or (ii) a long term rating of “A2 ” or higher from Moody’s or “A” or higher from S&P, in each case for clauses (i) and (ii) with maturities not more than twelve (12) months after the date of acquisition and (y) of a type customarily used by companies for cash management purposes; 38

(h) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) receive at least (i) a short term credit rating of “P-1 ” or higher from Moody’s or “A-1 ” or higher from S&P or (ii) a long term rating of “A2 ” or higher from Moody’s or “A” or higher from S&P; (i) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (a) through (h) above; (j) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (c) above; and (k) in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes. “Permitted Unsecured Indebtedness ” means Indebtedness of the Company or any Subsidiary (a) that is not (and any Guarantees thereof by the Company or Subsidiaries are not) secured by any collateral (including the Collateral), (b) that does not mature earlier than the date that is ninety-one (91) days after the Maturity Date, and has a Weighted Average Life to Maturity no shorter than the Maturity Date in effect at the time of incurrence of such Indebtedness, (c) that, in the case of such Indebtedness in the form of bonds, debentures, notes or similar instrument, does not provide for any amortization, mandatory prepayment, redemption or repurchase (other than upon a change of control, fundamental change, customary asset sale or event of loss mandatory offers to purchase and customary acceleration rights after an event of default and, for the avoidance of doubt, rights to convert or exchange in the case of convertible or exchangeable Indebtedness) prior to the Maturity Date, (d) that contains covenants, events of default, guarantees and other terms that are customary for similar Indebtedness in light of then-prevailing market conditions (it being understood and agreed that such Indebtedness shall not include any financial maintenance covenants and that applicable negative covenants shall be incurrence-based to the extent customary for similar Indebtedness) and, when taken as a whole (other than interest rates, rate floors, fees and optional prepayment or redemption terms), are not more favorable (as reasonably determined by the Company in good faith) to the lenders or investors providing such Permitted Unsecured Indebtedness, as the case may be, than those set forth in the Loan Documents are with respect to the Lenders (other than covenants or other provisions applicable only to periods after the Maturity Date); provided that a certificate of a Financial Officer of the Company delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness or the modification, refinancing, refunding, renewal or extension thereof (or such shorter period of time as may reasonably be agreed by the Administrative Agent), together with a reasonably detailed description of the material terms and conditions of such resulting Indebtedness or drafts of the material definitive documentation relating thereto, stating that the Company has determined in good faith that such terms and conditions satisfy the foregoing requirements shall be conclusive, and (e) that is not guaranteed by any Person other than on an unsecured basis by the Company and/or Subsidiaries that are Loan Parties. “Person ” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity. “Plan ” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of 39 which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA. “Plan Asset Regulations ” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time. “Platform ” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system. “Pledge Subsidiary ” means (i) each Domestic Subsidiary and (ii) each First Tier Foreign Subsidiary which is a Material Subsidiary. “Prime Rate ” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate ” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective. “Pro Forma Period ” means the period commencing thirty (30) days prior to the date of any proposed designated action and ending on the date of such proposed designated action. “Projections ” has the meaning assigned to such term in Section 3.11 . “Protective Advance ” has the meaning assigned to such term in Section 2.04 . “PTE ” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “QFC ” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). “QFC Credit Support ” has the meaning assigned to it in Section 9.23 . “Qualified Equity Interests ” means Equity Interests of the Company other than Disqualified Equity Interests. “Qualified ECP Guarantor ” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Loan Guaranty or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. “Recipient ” means, as applicable, (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, or any combination thereof (as the context requires). “Refinancing Convertible Notes ” has the meaning assigned to such term in Section 6.09 . “Refinancing Indebtedness ” means, in respect of any Indebtedness (the “Original Indebtedness ”), any Indebtedness that extends, renews or refinances such Original Indebtedness (or any Refinancing Indebtedness in respect thereof); provided that (a) the principal amount (or accreted value, if applicable) 40 of such Refinancing Indebtedness shall not exceed the principal amount (or accreted value, if applicable) of such Original Indebtedness except by an amount no greater than accrued and unpaid interest with respect to such Original Indebtedness and any reasonable fees, premium and expenses relating to such extension, renewal or refinancing; (b) the stated final maturity of such Refinancing Indebtedness shall not be earlier than that of such Original Indebtedness, and such stated final maturity shall not be subject to any conditions that could result in such stated final maturity occurring on a date that precedes the stated final maturity of such Original Indebtedness; (c) such Refinancing Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default or a change in control, fundamental change, or upon conversion or exchange in the case of convertible or exchangeable Indebtedness or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of such Original Indebtedness) prior to (i) if such Refinancing Indebtedness is secured on a pari passu basis with the Revolving Loans, the maturity of such Original Indebtedness or (ii) otherwise, the date that is ninety one (91) days after the Maturity Date; (d) the Weighted Average Life to Maturity of such Refinancing Indebtedness shall be longer than the Weighted Average Life to Maturity of such Original Indebtedness remaining as of the date of such extension, renewal or refinancing; (e) such Refinancing Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of any Subsidiary, in each case that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become pursuant to the terms of the Original Indebtedness) an obligor in respect of such Original Indebtedness, and shall not constitute an obligation of any Borrower if such Borrower shall not have been an obligor in respect of such Original Indebtedness, and, in each case, shall constitute an obligation of such Subsidiary or of such Borrower only to the extent of their obligations in respect of such Original Indebtedness; (f) if such Original Indebtedness shall have been subordinated to the Obligations, such Refinancing Indebtedness shall also be subordinated to the Obligations on terms not less favorable in any material respect to the Lenders; (g) if secured by the Collateral on a junior lien basis or if unsecured, such Refinancing Indebtedness does not provide for any amortization, mandatory prepayment, redemption or repurchase (other than upon a change of control, fundamental change, customary asset sale or event of loss mandatory offers to purchase and customary acceleration rights after an event of default and, for the avoidance of doubt, rights to convert or exchange in the case of convertible or exchangeable Indebtedness) prior to the latest maturity date of the Indebtedness being refinanced, (h) such Refinancing Indebtedness does not contain covenants, events of default and other terms customary for similar Indebtedness in light of then-prevailing market conditions that, when taken as a whole (other than interest rates, rate floors, fees and optional prepayment or redemption terms), are more favorable (as reasonably determined by the Borrower Representative in good faith) to the lenders, holders or investors, as the case may be, providing such Refinancing Indebtedness than those applicable to the relevant Original Indebtedness (provided that a certificate of a Financial Officer delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Refinancing Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Refinancing Indebtedness or drafts of the material definitive documentation relating thereto, stating that the Borrower Representative has determined in good faith that such terms and conditions satisfy the requirement of this clause (h) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower Representative within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees)), and (i) such Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof) or, in the event Liens securing such Original Indebtedness shall have been contractually subordinated to any Lien securing the Obligations, by any Lien that shall not have been contractually subordinated to at least the same extent (and, if such Original Indebtedness is subject to an 41

Intercreditor Agreement, such Refinancing Indebtedness shall, if secured, be subject to an Intercreditor Agreement). “Register ” has the meaning set forth in Section 9.04 . “Regulation D ” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof. “Regulation T ” means Regulation T of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof. “Regulation U ” means Regulation U of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof. “Regulation X ” means Regulation X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof. “Related Parties ” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and such Person’s Affiliates. “Release ” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing or dumping of any substance into the environment. “Report ” means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the assets of the Borrowers from information furnished by or on behalf of the Borrowers, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent. “Repurchase Agreements ” means, collectively, repurchase agreements, by and among one or more Loan Parties and a financial institution that provides financing to a dealer who purchases vehicles from one or more Loan Parties, which repurchase agreements (i) provide that, in the event of default by a dealer in its obligation to such financial institution, such Loan Party or Loan Parties will repurchase vehicles sold to the dealer that have not been purchased by customers and (ii) are entered into by the applicable Loan Parties in the ordinary course of business consistent with past practices (or are otherwise customarily entered into in the ordinary course of business generally by manufacturers of recreational vehicles). “Required Lenders ” means, subject to Section 2.20 , at any time, Lenders having Revolving Exposures and unused Commitments representing at least 66 2/3% of the sum of the total Revolving Exposures and unused Commitments at such time; provided that, at any time that there are two (2) or more Lenders, “Required Lenders ” must include at least two (2) Lenders (that are not Affiliates of one another). “Requirement of Law ” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or operating, management or partnership agreement, or other organizational or governing documents of such Person and (b) any statute, law (including common law), treaty, rule, regulation, code, ordinance, order, decree, writ, judgment, injunction or determination of any arbitrator or court or other Governmental Authority (including Environmental Laws), in each case 42 applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject “Reserves ” means any and all reserves which the Administrative Agent deems necessary, in its Permitted Discretion, to maintain (including, without limitation, reserves for accrued and unpaid interest on the Secured Obligations, Banking Services Reserves, Specified Reserves, Specified Reporting Reserves, reserves for rent at locations leased by any Loan Party and for consignee’s, warehousemen’s and bailee’s charges, reserves for dilution of Accounts, reserves for Inventory shrinkage, reserves for customs charges and shipping charges related to any Inventory in transit, reserves for Swap Agreement Obligations, reserves for contingent liabilities of any Loan Party, reserves for uninsured losses of any Loan Party, reserves for uninsured, underinsured, un-indemnified or under-indemnified liabilities or potential liabilities with respect to any litigation and reserves for taxes, fees, assessments, and other governmental charges) with respect to the Collateral or any Loan Party; provided that, notwithstanding the foregoing, (i) the Administrative Agent may not implement any new reserves or increase the amount of any existing Reserves without at least three (3) Business Days’ prior notice to the Borrower Representative and (ii) Reserves shall not be in duplication of eligibility criteria. “Responsible Officer ” means the chief executive officer, president, a Financial Officer or a member of the senior management team of the Company or any other Person designated by any such Person in writing to the Administrative Agent and reasonably acceptable to the Administrative Agent. “Restricted Payment ” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company or any option, warrant or other right to acquire any such Equity Interests in the Company. “REVLIBOR30 Rate ” means the London interbank offered rate administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars) for a one (1) month period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as shall be selected by the Administrative Agent in its reasonable discretion; in each case, the “REVLIBOR30 Screen Rate ”) at approximately 11:00 a.m., London time, two (2) Business Days prior to the first (1st) Business Day of each month, adjusted monthly on the first (1st) Business Day of each month; provided that, (x) if the REVLIBOR30 Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement and (y) if the REVLIBOR30 Screen Rate shall not be available at such time for such a period, then the REVLIBOR30 Rate shall be equal to the Alternate Base Rate. “Revolving Exposure ” means, with respect to any Lender at any time, the sum of (a) the outstanding principal amount of such Lender’s Revolving Loans, its LC Exposure and its Swingline Exposure at such time plus (b) an amount equal to its Applicable Percentage of the aggregate principal amount of Protective Advances outstanding at such time plus (c) an amount equal to its Applicable Percentage of the aggregate principal amount of Overadvances outstanding at such time. “Revolving Exposure Limitations ” has the meaning set forth in Section 2.01 . “Revolving Loan ” means a Loan made pursuant to Section 2.01(a) . 43

“Sale and Leaseback Transaction ” means any sale or other transfer of any property or asset by any Person with the intent to lease such property or asset as lessee. “S&P ” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business. “Sanctioned Country ” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria). “Sanctioned Person ” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) or (d) any Person otherwise the subject of any Sanctions. “Sanctions ” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority. “SEC ” means the United States Securities and Exchange Commission. “Secured Obligations ” means all Obligations, together with all (i) Banking Services Obligations and (ii) Swap Agreement Obligations owing to one or more Lenders or their respective Affiliates; provided , however , that the definition of “Secured Obligations ” shall not create any guarantee by any Loan Guarantor of (or grant of security interest by any Loan Guarantor to support, as applicable) any Excluded Swap Obligations of such Loan Guarantor for purposes of determining any obligations of any Loan Guarantor. “Secured Parties ” means (a) the Administrative Agent, (b) the Lenders, (c) the Issuing Bank, (d) each provider of Banking Services, to the extent the Banking Services Obligations in respect thereof constitute Secured Obligations, (e) each counterparty to any Swap Agreement, to the extent the obligations thereunder constitute Secured Obligations, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, and (g) the successors and assigns of each of the foregoing. “Securities Act ” means the United States Securities Act of 1933, as amended from time to time. “Security Agreement ” means the Amended and Restated Pledge and Security Agreement (including any and all supplements thereto), dated as of the date hereof, between the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, as the same may be amended, restated or otherwise modified from time to time. “Settlement ” has the meaning assigned to such term in Section 2.05(d) . “Settlement Date ” has the meaning assigned to such term in Section 2.05(d) . “Specified Reporting Reserve ” means a Reserve established by the Administrative Agent during each fiscal quarter (the “current fiscal quarter”) of the Company (other than during a Monthly Reporting Period or Weekly Reporting Period) in an amount equal to $10,000,000 on the 45th day following the end 44 of the immediately preceding fiscal quarter (the “prior fiscal quarter”), which amount shall be increased to $20,000,000 on the 75th day following the end of the prior fiscal quarter and subsequently decreased to $0 upon the Administrative Agent’s receipt of an Aggregate Borrowing Base Certificate and a Borrowing Base Certificate for each Borrower for the current fiscal quarter. “Specified Reserves ” means, with respect to any Borrower, Reserves established by the Administrative Agent in its Permitted Discretion from time to time for (a) repurchase obligations of such Borrower, (b) warranty obligations of such Borrower, (c) accrued sales rebates provided by such Borrower and (d) free on board (FOB) destination delivery terms provided by such Borrower. “Specified Swap Obligation ” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder. “Standby LC Exposure ” means, at any time, the sum of (a) the aggregate undrawn amount of all standby Letters of Credit outstanding at such time plus (b) the aggregate amount of all LC Disbursements relating to standby Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time. The Standby LC Exposure of any Lender at any time shall be its Applicable Percentage of the aggregate Standby LC Exposure at such time. “Statements ” has the meaning assigned to such term in Section 2.18(g) . “Statutory Reserve Rate ” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities ” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D of the Board. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D of the Board or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. “Subordinated Indebtedness ” means any Indebtedness of the Company or any Subsidiary the payment of which is subordinated to payment of the obligations under the Loan Documents. “Subordinated Indebtedness Documents ” means any document, agreement or instrument evidencing any Subordinated Indebtedness or entered into in connection with any Subordinated Indebtedness. “subsidiary ” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. 45

“Subsidiary ” means any subsidiary of the Company. “Supported QFC ” has the meaning assigned to it in Section 9.23 . “Swap Agreement ” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrowers or the Subsidiaries shall be a Swap Agreement. “Swap Agreement Obligations ” means any and all obligations of the Loan Parties and their Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted hereunder with a Lender or an Affiliate of a Lender, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Swap Agreement transaction permitted hereunder with a Lender or an Affiliate of a Lender. “Swap Obligation ” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder. “Swingline Exposure ” means, at any time, the sum of the aggregate principal amount of all outstanding Swingline Loans. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the aggregate Swingline Exposure. “Swingline Lender ” means JPMCB, in its capacity as lender of Swingline Loans hereunder. Any consent required of the Administrative Agent or the Issuing Bank shall be deemed to be required of the Swingline Lender and any consent given by JPMCB in its capacity as Administrative Agent or Issuing Bank shall be deemed given by JPMCB in its capacity as Swingline Lender. “Swingline Loan ” has the meaning assigned to such term in Section 2.05(a) . “Syndication Agent ” means BMO Harris Bank N.A. “Target Balance ” has the meaning assigned to such term in the DDA Access Product Agreement. “Taxes ” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term Loan Agent ” means JPMCB, in its capacity as administrative agent under the Term Loan Agreement (or any successor agent thereunder or under any replacement thereof). “Term Loans ” has the meaning assigned to it in the Term Loan Agreement (as in effect on the Effective Date). “Term Loan Agreement ” means that certain Loan Agreement, dated as of November 8, 2016, among Octavius Corporation, as borrower, the other Loan Parties from time to time party thereto, the Term Loan Agent and the lenders from time to time party thereto, as the same may be amended, restated, 46 supplemented or otherwise modified from time to time and as replaced or refinanced in whole or in part (whether with the same group of lenders or a different group of lenders) in accordance with the terms hereof and of the ABL/Term Loan Intercreditor Agreement. “Term Loan Documents ” means, collectively, the Term Loan Agreement and all other agreements, instruments, documents and certificates executed and/or delivered in connection therewith, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and of the ABL/Term Loan Intercreditor Agreement. “Term Loan Facility ” means the term loan facility incurred pursuant to the terms of the Term Loan Agreement. “Term Loan Obligations ” means the Indebtedness and other obligations of the Company and its Subsidiaries under the Term Loan Documents. “Test Period ” means, for any date of determination under this Agreement, a single period consisting of the most recent four consecutive fiscal quarters of the Company for which financial statements have been required to be delivered pursuant to Section 5.01(a) or Section 5.01(b) , as applicable (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b) , the most recent financial statements referred to in Section 3.04(a)) . “Total Commitment Utilization ” means, at any time, a percentage equal to a fraction the numerator of which is the Aggregate Revolving Exposure at such time and the denominator of which is the Aggregate Commitment at such time. “Total Net Leverage Ratio ” means, as of any date of determination, the ratio of (a) an amount equal to (i) Consolidated Total Indebtedness as of the last day of the most recently ended Test Period minus (ii) the aggregate amount of unrestricted and unencumbered cash and Permitted Investments included in the consolidated balance sheet of the Company and its Subsidiaries as of such date of determination to (b) Consolidated EBITDA for such Test Period, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP. “Transaction Costs ” means any fees or expenses incurred or paid by the Company or any Subsidiary in connection with the Transactions, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby. “Transactions ” means, collectively, (a) the execution, delivery and performance by the Loan Parties of this Agreement, the borrowing of Loans, the use of the proceeds thereof and the granting of Liens by the Loan Parties under the Loan Documents, (b) the consummation of any other transactions in connection with the foregoing and (c) the payment of the fees and expenses incurred in connection with any of the foregoing. “Type ”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate. “UCC ” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests. “U16 Inventory ” mean work-in-process Inventory of a Borrower constituting near-complete finished units that are categorized as “U16 ” (or such other designation assigned to such near-complete 47 finished units with notice to the Administrative Agent after completion of the Company’s ERP implementation) in accordance with the Company’s accounting practices in the ordinary course of business consistent with past practice prior to the Effective Date or otherwise acceptable to the Administrative Agent in its Permitted Discretion. “Unliquidated Obligations ” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations. “U.S. Person ” means a “United States person ” within the meaning of Section 7701(a)(30) of the Code. “U.S. Special Resolution Regime ” has the meaning assigned to it in Section 9.23 . “U.S. Tax Compliance Certificate ” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3) . “USA PATRIOT Act ” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001. “Warrant Transaction ” has the meaning assigned to such term in the definition of “Permitted Call Spread Swap Agreement ”. “Weekly Reporting Period ” means any period of time (a) when an Event of Default has occurred and is continuing or (b) commencing on any day that the Aggregate Availability is less than the greater of $16,500,000 and 10% of the Aggregate Commitment and continuing until such subsequent date, if any, as when the Aggregate Availability has exceeded the greater of $16,500,000 and 10% of the Aggregate Commitment for thirty (30) consecutive days. “Weighted Average Life to Maturity ” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness. “Winnebago of Indiana ” means Winnebago of Indiana, LLC, an Iowa limited liability company. “Winnebago of Indiana Revolving Exposures ” means, with respect to any Lender at any time, and without duplication, the sum of (a) the outstanding principal amount of the Revolving Loans made by such Lender to Winnebago of Indiana at such time plus (b) such Lender’s LC Exposure with respect to Letters of Credit issued for the account of Winnebago of Indiana at such time plus (c) such Lender’s Swingline Exposure with respect to Swingline Loans made to Winnebago of Indiana at such time plus (d) an amount equal to its Applicable Percentage of the aggregate principal amount of outstanding Protective Advances made to Winnebago of Indiana at such time plus (e) an amount equal to its Applicable Percentage of the aggregate principal amount of outstanding Protective Advances Overadvances made to Winnebago of Indiana at such time. 48

“Winnebago of Indiana Utilization ” means, at any time, the excess, if any, of (a) the aggregate Winnebago of Indiana Revolving Exposures of all Lenders over (b) the Borrowing Base of Winnebago of Indiana. “Withdrawal Liability ” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA. “Withholding Agent ” means any Loan Party or the Administrative Agent. “Write-Down and Conversion Powers ” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule. SECTION 1.02. Classification of Loans and Borrowings . For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan ”) or by Type (e.g., a “Eurodollar Loan ”) or by Class and Type (e.g., a “Eurodollar Revolving Loan ”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing ”) or by Type (e.g., a “Eurodollar Borrowing ”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing ”). SECTION 1.03. Terms Generally . The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (f) any reference in any definition to the phrase “at any time” or “for any period” shall refer to the same time or period for all calculations or determinations within such definition and (g) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. SECTION 1.04. Accounting Terms; GAAP; Pro Forma Calculations . (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the 49

Borrower Representative notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, (i) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (x) without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein and (y) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Financial Accounting Standards Board Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (ii) notwithstanding the Company’s adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (“FAS 842 ”) any lease (or similar arrangement conveying the right to use) that was not required to be treated as a capital lease under GAAP as in effect on December 31, 2015 shall not be considered a capital lease, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance with the foregoing. For the avoidance of doubt, and without limitation of the foregoing, Permitted Convertible Notes shall at all times be valued at the full stated principal amount thereof and shall not include any reduction or appreciation in value of the shares deliverable upon conversion thereof. (b) All pro forma computations required to be made hereunder giving effect to any acquisition or disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction shall in each case be calculated after giving pro forma effect thereto (and, in the case of any pro forma computation made hereunder, to determine whether such acquisition, disposition, issuance, incurrence or assumption of Indebtedness or other transaction is permitted to be consummated hereunder) immediately after giving effect to such acquisition, disposition, issuance, incurrence or assumption of Indebtedness or other transaction consummated since the first day of the period for which such pro forma computation is being made and on or prior to the date of such computation, as if such transaction had occurred on the first day of the most recent Test Period, and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of (but without giving effect to any synergies or cost savings, except as set forth in the definition of “Consolidated EBITDA ”) and any related incurrence or reduction of Indebtedness, all in accordance with Article 11 of Regulation S-X under the Securities Act. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period for which such pro forma computation is being made (taking into account any Swap Agreement applicable to such Indebtedness). SECTION 1.05. Status of Obligations . In the event that the Company or any other Loan Party shall at any time issue or have outstanding any Subordinated Indebtedness, the Company shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Secured Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Administrative Agent and the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Secured Obligations are 50 hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. SECTION 1.06. Interest Rates; LIBOR Notifications . The interest rate on Eurodollar Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA ”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate is no longer available or in certain other circumstances as set forth in Section 2.14(c) of this Agreement, such Section 2.14(c) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify the Borrower Representative, pursuant to Section 2.14 , in advance of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 2.14(c) , will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability. SECTION 1.07. Amendment and Restatement of the Existing Credit Agreement . The parties to this Agreement agree that, on the Effective Date, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation. All loans made and obligations incurred under the Existing Credit Agreement which are outstanding on the Effective Date shall continue as Loans and Secured Obligations under (and shall be governed by the terms of) this Agreement and the other Loan Documents. Without limiting the foregoing, upon the effectiveness hereof: (a) all references in the “Loan Documents” (as defined in the Existing Credit Agreement) to the “Administrative Agent,” the “Credit Agreement” and the “Loan Documents” shall be deemed to refer to the Administrative Agent, this Agreement and the Loan Documents, (b) Letters of Credit which remain outstanding on the Effective Date shall continue as Letters of Credit under (and shall be governed by the terms of) this Agreement, (c) all obligations constituting “Obligations” with any Lender or any Affiliate of any Lender which are outstanding on the Effective Date shall continue as Obligations under this Agreement and the other Loan Documents, (d) the liens and security interests in favor of the Administrative Agent for the benefit of the Secured Parties securing payment of the Secured Obligations (and all filings with any Governmental Authority in connection therewith) are in all respects continuing and in full force and effect with respect to all Secured Obligations, (e) the Administrative Agent shall, in consultation with the Borrowers, make such reallocations, sales, assignments or other relevant actions in respect of each Lender’s credit and loan exposure under the Existing Credit Agreement 51 as are necessary in the judgment of the Administrative Agent in order that each such Lender’s outstanding Revolving Loans hereunder reflect such Lender’s ratable share of the outstanding Revolving Loans on the Effective Date and (f) each of the Loan Parties reaffirms the terms and conditions of the “Loan Documents” (as referred to and defined in the Existing Credit Agreement) executed by it, as modified and/or restated by the “Loan Documents” (as referred to and defined herein), and acknowledges and agrees that each “Loan Document” (as referred to and defined in the Existing Credit Agreement) executed by it, as modified and/or restated by the “Loan Documents” (as referred to and defined herein), remains in full force and effect and is hereby ratified, reaffirmed and confirmed. ARTICLE II The Credits SECTION 2.01. Commitments . Subject to the terms and conditions set forth herein, each Lender (severally and not jointly) agrees to make Revolving Loans to the Borrowers in Dollars from time to time during the Availability Period if, after giving effect thereto: (i) such Lender’s Revolving Exposure would not exceed such Lender’s Commitment; (ii) the aggregate Company Revolving Exposures would not exceed an amount equal to (x) the Aggregate Borrowing Base minus (y) the sum of the Winnebago of Indiana Revolving Exposures of all Lenders plus the Grand Design Revolving Exposures of all Lenders plus the Newmar Revolving Exposures of all Lenders ; (iii) the aggregate Winnebago of Indiana Revolving Exposures would not exceed an amount equal to (x) the sum of Winnebago of Indiana’s Borrowing Base plus the Company’s Borrowing Base minus (y) the sum of (A) the excess, if any, of the aggregate Company Revolving Exposures of all Lenders over an amount equal to the sum of (x) the Excess Grand Design Borrowing Base and (y) the Excess Newmar Borrowing Base plus (B) an amount equal to the sum of (x) the Grand Design Utilization ; and (y) the Newmar Utilization; (iv) the aggregate Grand Design Revolving Exposures would not exceed an amount equal to (x) the sum of Grand Design’s Borrowing Base plus the Company’s Borrowing Base minus (y) the sum of (A) the excess, if any, of the aggregate Company Revolving Exposures of all Lenders over the amount equal to the sum of (x) Excess Winnebago of Indiana Borrowing Base plus ( y) the Excess Newmar Borrowing Base plus ( B) the amount equal to the sum of (x ) the Winnebago of Indiana Utilization plus (y) the Newmar Utilization ; and (v) the aggregate Newmar Revolving Exposures would not exceed an amount equal to (x) the sum of Newmar’s Borrowing Base plus the Company’s Borrowing Base minus (y) the sum of (A) the excess, if any, of the aggregate Company Revolving Exposures of all Lenders over the amount equal to the sum of (x) Excess Winnebago of Indiana Borrowing Base plus (y) the Excess Grand Design Borrowing Base plus (B) the amount equal to the sum of (x) the Winnebago of Indiana Utilization plus (y) the Grand Design Utilization; and subject, in each case, to the Administrative Agent’s authority, in its sole discretion, to make Protective Advances and Overadvances pursuant to the terms of Sections 2.04 and 2.05 . Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow 52

Revolving Loans. The limitations on Borrowings referred to in clauses (i) through (iv) above are referred to collectively as the “Revolving Exposure Limitations ”. SECTION 2.02. Loans and Borrowings . (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the applicable Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Protective Advance, any Overadvance and any Swingline Loan shall be made in accordance with the procedures set forth in Sections 2.04 and 2.05 . (b) Subject to Section 2.14 , each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower Representative may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14 , 2.15 , 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Loan in accordance with the terms of this Agreement. (c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000. ABR Borrowings may be in any amount. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of six (6) Eurodollar Borrowings outstanding. (d) Notwithstanding any other provision of this Agreement, the Borrower Representative shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date. SECTION 2.03. Requests for Borrowings . To request a Revolving Borrowing, the Borrower Representative shall notify the Administrative Agent of such request either in writing (delivered by hand or facsimile) in the form attached hereto as Exhibit G-1 or such other form approved by the Administrative Agent and signed by a Responsible Officer of the Borrower Representative or by telephone or through Electronic System, if arrangements for doing so have been approved by the Administrative Agent (or if an Extenuating Circumstance shall exist, by telephone), not later than (a) in the case of a Eurodollar Borrowing, 10:00 a.m., Chicago time, three (3) Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, 10:00 a.m., Chicago time, on the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 9:00 a.m., Chicago time, on the date of such proposed Borrowing. Each such Borrowing Request shall be irrevocable and each such telephonic Borrowing Request, if permitted, shall be confirmed immediately upon the cessation of the Extenuating Circumstance by hand delivery, facsimile or a communication through Electronic System to the Administrative Agent of a written Borrowing Request in the form attached hereto as Exhibit G-1 or such other form approved by the Administrative Agent and signed by a Responsible Officer of the Borrower Representative. Each such written (or if permitted, telephonic) Borrowing Request shall specify the following information in compliance with Section 2.02 : (a) the name of the applicable Borrower; 53

(b) the aggregate amount of the requested Borrowing and a breakdown of the separate wires comprising such Borrowing; (c) the date of such Borrowing, which shall be a Business Day; (d) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and (e) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing. SECTION 2.04. Protective Advances . (a) Subject to the limitations set forth below, the Administrative Agent is authorized by the Borrowers and the Lenders, from time to time in the Administrative Agent’s sole discretion (but shall have absolutely no obligation to), to make Loans to the Borrowers, on behalf of all Lenders, which the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by the Borrowers pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03 ) and other sums payable under the Loan Documents (any of such Loans are herein referred to as “Protective Advances ”); provided that, the aggregate amount of Protective Advances outstanding at any time, when aggregated with the amount of Overadvances outstanding at such time, shall not at any time exceed 10% of the Aggregate Commitment; provided further that, the Aggregate Revolving Exposure after giving effect to the Protective Advances being made shall not exceed the Aggregate Commitment. Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied. The Protective Advances shall be secured by the Liens in favor of the Administrative Agent in and to the Collateral and shall constitute Obligations hereunder. All Protective Advances shall be ABR Borrowings. The making of a Protective Advance on any one occasion shall not obligate the Administrative Agent to make any Protective Advance on any other occasion. The Administrative Agent’s authorization to make Protective Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof. At any time that there is sufficient Aggregate Availability and the conditions precedent set forth in Section 4.02 have been satisfied, the Administrative Agent may request the Lenders to make a Revolving Loan to repay a Protective Advance. At any other time the Administrative Agent may require the Lenders to fund their risk participations described in Section 2.04(b) . (b) Upon the making of a Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default), each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent, without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its Applicable Percentage. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest 54 and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance. SECTION 2.05. Swingline Loans and Overadvances . (a) The Administrative Agent, the Swingline Lender and the Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents, promptly after the Borrower Representative requests an ABR Borrowing, the Swingline Lender may elect to have the terms of this Section 2.05(a) apply to such Borrowing Request by advancing, on behalf of the Lenders and in the amount requested, same day funds to the Borrowers, on the date of the applicable Borrowing to the Funding Account(s) (each such Loan made solely by the Swingline Lender pursuant to this Section 2.05(a) is referred to in this Agreement as a “Swingline Loan ”), with settlement among them as to the Swingline Loans to take place on a periodic basis as set forth in Section 2.05(d) . Each Swingline Loan shall be subject to all the terms and conditions applicable to other ABR Loans funded by the Lenders, except that all payments thereon shall be payable to the Swingline Lender solely for its own account. In addition, the Borrower Representative hereby authorizes the Swingline Lender to, and the Swingline Lender may, subject to the terms and conditions set forth herein (but without any further written notice required), to the extent that from time to time on any Business Day funds are required under the DDA Access Product to reach the Target Balance (a “Deficiency Funding Date ”), make available to the Borrowers the proceeds of a Swingline Loan in the amount of such deficiency up to the Target Balance, by means of a credit to the Funding Account on or before the start of business on the next succeeding Business Day, and such Swingline Loan shall be deemed made on such Deficiency Funding Date. The aggregate amount of Swingline Loans outstanding at any time shall not exceed an amount equal to 10% of the Aggregate Commitment. The Swingline Lender shall not make any Swingline Loan if the requested Swingline Loan results in the Borrowers failing to be in compliance with the Revolving Exposure Limitations (before or after giving effect to such Swingline Loan). All Swingline Loans shall be ABR Borrowings. (b) Any provision of this Agreement to the contrary notwithstanding, at the request of the Borrower Representative, the Administrative Agent may in its sole discretion (but with absolutely no obligation), make Revolving Loans to the Borrowers, on behalf of the Lenders, in amounts that exceed Aggregate Availability or any Borrower’s Availability (any such excess Revolving Loans are herein referred to collectively as “Overadvances ”); provided that, no Overadvance shall result in a Default due to Borrowers’ failure to comply with Section 2.01 for so long as such Overadvance remains outstanding in accordance with the terms of this paragraph, but solely with respect to the amount of such Overadvance. In addition, Overadvances may be made even if the condition precedent set forth in Section 4.02(c) has not been satisfied. All Overadvances shall constitute ABR Borrowings. The making of an Overadvance on any one occasion shall not obligate the Administrative Agent to make any Overadvance on any other occasion. The authority of the Administrative Agent to make Overadvances is limited to an aggregate amount not to exceed, when aggregated with the aggregate amount of Protective Advances outstanding at such time, 10% of the Aggregate Commitment at any time, no Overadvance may remain outstanding for more than thirty (30) days and no Overadvance shall cause any Lender’s Revolving Exposure to exceed its Commitment; provided that, the Required Lenders may at any time revoke the Administrative Agent’s authorization to make Overadvances. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof. (c) Upon the making of a Swingline Loan or an Overadvance (whether before or after the occurrence of a Default and regardless of whether a Settlement has been requested with respect to such Swingline Loan or Overadvance), each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Swingline Lender or the Administrative Agent, as the case may be, without recourse or warranty, an undivided interest and 55 participation in such Swingline Loan or Overadvance in proportion to its Applicable Percentage of the Commitment. The Swingline Lender or the Administrative Agent may, at any time, require the Lenders to fund their participations. From and after the date, if any, on which any Lender is required to fund its participation in any Swingline Loan or Overadvance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Swingline Loan or Overadvance. (d) The Administrative Agent, on behalf of the Swingline Lender, shall request settlement (a “Settlement ”) with the Lenders on at least a weekly basis and on any date that the Administrative Agent elects, by notifying the Lenders of such requested Settlement by facsimile, telephone, or e-mail no later than 12:00 noon, Chicago time, on the date of such requested Settlement (the “Settlement Date ”). Each Lender (other than the Swingline Lender, in the case of the Swingline Loans) shall transfer the amount of such Lender’s Applicable Percentage of the outstanding principal amount of the applicable Loan with respect to which Settlement is requested to the Administrative Agent, to such account of the Administrative Agent as the Administrative Agent may designate, not later than 2:00 p.m., Chicago time, on such Settlement Date. Settlements may occur during the existence of a Default and whether or not the applicable conditions precedent set forth in Section 4.02 have then been satisfied. Such amounts transferred to the Administrative Agent shall be applied against the amounts of the Swingline Lender’s Swingline Loans and, together with Swingline Lender’s Applicable Percentage of such Swingline Loan, shall constitute Revolving Loans of such Lenders, respectively. If any such amount is not transferred to the Administrative Agent by any Lender on such Settlement Date, the Swingline Lender shall be entitled to recover from such Lender on demand such amount, together with interest thereon, as specified in Section 2.07 . SECTION 2.06. Letters of Credit . (a) General . Subject to the terms and conditions set forth herein, the Borrower Representative may request the issuance of Letters of Credit for its own account or for the account of another Borrower denominated in Dollars as the applicant thereof for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to the Administrative Agent and the relevant Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrowers to, or entered into by the Borrowers with, the relevant Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding anything herein to the contrary, the Issuing Bank shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit (i) the proceeds of which would be made available to any Person (A) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (B) in any manner that would result in a violation of any Sanctions by any party to this Agreement, (ii) if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Requirement of Law relating to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the Issuing Bank in good faith deems material to it, or (iii) if the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street 56

Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed not to be in effect on the Effective Date for purposes of clause (ii) above, regardless of the date enacted, adopted, issued or implemented. (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions . To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower Representative shall hand deliver or telecopy (or transmit through Electronic Systems, if arrangements for doing so have been approved by the relevant Issuing Bank) to an Issuing Bank and the Administrative Agent (reasonably in advance of, but in any event no less than three (3) Business Days prior to, the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. In addition, as a condition to any such Letter of Credit issuance, the applicable Borrower shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application in each case, as required by the Issuing Bank and using such Issuing Bank’s standard form (each, a “Letter of Credit Agreement ”). If requested by such Issuing Bank, the applicable Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure shall not exceed $19,250,000 and (ii) the Borrowers shall be in compliance with the Revolving Exposure Limitations. Notwithstanding the foregoing or anything to the contrary contained herein, no Issuing Bank shall be obligated to issue or modify any Letter of Credit if, immediately after giving effect thereto, the outstanding LC Exposure in respect of all Letters of Credit issued by such Person and its Affiliates would exceed such Issuing Bank’s Issuing Bank Sublimit. Without limiting the foregoing and without affecting the limitations contained herein, it is understood and agreed that the Borrower Representative may from time to time request that an Issuing Bank issue Letters of Credit in excess of its individual Issuing Bank Sublimit in effect at the time of such request, and each Issuing Bank agrees to consider any such request in good faith. Any Letter of Credit so issued by an Issuing Bank in excess of its individual Issuing Bank Sublimit then in effect shall nonetheless constitute a Letter of Credit for all purposes of the Credit Agreement, and shall not affect the Issuing Bank Sublimit of any other Issuing Bank, subject to the limitations on the aggregate LC Exposure set forth in clause (i) of this Section 2.06(b) . (c) Expiration Date . Each Letter of Credit shall expire (or be subject to termination or non-renewal by notice from the relevant Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, including, without limitation, any automatic renewal provision, one year after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the Maturity Date. (d) Participations . By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of any Issuing Bank or the Lenders, each Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from each 57

Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the relevant Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrowers on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrowers for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. (e) Reimbursement . If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrowers shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement (i) not later than 11:00 a.m., Chicago time, on the date that such LC Disbursement is made, if the Borrower Representative shall have received notice of such LC Disbursement prior to 9:00 a.m., Chicago time, on such date, or, (ii) if such notice has not been received by the Borrower Representative prior to such time on such date, then not later than 11:00 a.m., Chicago time, on (A) the Business Day that the Borrower Representative receives such notice, if such notice is received prior to 9:00 a.m., Chicago time, on the day of receipt, or (B) the Business Day immediately following the day that the Borrower Representative receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrowers fail to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrowers in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrowers, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such LC Disbursement. (f) Obligations Absolute . The Borrowers’ joint and several obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) any payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not 58 comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the relevant Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by any Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, each Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit. (g) Disbursement Procedures . Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly notify the Administrative Agent and the applicable Borrower by telephone (confirmed by fax or through Electronic Systems) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement. (h) Interim Interest . If any Issuing Bank shall make any LC Disbursement, then, unless the Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans and such interest shall be payable on the date when such reimbursement is due; provided that, if the Borrowers fail to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment. (i) Replacement and Resignation of an Issuing Bank . (A) Any Issuing Bank may be replaced at any time by written agreement among the Borrower Representative, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b) . From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters 59 of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank ” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit or extend or otherwise amend any existing Letters of Credit. (B) Subject to the appointment and acceptance of a successor Issuing Bank in accordance with the terms of this Agreement, any Issuing Bank may resign as an Issuing Bank at any time upon thirty (30) days’ prior written notice to the Administrative Agent, the Borrower Representative and the Lenders, in which case, such resigning Issuing Bank shall be replaced in accordance with Section 2.06(i)(A) above. (j) Cash Collateralization . If any Event of Default shall occur and be continuing, on the Business Day that the Borrower Representative receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 66 2/3% of the aggregate LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “LC Collateral Account ”), an amount in cash equal to 103% of the amount of the LC Exposure as of such date plus accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or (i) of Article VII . Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collateral Account and the Borrowers hereby grant the Administrative Agent a security interest in the LC Collateral Account and all money or other assets on deposit therein or credited thereto. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the LC Collateral Account. Moneys in the LC Collateral Account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 66 2/3% of the aggregate LC Exposure), be applied to satisfy other Secured Obligations. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three (3) Business Days after all such Events of Default have been cured or waived as confirmed in writing by the Administrative Agent. (k) Issuing Bank Reports to the Administrative Agent . Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancelations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the stated amount of the Letters of Credit issued, amended, 60 renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iv) on any Business Day on which any Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement, and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank. (l) LC Exposure Determination . For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination. (m) Letters of Credit Issued for Account of Subsidiaries . Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like, of or for such Letter of Credit, and without derogating from any rights of the Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Borrowers (i) shall reimburse, indemnify and compensate the Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of a Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. Each Borrower hereby acknowledges that the issuance of such Letters of Credit for its Subsidiaries inures to the benefit of the Borrowers, and that each Borrower’s business derives substantial benefits from the businesses of such Subsidiaries. SECTION 2.07. Funding of Borrowings . (a) Each Lender shall make each Loan to be made by such Lender hereunder on the proposed date thereof solely by wire transfer of immediately available funds by 1:00 p.m., Chicago time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Applicable Percentage; provided that, Swingline Loans shall be made as provided in Section 2.05 . The Administrative Agent will make such Loans available to the Borrower Representative by promptly crediting the funds so received in the aforesaid account of the Administrative Agent to the Funding Account; provided that ABR Revolving Loans made to finance the reimbursement of (i) an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank and (ii) a Protective Advance or an Overadvance shall be retained by the Administrative Agent. (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank 61 compensation or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing, provided , that any interest received from a Borrower by the Administrative Agent during the period beginning when Administrative Agent funded the Borrowing until such Lender pays such amount shall be solely for the account of the Administrative Agent. SECTION 2.08. Interest Elections . (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower Representative may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower Representative may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, Overadvances, or Protective Advances, which may not be converted or continued. (b) To make an election pursuant to this Section, the Borrower Representative shall notify the Administrative Agent of such election either in writing (delivered by hand or fax) by delivering an Interest Election Request signed by a Responsible Officer of the Borrower Representative or through Electronic System if arrangements for doing so have been approved by the Administrative Agent (or if an Extenuating Circumstance shall exist, by telephone) by the time that a Borrowing Request would be required under Section 2.03 if the Borrowers were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable each such telephonic Interest Election Request, if permitted, shall be confirmed immediately upon the cessation of the Extenuating Circumstance by hand delivery, Electronic System or facsimile to the Administrative Agent of a written Interest Election Request in the form attached hereto as Exhibit G-2 (or such other form approved by the Administrative Agent) and signed by a Responsible Officer of the Borrower Representative. Notwithstanding any contrary provision herein, this Section shall not be construed to permit any Borrower to elect an Interest Period for Eurodollar Loans that does not comply with Section 2.02(d) . (c) Each written (or if permitted, telephonic) Interest Election Request (including requests submitted through Electronic System) shall specify the following information in compliance with Section 2.02 : (i) the name of the applicable Borrower and the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing); (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and 62

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”. If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing. (e) If the Borrower Representative fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower Representative, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto. SECTION 2.09. Termination and Reduction of Commitments; Increase in Commitments . (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date. (b) The Borrowers may at any time terminate the Commitments upon (i) the payment in full of all outstanding Loans, together with accrued and unpaid interest thereon and on any Letters of Credit, (ii) the cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Administrative Agent of a cash deposit (or at the discretion of the Administrative Agent a back-up standby letter of credit satisfactory to the Administrative Agent and Issuing Bank) equal to 103% of the LC Exposure as of such date), (iii) the payment in full of the accrued and unpaid fees, and (iv) the payment in full of all reimbursable expenses and other Obligations (other than Unliquidated Obligations), together with accrued and unpaid interest thereon. (c) The Borrowers may from time to time reduce the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $10,000,000 and not less than $10,000,000; (ii) the Borrowers shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10 , the Borrowers shall not be in compliance with the Revolving Exposure Limitations; and (iii) any such reduction shall be permanent. (d) The Borrower Representative shall notify the Administrative Agent of any election to terminate or reduce the Commitments under the foregoing paragraphs of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower Representative pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower Representative may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower Representative (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the 63

Commitments shall be made ratably among the Lenders in accordance with their respective Commitments. (e) The Borrowers shall have the right to increase the Commitments by obtaining additional Commitments, either from one or more of the Lenders or another lending institution provided that (i) any such request for an increase shall be in a minimum amount of $25,000,000 (or such lesser amount that represents all remaining availability hereunder), (ii) after giving effect thereto, the sum of the total of the additional Commitments does not exceed $100,000,000, (iii) the Administrative Agent and the Issuing Bank(s) have approved the identity of any such new Lender, such approvals not to be unreasonably withheld, (iv) any such new Lender assumes all of the rights and obligations of a “Lender ” hereunder, and (v) the procedure described in Section 2.09(f) have been satisfied. Nothing contained in this Section 2.09 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder at any time. (f) Any amendment hereto for such an increase or addition shall be in form and substance reasonably satisfactory to the Administrative Agent and shall only require the written signatures of the Administrative Agent, the Borrowers and each Lender being added or increasing its Commitment. As a condition precedent to such an increase or addition, the Borrowers shall deliver to the Administrative Agent (i) a certificate of each Loan Party signed by an authorized officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (B) in the case of the Borrowers, certifying that, before and after giving effect to such increase or addition, (1) the representations and warranties contained in Article III and the other Loan Documents are true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect is true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect are true and correct in all respects) as of such earlier date, (2) no Default exists and (3) the Borrowers are in compliance (on a pro forma basis) with the covenant contained in Section 6.12 (calculated assuming an FCCR Test Period is then in effect) and (ii) legal opinions and documents consistent with those delivered on the Effective Date, to the extent reasonably requested by the Administrative Agent. (g) On the effective date of any such increase or addition, (i) any Lender increasing (or, in the case of any newly added Lender, extending) its Commitment shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase or addition and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its revised Applicable Percentage of such outstanding Revolving Loans, and the Administrative Agent shall make such other adjustments among the Lenders with respect to the Revolving Loans then outstanding and amounts of principal, interest, commitment fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of the Administrative Agent, in order to effect such reallocation and (ii) the Borrowers shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase (or addition) in the Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower Representative, in accordance with the requirements of Section 2.03 ). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurodollar Loan, shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods. Within a reasonable time after the effective date of any increase or addition, the Administrative Agent shall, and is hereby authorized and 64 directed to, revise the Commitment Schedule to reflect such increase or addition and shall distribute such revised Commitment Schedule to each of the Lenders and the Borrower Representative, whereupon such revised Commitment Schedule shall replace the old Commitment Schedule and become part of this Agreement. SECTION 2.10. Repayment of Loans; Evidence of Debt . (a) The Borrowers hereby unconditionally promise to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date, (ii) to the Administrative Agent the then unpaid amount of each Protective Advance on the earlier of the Maturity Date and demand by the Administrative Agent and (iii) to the Administrative Agent the then unpaid principal amount of each Overadvance on the earlier of the Maturity Date and demand by the Administrative Agent. (b) At all times that full cash dominion is in effect pursuant to Section 7.3 of the Security Agreement, on each Business Day, the Administrative Agent shall apply all funds credited to the Collection Account on such Business Day or the immediately preceding Business Day (at the discretion of the Administrative Agent, whether or not immediately available) first to prepay any Protective Advances and Overadvances that may be outstanding, pro rata, and second to prepay the Revolving Loans (including Swingline Loans) and to cash collateralize outstanding LC Exposure. (c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. (d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. (e) The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement. (f) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04 ) be represented by one or more promissory notes in such form. SECTION 2.11. Prepayment of Loans . (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (c) of this Section and, if applicable, payment of any break funding expenses under Section 2.16 . 65

(b) Except for Protective Advances and Overadvances permitted under Sections 2.04 and 2.05 , if at any time the Borrowers are not in compliance with the Revolving Exposure Limitations, the Borrowers shall prepay the Revolving Loans, LC Exposure and/or Swingline Loans or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j) , as applicable, in an aggregate amount equal to such excess. (c) The Borrower Representative shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by facsimile) or through Electronic System, if arrangements for doing so have been approved by the Administrative Agent, of any prepayment hereunder not later than 10:00 a.m., Chicago time, (A) in the case of prepayment of a Eurodollar Borrowing, three (3) Business Days before the date of prepayment or (B) in the case of prepayment of an ABR Borrowing, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09 , then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09 . Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02 . Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13 and amounts due under Section 2.16 . SECTION 2.12. Fees . (a) The Borrowers agree to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at 0.25% per annum on the average daily amount of the Available Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Lender’s Commitment terminates. Accrued commitment fees shall be payable in arrears on the first Business Day of January, April, July and October of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any commitment fees accruing after the date on which the Commitments terminate shall be payable on demand. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, the Commitment of a Lender shall be deemed to be used to the extent of the outstanding Loans and LC Exposure of such Lender. (b) The Borrowers agree to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the applicable Issuing Bank, for its own account, a fronting fee, which shall accrue at the rate per annum separately agreed upon by the Company and such Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by such Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder. 66

Participation fees and fronting fees accrued through and including the last day of each calendar quarter shall be payable on the first Business Day of each January, April, July and October following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). (c) The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent. (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances. SECTION 2.13. Interest . (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the REVLIBOR30 Rate plus the Applicable Rate. (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate. (c) Each Protective Advance and each Overadvance shall bear interest at the Alternate Base Rate plus the Applicable Rate for Revolving Loans plus 2%. (d) Notwithstanding the foregoing, during the occurrence and continuance of an Event of Default, the Administrative Agent or the Required Lenders may, at their option, by written notice to the Borrower Representative (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 requiring the consent of “each Lender affected thereby” for reductions in interest rates), declare that (i) all Loans shall bear interest at 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount outstanding hereunder, such amount shall accrue at 2% plus the rate applicable to such fee or other obligation as provided hereunder; provided that no notice shall be required and the foregoing rates shall automatically take effect upon the occurrence of an Event of Default under clause (a) , (h) , (i) or (j) of Article VII . (e) Accrued interest on each Loan (for ABR Loans, accrued through the last day of the prior calendar month) shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. 67

(f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate, REVLIBOR30 Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. SECTION 2.14. Alternate Rate of Interest; Illegality . (a) If prior to the commencement of any Interest Period for a Eurodollar Borrowing: (i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including, without limitation, by means of an Interpolated Rate or because the LIBO Screen Rate is not available or published on a current basis) for such Interest Period; or (ii) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period; then the Administrative Agent shall give notice thereof to the Borrower Representative and the Lenders through Electronic System as provided in Section 9.01 as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and any such Eurodollar Borrowing shall be repaid or converted into an ABR Borrowing on the last day of the then current Interest Period applicable thereto, and (B) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing. (b) If any Lender determines that any Requirement of Law has made it unlawful, or if any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain, fund or continue any Eurodollar Borrowing, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower Representative through the Administrative Agent, any obligations of such Lender to make, maintain, fund or continue Eurodollar Loans or to convert ABR Borrowings to Eurodollar Borrowings will be suspended until such Lender notifies the Administrative Agent and the Borrower Representative that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers will upon demand from such Lender (with a copy to the Administrative Agent), either convert all Eurodollar Borrowings of such Lender to ABR Borrowings or prepay all such Eurodollar Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such conversion or prepayment, the Borrowers will also pay accrued interest on the amount so converted or prepaid. (c) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not 68 arisen but either (w) the supervisor for the administrator of the LIBO Screen Rate has made a public statement that the administrator of the LIBO Screen Rate is insolvent (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (x) the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (y) the supervisor for the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate may no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower Representative shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Rate). Notwithstanding anything to the contrary in Section 9.02 , such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (c) (but, in the case of the circumstances described in clause (ii)(w) , clause (ii)(x) or clause (ii)(y) of the first sentence of this Section 2.14(c) , only to the extent the LIBO Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and any such Eurodollar Borrowing shall be repaid or converted into an ABR Borrowing on the last day of the then current Interest Period applicable thereto, and (y) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. SECTION 2.15. Increased Costs . (a) If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or (iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; 69 and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting into or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, the Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender, the Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered as reasonably determined by the Administrative Agent, such Lender or such Issuing Bank (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and generally consistent with similarly situated customers of the Administrative Agent, such Lender or such Issuing Bank, as applicable, under agreements having provisions similar to this Section 2.15 , after consideration of such factors as the Administrative Agent, such Lender or such Issuing Bank, as applicable, then reasonably determines to be relevant). (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of, or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered as reasonably determined by the Administrative Agent or such Lender (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and generally consistent with similarly situated customers of the Administrative Agent or such Lender, as applicable, under agreements having provisions similar to this Section 2.15 , after consideration of such factors as the Administrative Agent or such Lender, as applicable, then reasonably determines to be relevant). (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided , further , that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. SECTION 2.16. Break Funding Payments . In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a 70 result of an Event of Default or as a result of any prepayment pursuant to Section 2.11 ), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(a) and is revoked in accordance therewith) or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower Representative pursuant to Section 2.19 or 9.02(e) , then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Eurodollar Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Eurodollar Loan (but not the Applicable Rate applicable thereto), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof. SECTION 2.17. Taxes . (a) Payments Free of Taxes . Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17 ) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. (b) Payment of Other Taxes by the Borrowers . The relevant Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes. (c) Evidence of Payments . As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17 , such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (d) Indemnification by the Loan Parties . The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such 71

Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the relevant Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. (e) Indemnification by the Lenders . Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e) . (f) Status of Lenders . (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements and to comply with any such information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A) , (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (ii) Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person: (iii) any Lender that is a U.S. Person shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed copies of IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. Federal backup withholding tax; (iv) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this 72

Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), whichever of the following is applicable; (A) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or any applicable successor form) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E (or any applicable successor form) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (B) in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, executed copies of IRS Form W-8ECI; (C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate ”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or any applicable successor form); or (D) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3 , IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable (including any applicable successor form); provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner; (v) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and (vi) if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to such Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by such Borrower or the Administrative Agent such documentation prescribed by 73 applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D) , “FATCA ” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower Representative and the Administrative Agent in writing of its legal inability to do so. (g) Treatment of Certain Refunds . If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17 ), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g) , in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. (h) Survival . Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document. (i) Defined Terms . For purposes of this Section 2.17 , the term “Lender ” includes each Issuing Bank and the term “applicable law” includes FATCA. SECTION 2.18. Payments Generally; Allocation of Proceeds; Pro Rata Treatment; Sharing of Set-offs . (a) The Borrowers shall make each payment required to be made by them hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15 , 2.16 or 2.17 , or otherwise) prior to 4:00 p.m., Chicago time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 10 South Dearborn Street, Floor L2, Chicago, Illinois, or to the account designated by Administrative Agent, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15 , 2.16 , 74

2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall accrue and be payable for the period of such extension. All payments hereunder shall be made in Dollars. (b) Any proceeds of Collateral received by the Administrative Agent (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrowers), (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11 ) or (C) amounts to be applied from the Collection Account when full cash dominion is in effect (which shall be applied in accordance with Section 2.10(b) ) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, such funds shall be applied, subject to the terms of the ABL/Term Loan Intercreditor Agreement, ratably first , to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent and the Issuing Bank from the Borrowers (other than in connection with Banking Services Obligations or Swap Agreement Obligations), second , to pay any fees, indemnities, or expense reimbursements then due to the Lenders from the Borrowers (other than in connection with Banking Services Obligations or Swap Agreement Obligations), third , to pay interest due in respect of the Overadvances and Protective Advances, fourth , to pay the principal of the Overadvances and Protective Advances, fifth , to pay interest then due and payable on the Loans (other than the Overadvances and Protective Advances) ratably, sixth , to prepay principal on the Loans (other than the Overadvances and Protective Advances) and unreimbursed LC Disbursements and to pay any amounts owing with respect to Swap Agreement Obligations up to and including the amount most recently provided to the Administrative Agent pursuant to Section 2.22 , for which Reserves have been established ratably, seventh , to pay an amount to the Administrative Agent equal to one hundred three percent (103%) of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unpaid LC Disbursements, to be held as cash collateral for such Obligations, eighth , to payment of any amounts owing with respect to Banking Services Obligations and Swap Agreement Obligations up to and including the amount most recently provided to the Administrative Agent pursuant to Section 2.22 , and to the extent not paid pursuant to clause sixth above, and ninth , to the payment of any other Secured Obligation due to the Administrative Agent or any Lender by the Borrowers. Notwithstanding the foregoing amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower Representative, or unless a Default is in existence, neither the Administrative Agent nor any Lender shall apply any payment which it receives to any Eurodollar Loan of a Class, except (a) on the expiration date of the Interest Period applicable thereto or (b) in the event, and only to the extent, that there are no outstanding ABR Loans of the same Class and, in any such event, the Borrowers shall pay the break funding payment required in accordance with Section 2.16 . The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations. (c) At the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees, costs and expenses pursuant to Section 9.03 ), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Borrower Representative pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of any Borrower maintained with the Administrative Agent (and the Administrative Agent will provide reasonably prompt notice of such deduction to the Borrower Representative, provided that failure to provide such notice shall not limit the ability of the Administrative Agent to make such deduction). The Borrowers hereby irrevocably authorize 75

(i) the Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (including Swingline Loans and Overadvances, but such a Borrowing may only constitute a Protective Advance if it is to reimburse costs, fees and expenses as described in Section 9.03 ) and that all such Borrowings shall be deemed to have been requested pursuant to Section 2.03 , 2.04 or 2.05 , as applicable, and (ii) the Administrative Agent to charge any deposit account of any Borrower maintained with the Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents. (d) If, except as otherwise expressly provided herein, any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation. (e) Unless the Administrative Agent shall have received notice from the Borrower Representative prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. (f) If any Lender shall fail to make any payment required to be made by it hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent, the Swingline Lender or the Issuing Bank to satisfy such Lender’s obligations to it under such Sections until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account over which the Administrative Agent shall have exclusive 76 control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section; in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion. (g) The Administrative Agent may from time to time provide the Borrowers with account statements or invoices with respect to any of the Secured Obligations (the “Statements ”). The Administrative Agent is under no duty or obligation to provide Statements, which, if provided, will be solely for the Borrowers’ convenience. Statements may contain estimates of the amounts owed during the relevant billing period, whether of principal, interest, fees or other Secured Obligations. If the Borrowers pay the full amount indicated on a Statement on or before the due date indicated on such Statement, the Borrowers shall not be in default of payment with respect to the billing period indicated on such Statement; provided , that acceptance by the Administrative Agent, on behalf of the Lenders, of any payment that is less than the total amount actually due at that time (including but not limited to any past due amounts) shall not constitute a waiver of the Administrative Agent’s or the Lenders’ right to receive payment in full at another time. SECTION 2.19. Mitigation Obligations; Replacement of Lenders . (a) If any Lender requests compensation under Section 2.15 , or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 , then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17 , as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. (b) If (i) any Lender requests compensation under Section 2.15 , (ii) any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or (iii) any Lender becomes a Defaulting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04 ), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 or 2.17 ) and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, each Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17 , such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply. Each party hereto agrees that (x) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower Representative, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by 77 reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (y) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto. SECTION 2.20. Defaulting Lenders . Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender: (a) fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.12(a) ; (b) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 2.18(b) or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first , to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second , to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or Swingline Lender hereunder; third , to cash collateralize the Issuing Bank’s LC Exposure with respect to such Defaulting Lender in accordance with this Section; fourth , as the Borrower Representative may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth , if so determined by the Administrative Agent and the Borrower Representative, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuing Bank’s future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth , to the payment of any amounts owing to the Lenders, the Issuing Bank or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Bank or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh , so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by any Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth , to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto; 78

(c) such Defaulting Lender shall not have the right to vote on any issue on which voting is required (other than to the extent expressly provided in Section 9.02(b) ) and the Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02 ) or under any other Loan Document; provided , that, except as otherwise provided in Section 9.02 , this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby; (d) if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then: (i) all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only (x) to the extent that the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrower Representative shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time) and (y) to the extent that such reallocation does not, as to any non-Defaulting Lender, cause such non-Defaulting Lender’s Revolving Exposure and to exceed its Commitment; (ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the relevant Issuing Banks only the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding; (iii) if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized; (iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and (v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the relevant Issuing Banks until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and (e) so long as such Lender is a Defaulting Lender, the Issuing Banks shall not be required to issue, amend, renew, extend or increase any Letter of Credit, unless it is satisfied that such Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.20(d) , and LC Exposure related to any newly issued or increased Letter of Credit shall be 79 allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(d)(i) (and such Defaulting Lender shall not participate therein). If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) any Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless such Issuing Bank shall have entered into arrangements with the Borrowers or such Lender, satisfactory to such Issuing Bank to defease any risk to it in respect of such Lender hereunder. In the event that the Administrative Agent, the Borrower Representative and each Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage, whereupon such Lender will cease to be a Defaulting Lender; provided that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Lender; provided , further , that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. SECTION 2.21. Returned Payments . If after receipt of any payment which is applied to the payment of all or any part of the Obligations (including a payment effected through exercise of a right of setoff), the Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion), then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender. The provisions of this Section 2.21 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.21 shall survive the termination of this Agreement. SECTION 2.22. Banking Services and Swap Agreements . Each Lender or Affiliate thereof providing Banking Services (excluding Lease Financing) for, or having Swap Agreements with, any Loan Party or any Subsidiary or Affiliate of a Loan Party shall deliver to the Administrative Agent, promptly after entering into such Banking Services or Swap Agreements, written notice setting forth the aggregate amount of all Banking Services Obligations and Swap Agreement Obligations of such Loan Party or Subsidiary or Affiliate thereof to such Lender or Affiliate (whether matured or unmatured, absolute or contingent). In addition, each such Lender or Affiliate thereof shall deliver to the Administrative Agent, from time to time after a significant change therein or upon a request therefor, a summary of the amounts due or to become due in respect of such Banking Services Obligations and Swap Agreement Obligations. The most recent information provided to the Administrative Agent shall be used in determining the amounts to be applied in respect of such Banking Services Obligations and/or Swap Agreement Obligations pursuant to Section 2.18(b) and which tier of the waterfall, contained in Section 2.18(b) , such Banking Services Obligations and/or Swap Agreement Obligations will be placed. 80

ARTICLE III Representations and Warranties Each Loan Party represents and warrants to the Lenders that: SECTION 3.01. Organization; Powers . Each Loan Party and its Material Subsidiaries is duly organized or formed, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing (to the extent such concept is applicable) in, every jurisdiction where such qualification is required. SECTION 3.02. Authorization; Enforceability . The Transactions are within each Loan Party’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders. The Loan Documents to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. SECTION 3.03. Governmental Approvals; No Conflicts . The Transactions (a) do not require any material consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (b) will not violate in any material respect any applicable law or regulation or the charter, by-laws or other organizational documents of any Borrower or any of the Material Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Borrower or any of the Material Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by any Borrower or any of the Material Subsidiaries, except, in the case of this clause (c) , that could not reasonably be expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of any Borrower or any of the Material Subsidiaries, other than Liens created under the Loan Documents. SECTION 3.04. Financial Condition; No Material Adverse Change . (a) The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended August 25, 2018 reported on by Deloitte & Touche LLP, independent public accountants and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended May 25, 2019, certified by a Financial Officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to the year-end audit adjustments and the absence of footnotes in the case of statements referred to in clause (ii) of the immediately preceding sentence. (b) The Company has heretofore furnished to the Lenders its pro forma consolidated balance sheet and related pro forma consolidated statement of income for the twelve-month period ended August 25, 2018, prepared giving effect to the Transactions as if the Transactions had occurred on such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of income). Such pro forma consolidated balance sheet and related pro forma consolidated statement of 81 income (i) has been prepared by the Company in good faith, based on assumptions believed by the Company to be reasonable at the time such assumptions were made and (iii) presents fairly, in all material respects, the pro forma financial position of the Company and its consolidated Subsidiaries as of such date as if the Transactions had occurred on such date. (c) Since August 25, 2018, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole. SECTION 3.05. Properties . (a) Except for Liens permitted pursuant to Section 6.02 , each of the Company and its Material Subsidiaries has good title to, or (to the knowledge of the Company) valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes. (b) Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and its Subsidiaries does not, to their knowledge, infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. SECTION 3.06. Litigation and Environmental Matters . (a) There are no actions, suits, proceedings or investigations by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Borrower, threatened against or affecting the Company or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions. There are no labor controversies pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (i) which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (ii) that involve this Agreement or the Transactions. (b) Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability. SECTION 3.07. Compliance with Laws and Agreements; No Default . Each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing. SECTION 3.08. Investment Company Status . Neither the Company nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940. 82

SECTION 3.09. Taxes . Each of the Company and its Subsidiaries has timely filed or caused to be filed all federal income Tax returns and all other material Tax returns and reports required to have been filed and has paid or caused to be paid or made a provision for the payment of all federal income Taxes and all other material Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. SECTION 3.10. ERISA . No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. SECTION 3.11. Disclosure . As of the Effective Date, each Loan Party has disclosed to the Lenders all material agreements, instruments and corporate or other restrictions to which it or any of its subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. All written information, other than any projections, estimates, forecasts and other forward-looking information and information of a general economic or industry-specific nature, furnished by or on behalf of the Company or any Subsidiary to the Administrative Agent or any Lender on or prior to the Effective Date, when taken as a whole and after giving effect to all supplements and updates thereto, did not (when furnished) contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading (when taken as a whole and after giving effect to all such supplements and updates thereto) in light of the circumstances under which such statements were made; provided that, with respect to the Projections furnished by or on behalf of the Company or any Subsidiary to the Administrative Agent or any Lender on or prior to the Effective Date pursuant to or in connection with the negotiation of this Agreement or any other Loan Document or included therein (the “Projections ”), the Company represents only that such information was prepared in good faith based upon assumptions believed by the Company to be reasonable at the time prepared (it being understood by the Administrative Agent and the Lenders that any such Projections are as to future events and are not to be viewed as facts and are subject to significant uncertainties and contingencies, many of which are beyond the control of the Company or the Subsidiaries, that no assurances can be given that such Projections will be realized and that actual results during the period or periods covered by any such Projections may differ materially from the projected results contained therein and that such differences may be material). SECTION 3.12. Material Agreements . No Loan Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any material agreement to which it is a party or (ii) any agreement or instrument evidencing or governing Material Indebtedness, in any such case of clause (i) or (ii) above, which default could not reasonably be expected to have a Material Adverse Effect. SECTION 3.13. Margin Stock . No Loan Party is engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Borrowing or Letter of Credit hereunder will be used to buy or carry any Margin Stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of any Loan Party individually or of the Loan Parties and their Subsidiaries on a consolidated basis) will be Margin Stock. SECTION 3.14. Liens . There are no Liens on any of the real or personal properties of the Company or any Subsidiary except for Liens permitted by Section 6.02 . 83

SECTION 3.15. Capitalization and Subsidiaries . As of the Amendment No. 1 Effective Date, Schedule 3.15 sets forth (a) a correct and complete list of the name and relationship to the Company of each Subsidiary, (b) a true and complete listing of each class of each Borrower’s (other than the Company’s) issued and outstanding Equity Interests, all of which Equity Interests are owned beneficially and of record by the Persons identified on Schedule 3.15 , and (c) the type of entity of the Company and each Subsidiary. SECTION 3.16. No Burdensome Restrictions . On the date hereof, no Borrower is subject to any Burdensome Restrictions except Burdensome Restrictions permitted under Section 6.11 . SECTION 3.17. Solvency . (a) Immediately after the consummation of the Transactions to occur on the Effective Date and the making of each Loan on the Effective Date and the application of the proceeds of such Loans, (i) the sum of the liabilities of the Company and its Subsidiaries, taken as a whole, shall not exceed the present fair saleable value of the assets of the Company and its Subsidiaries, taken as a whole; (ii) the capital of the Company and its Subsidiaries, taken as a whole, shall not be unreasonably small in relation to the business of the Company and its Subsidiaries, taken as a whole, contemplated on the date hereof and (iii) the Company and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts including current obligations beyond their ability to pay such debt as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5). (b) The Company does not intend to, nor will it permit any of its Subsidiaries to, and the Company does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary. SECTION 3.18. Insurance . Schedule 3.18 sets forth a description of all insurance maintained by or on behalf of the Loan Parties and their Subsidiaries as of the Amendment No. 1 Effective Date. As of the Amendment No. 1 Effective Date, all premiums in respect of such insurance due and payable on or prior to the Amendment No. 1 Effective Date have been paid. Each Borrower maintains, and has caused each Subsidiary to maintain, with financially sound and reputable insurance companies, insurance on all their real and personal property in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as are adequate and customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. SECTION 3.19. Security Interest in Collateral . The Collateral Documents, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral covered thereby and (i) when the Collateral constituting certificated securities (as defined in the UCC) is delivered to the Administrative Agent, together with instruments of transfer duly endorsed in blank, the Liens under the Collateral Documents will constitute a fully perfected security interest in all right, title and interest of the respective Loan Parties thereunder in such Collateral, prior and superior in right to any other Person, except for Liens permitted by Section 6.02 and (ii) when financing statements in appropriate form are filed in the applicable filing offices, the security interest created under the Collateral Documents will constitute a fully perfected security interest in all right, title and interest of the respective Loan Parties in 84 the remaining Collateral to the extent perfection can be obtained by filing UCC financing statements, prior and superior to the rights of any other Person, except for Liens permitted by Section 6.02 . SECTION 3.20. Employment Matters . As of the Effective Date, there are no strikes, lockouts or slowdowns against any Loan Party or any Subsidiary pending or, to the knowledge of any Loan Party, threatened, that, in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The hours worked by and payments made to employees of the Loan Parties and their Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters in a manner that, in the aggregate, could reasonably be expected to result in a Material Adverse Effect. All payments due from any Loan Party or any Subsidiary, or for which any claim may be made against any Loan Party or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Loan Party or such Subsidiary, except those that could not reasonably be expected to have a Material Adverse Effect. SECTION 3.21. Anti-Corruption Laws and Sanctions . The Company has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and to the knowledge of the Company its officers, directors, employees and agents that will act in any capacity in connection with or benefit from the credit facilities established hereby, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Company, any Subsidiary or to the knowledge of the Company or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other Transactions will violate any Anti-Corruption Law or applicable Sanctions. SECTION 3.22. EEA Financial Institutions . No Loan Party is an EEA Financial Institution. SECTION 3.23. Use of Proceeds . The proceeds of the Loans have been used and will be used, whether directly or indirectly as set forth in Section 5.08 . SECTION 3.24. Plan Assets; Prohibited Transactions . No Loan Party or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery nor performance of the transactions contemplated under this Agreement, including the making of any Loan and the issuance of any Letter of Credit hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. ARTICLE IV Conditions SECTION 4.01. Effective Date . The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02 ): (a) Credit Agreement and Other Loan Documents . The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has 85 signed a counterpart of this Agreement and (ii) each of the other documents, instruments, legal opinions and other agreements listed on Exhibit D that are required to be delivered on or prior to the date hereof, all in form and substance satisfactory to the Administrative Agent and its counsel. (b) Funding Account . The Administrative Agent shall have received a notice setting forth the deposit account(s) of the Borrowers (the “Funding Account ”) to which the Administrative Agent is authorized by the Borrowers to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement. (c) Borrowing Base Certificate . The Administrative Agent shall have received an Aggregate Borrowing Base Certificate and a Borrowing Base Certificate for each Borrower, in each case, prepared as of the last day of the most recent month ended at least twenty (20) calendar days prior to the Effective Date. (d) Closing Availability . After giving effect to all Borrowings to be made on the Effective Date, the issuance of any Letters of Credit on the Effective Date and the payment of all fees and expenses due hereunder, and with all of the Loan Parties’ indebtedness, liabilities, and obligations current, the Aggregate Availability shall not be less than $38,500,000. (e) Fees and Expenses . All fees and expenses due and payable to the Administrative Agent, the Lenders and their respective Affiliates and required to be paid on or prior to the Effective Date shall have been paid or shall have been authorized to be deducted from the proceeds of the initial Loans, so long as any such fees or expenses not expressly set forth in the fee letters entered into by the Company in connection with the Transactions have been invoiced not less than two (2) Business Days prior to the Effective Date (except as otherwise reasonably agreed by the Company). (f) Patriot Act, Etc. At least three (3) Business Days prior to the Effective Date, the Administrative Agent and the Lead Arranger shall have received all documentation and other information about the Company and the other Loan Parties as shall have been reasonably requested in writing by either the Administrative Agent or by the Lead Arranger at least ten (10) days prior to the Effective Date and required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act. (g) Other Documents . The Administrative Agent shall have received such other documents and information as the Administrative Agent, the Issuing Bank, any Lender or their respective counsel may have reasonably requested. The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding. SECTION 4.02. Each Other Credit Event . The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Banks to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions: (a) The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects (provided that any representation or warranty that is qualified by materiality, Material Adverse Effect or similar language shall be true and correct in all respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material 86 respects (provided that any representation or warranty that is qualified by materiality, Material Adverse Effect or similar language shall be true and correct in all respects) as of such earlier date. (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing. (c) After giving effect to such Borrowing or the issuance, amendment, renewal or extension of any Letter of Credit, the Borrowers shall be in compliance with the Revolving Exposure Limitations. Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Loan Parties on the date thereof as to the matters specified in paragraphs (a) , (b) and (c) of this Section. ARTICLE V Affirmative Covenants Until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full (other than Unliquidated Obligations not yet due and payable and Obligations expressly stated to survive such payment and termination) and all Letters of Credit shall have expired or terminated, in each case, without any pending draw (or shall have been cash collateralized or backstopped pursuant to arrangements reasonably satisfactory to the Administrative Agent), and all LC Disbursements shall have been reimbursed, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lenders that: SECTION 5.01. Financial Statements; Borrowing Base and Other Information . The Company will furnish to the Administrative Agent for distribution to each Lender: (a) within ninety (90) days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; (b) within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its consolidated and consolidating balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of a Financial Officer as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; 87

(c) [Intentionally Omitted]; (d) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower Representative in substantially the form of Exhibit C (i) certifying, in the case of the financial statements delivered under clause (b) , as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) setting forth reasonably detailed calculations of the Fixed Charge Coverage Ratio as of the last day of the most recently ended period of four (4) Fiscal Quarters (provided that the Fixed Charge Coverage Ratio shall only be tested for compliance purposes during an FCCR Test Period) and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate; (e) within ninety (90) days after the end of each fiscal year of the Company, a copy of the plan and forecast of the Company and its Subsidiaries in the form previously provided to, and approved by, the Administrative Agent; (f) (i) as soon as available but in any event within twenty (20) days after the end of each fiscal quarter following the Effective Date (or, (x) during any Monthly Reporting Period, within twenty (20) days after the end of each calendar month following the Effective Date or (y) during any Weekly Reporting Period, by the Wednesday immediately following the end of each calendar week) and (ii) at such other times as may be necessary to re-determine Aggregate Availability or Availability for any Borrower or as may be reasonably requested by the Administrative Agent, as of the period then ended, an Aggregate Borrowing Base Certificate, together with a Borrowing Base Certificate for each Borrower, and supporting information in connection therewith, together with any additional reports with respect to the Aggregate Borrowing Base or the Borrowing Base of any Borrower as the Administrative Agent may reasonably request; (g) as soon as available but in any event within twenty (20) days of the end of each fiscal quarter (or, during any Monthly Reporting Period or Weekly Reporting Period, within twenty (20) days of the end of each calendar month), as of the period then ended, all delivered electronically in a text formatted file acceptable to the Administrative Agent: (i) a detailed aging of the Borrowers’ Accounts, including all invoices aged by invoice date and due date (with an explanation of the terms offered), prepared in a manner reasonably acceptable to the Administrative Agent, together with a summary specifying the name, address, and balance due for each Account Debtor; (ii) a schedule detailing the Borrowers’ Inventory, in form reasonably satisfactory to the Administrative Agent, (1) by location (showing U16 Inventory, Inventory in transit, any Inventory located with a third party under any consignment, bailee arrangement, or warehouse agreement), by class (raw material, work-in-process and finished goods), by product type, and by volume on hand, which Inventory shall be valued at the lower of cost (determined on a first-in, first-out basis) or market and adjusted for Reserves as the Administrative Agent has previously indicated to the Borrower Representative are deemed by the Administrative Agent to be appropriate, and (2) including a report of any variances or other results of Inventory counts performed by the Borrowers since the last Inventory schedule (including information regarding 88 sales or other reductions, additions, returns, credits issued by Borrowers and complaints and claims made against the Borrowers); (iii) if a Monthly Reporting Period or Weekly Reporting Period is then in effect, a worksheet of calculations prepared by the Borrowers to determine Eligible Accounts and Eligible Inventory, such worksheets detailing the Accounts and Inventory excluded from Eligible Accounts and Eligible Inventory and the reason for such exclusion; and (iv) a reconciliation of the Borrowers’ Accounts and Inventory between (A) the amounts shown in the Borrowers’ general ledger and financial statements and the reports delivered pursuant to clauses (i) and (ii) above and (B) the amounts and dates shown in the reports delivered pursuant to clauses (i) and (ii) above and the Aggregate Borrowing Base Certificate and the Borrowing Base Certificate of each Borrower delivered pursuant to clause (f) above as of such date; (h) as soon as available but in any event within twenty (20) days of the end of each fiscal quarter (or, during any Monthly Reporting Period or Weekly Reporting Period, within twenty (20) days of the end of each calendar month) and at such other times as may be requested by the Administrative Agent, as of the period then ended, a schedule and aging of the Borrowers’ accounts payable, delivered electronically in a text formatted file acceptable to the Administrative Agent; (i) as soon as available but in any event within twenty (20) days of the end of each fiscal year of the Company, and at such other times as may be requested by the Administrative Agent, an updated customer list for each Borrower and its Subsidiaries, which list shall state the customer’s name, mailing address and phone number, delivered electronically in a text formatted file acceptable to the Administrative Agent and certified as true and correct by a Financial Officer of the Borrower Representative; (j) promptly upon the Administrative Agent’s reasonable request: (i) copies of invoices issued by the Borrowers in connection with any Accounts, credit memos, shipping and delivery documents, and other information related thereto; (ii) copies of purchase orders, invoices, and shipping and delivery documents in connection with any Inventory or Equipment purchased by any Loan Party; and (iii) a schedule detailing the balance of all intercompany accounts of the Loan Parties; (k) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be; and (l) promptly following any request therefor, (i) such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request, and (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act. 89

Documents required to be delivered pursuant to this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System; provided that the Company shall notify (which may be by facsimile or through Electronic Systems) the Administrative Agent of the filing of any such documents and provide to the Administrative Agent through Electronic Systems electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by any Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents to it and maintaining its copies of such documents. Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the compliance certificates required by clause (d) of this Section 5.01 to the Administrative Agent. SECTION 5.02. Notices of Material Events . The Company will furnish to the Administrative Agent (for distribution to each Lender) written notice of the following, promptly after a Responsible Officer of the Company obtains actual knowledge thereof: (a) the occurrence of any Default; (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Subsidiary thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; (c) any loss, damage, or destruction to the Collateral in the amount of $7,500,000 or more, whether or not covered by insurance; (d) any and all default notices received under or with respect to any leased location or public warehouse where Inventory constituting Collateral with a value in excess of $2,500,000 is located; (e) all amendments to the Term Loan Agreement, together with a copy of each such amendment; (f) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and (g) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect. Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer or other executive officer of the Borrower Representative setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto. Information required to be delivered pursuant to clause (b) , (e) , (f) and (g) of this Section shall be deemed to have been delivered if such information, or one or more annual, quarterly, current or other reports containing such information, is (i) filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System, (ii) posted on www.winnebagoind.com or at another website identified in a notice from the Company and accessible by the Lenders without charge; or (iii) posted on the Company’s behalf on an Internet or intranet website, if any, to which the Administrative Agent and the Lenders have access (whether a commercial, third-party website or whether sponsored by the 90

Administrative Agent). Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent. SECTION 5.03. Existence; Conduct of Business . Each Loan Party will, and will cause each of its Material Subsidiaries to, (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and (b) take, or cause to be taken, all reasonable actions to preserve, renew and keep in full force and effect the rights, qualifications, licenses, permits, privileges, franchises, governmental authorizations and intellectual property rights material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except, in the case of this clause (b) , to the extent failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that, the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 . SECTION 5.04. Payment of Obligations . Each Loan Party will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect. SECTION 5.05. Maintenance of Properties . Each Loan Party will, and will cause each Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear and casualty and condemnation excepted, except to the extent such failure could not reasonably be expected to have a Material Adverse Effect. SECTION 5.06. Books and Records; Inspection Rights . The Loan Parties will, and will cause each of their Subsidiaries to, keep in all material respects proper books of record and account in which full, true and correct entries in all material respects in conformity, in all material respects, with GAAP and applicable law are made of all material dealings and material transactions in relation to its business and activities. The Loan Parties will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent, who may be accompanied by a Lender, upon no less than five (5) Business Days’ prior written notice (provided that no such prior written notice shall be required during the occurrence and continuance of an Event of Default) and at reasonable times during normal business hours, to visit and inspect its properties, to examine and make extracts from its books and records, environmental assessment reports and Phase I or Phase II studies, and to discuss its affairs, finances and condition with its officers, all at such reasonable times and as often as reasonably requested; provided , that so long as no Event of Default has occurred and is continuing, the Loan Parties shall not be required to pay for any such inspection (but may be obligated reimburse the Administrative Agent for field exams and appraisals as provided in Sections 5.11 and 5.12 below). The Loan Parties acknowledge that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders Reports pertaining to the Loan Parties’ assets for internal use by the Administrative Agent and the Lenders. The Loan Parties and the Subsidiaries shall have no obligation to discuss or disclose to Administrative Agent, any Lender, or any of their officers, directors, employees or agents, materials protected by attorney-client privilege (including any attorney work product) materials that constitute non-financial trade secrets or non-financial proprietary information, or materials that the Loan Parties or any of the Subsidiaries may not disclose without violation of a confidentiality obligation binding upon it. SECTION 5.07. Compliance with Laws and Material Contractual Obligations . Each Loan Party will, and will cause each Subsidiary to, (i) comply with all Requirements of Law applicable to it or its 91 property (including without limitation applicable Environmental Laws) and (ii) perform in all material respects its obligations under material agreements to which it is a party, except, in each case for clauses (i) and (ii) above, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each Loan Party will maintain in effect and enforce policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions in all material respects. SECTION 5.08. Use of Proceeds . The proceeds of the Revolving Loans and the Letters of Credit will be used only to finance the Transaction Costs and to finance the working capital needs, and for general corporate purposes (including Restricted Payments and Permitted Acquisitions as permitted hereunder), of the Company and its Subsidiaries. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. No Borrower will request any Borrowing or Letter of Credit, and no Borrower shall use, and each Borrower shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto. SECTION 5.09. Insurance . Each Loan Party will, and will cause each Subsidiary to, maintain with financially sound and reputable carriers (a) insurance in such amounts and against such risks (including, without limitation: loss or damage by fire and loss in transit; theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; business interruption; and general liability) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required pursuant to the Collateral Documents. The Borrowers will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained. SECTION 5.10. Casualty and Condemnation . The Borrowers will (a) furnish to the Administrative Agent and the Lenders prompt written notice upon obtaining knowledge of any casualty or other insured damage to any Collateral in excess of $7,500,000 or the commencement of any action or proceeding for the taking of any Collateral or interest therein with a book value in excess of $7,500,000 under power of eminent domain or by condemnation or similar proceeding and (b) ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Collateral Documents. SECTION 5.11. Appraisals . At any time that the Administrative Agent reasonably requests, each Loan Party will permit the Administrative Agent to conduct appraisals or updates thereof of their Inventory with an appraiser engaged by the Administrative Agent, such appraisals and updates to include, without limitation, information required by any applicable Requirement of Law and to be conducted with reasonable prior notice and during normal business hours. Only one (1) such Inventory appraisal every other calendar year shall be at the sole expense of the Loan Parties; provided that (i) an Inventory appraisal may be conducted during any calendar year at the sole expense of the Loan Parties if the Aggregate Availability is less than $50,000,000 at any time during such calendar year, (ii) two (2) such Inventory appraisals per calendar year shall be at the sole expense of the Loan Parties if the Aggregate Availability is less than the greater of $16,500,000 and 10% of the Aggregate Commitment at any time 92 during such calendar year and (iii) during the occurrence and continuance of an Event of Default, there shall be no limitation on the number or frequency of appraisals that shall be at the sole expense of the Loan Parties. SECTION 5.12. Field Examinations . At any time that the Administrative Agent reasonably requests, each Loan Party will, and will cause each Subsidiary to, permit, upon reasonable prior notice and during normal business hours, the Administrative Agent to conduct a field examination to ensure adequacy of Collateral included in the Borrowing Bases and related reporting and control systems. For purposes of this Section 5.12 , it is understood and agreed that a single field examination may consist of examinations conducted at multiple relevant sites and involve one or more relevant Loan Parties and their assets. Only one (1) such field examinations per calendar year shall be at the sole expense of the Loan Parties; provided that (i) two (2) such field examinations per calendar year shall be at the sole expense of the Loan Parties if the Aggregate Availability is less than the greater of $16,500,000 and 10% of the Aggregate Commitment at any time during such calendar year and (ii) during the occurrence and continuance of an Event of Default, there shall be no limitation on the number or frequency of field examinations that shall be at the sole expense of the Loan Parties. SECTION 5.13. Accuracy of Information . The Loan Parties will ensure that any information, including financial statements or other documents, furnished to the Administrative Agent or the Lenders in writing in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the furnishing of such information shall be deemed to be a representation and warranty by the Borrowers on the date thereof as to the matters specified in this Section 5.13 ; provided that, with respect to projected financial information, the Loan Parties will only ensure that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. SECTION 5.14. Additional Collateral; Further Assurances . (a) Within sixty (60) days (or such later date as may be agreed upon by the Administrative Agent in its reasonable discretion) after any wholly-owned Subsidiary qualifies as a Material Domestic Subsidiary pursuant to the definition of “Material Domestic Subsidiary ”, the Company shall provide the Administrative Agent with written notice thereof setting forth information in reasonable detail describing the material assets of such Person and shall cause each such Subsidiary to deliver to the Administrative Agent a Joinder Agreement and a joinder to the Security Agreement (in the form contemplated thereby) pursuant to which such Subsidiary agrees to be bound by the terms and provisions hereof and thereof, such delivery to be accompanied by requisite resolutions, other organizational documentation and legal opinions as may be reasonably requested by, and in form and substance reasonably satisfactory to, the Administrative Agent and its counsel. Notwithstanding anything to the contrary in any Loan Document, (i) no Excluded Domestic Subsidiary or Excluded Foreign Subsidiary shall be required to be a Loan Party and (ii) no Collateral constituting fee-owned real property located in the State of New York shall secure any Commitments, Revolving Loans or Revolving Exposure. (b) Subject the terms, limitations and exceptions set forth in the applicable Collateral Documents and this Section 5.14(b) , each Loan Party will cause all of its owned property (whether real, personal, tangible, intangible, or mixed but excluding Excluded Assets and any real property that is not Material Real Property) to be subject at all times to perfected Liens in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents on a first priority basis, subject in any case to Liens permitted by Section 6.02 . Without limiting the generality of the foregoing, and subject to the terms, limitations and 93 exceptions set forth in the applicable Collateral Documents, the Company (i) will cause the Applicable Pledge Percentage of the issued and outstanding Equity Interests of each Pledge Subsidiary directly owned by the Company or any other Loan Party (other than Excluded Assets) to be subject at all times to a first priority perfected (subject in any case to Liens permitted by Section 6.02 ) Lien in favor of the Administrative Agent to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents or such other pledge and security documents as the Administrative Agent shall reasonably request and (ii) will deliver Mortgages and Mortgage Instruments with respect to Material Real Property owned by the Company or such Loan Party to the extent, and within such time period as is, reasonably required by the Administrative Agent. Notwithstanding anything to the contrary in this Section 5.14 , (i) no such Mortgage or Mortgage Instruments are required to be delivered hereunder until the date that is ninety (90) days (or such later date as may be agreed upon by the Administrative Agent in its reasonable discretion) after (A) the Effective Date, with respect to Material Real Property owned by the Company or any other Loan Party on the Effective Date or (B) the date of acquisition thereof, with respect to Material Real Property acquired by the Company or any other Loan Party after the Effective Date and (ii) no foreign pledge documentation in respect of the pledge of Equity Interests of a Pledge Subsidiary that is a Material Foreign Subsidiary shall be required hereunder (A) until the date that is ninety (90) days after the Effective Date or such later date as the Administrative Agent may agree in the exercise of its reasonable discretion with respect thereto, (B) to the extent the Administrative Agent or its counsel determines that such pledge would not provide material credit support for the benefit of the Secured Parties pursuant to legally valid, binding and enforceable pledge agreements, and (C) to the extent the Company reasonably determines in its good faith judgment that such pledge would result in a material adverse tax consequence to the Company or any Subsidiary. (c) If, at any time after the Effective Date any Subsidiary of the Company that is not a Loan Party shall become party to a guaranty of, or grant a Lien on any assets to secure, the Term Loan Obligations, any Subordinated Indebtedness or any other Material Indebtedness of a Loan Party, the Company shall promptly notify the Administrative Agent thereof and, within ten (10) days thereof (or such later date as may be agreed upon by the Administrative Agent) cause such Subsidiary to comply with Section 5.14(a) and (b) (but without giving effect to the 30-day grace periods provided therein). (d) Without limiting the foregoing, each Loan Party will, and will cause each Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and such other actions or deliveries of the type required by Section 4.01 , as applicable), which may be required by any Requirement of Law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, subject to the terms, limitations, and exceptions set forth herein or in any Collateral Document, all at the expense of the Loan Parties, in each case to the extent required by, and subject to the limitations and exceptions of, this Agreement and the other Loan Documents. (e) If any material assets (other than Excluded Assets or other assets not required to be Collateral) are acquired by any Loan Party after the Effective Date (other than assets constituting Collateral under the applicable Collateral Documents that become subject to the Lien granted by the Loan Parties in favor of the Administrative Agent in support of all of the Secured Obligations upon acquisition thereof), the Borrower Representative will promptly (i) notify the Administrative Agent thereof and, if requested by the Administrative Agent or the Required Lenders, cause such assets to be subjected to a Lien securing the Secured Obligations and (ii) take such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, subject to clause (f) of this Section, all at the expense of the Loan Parties, subject, however, to the terms, limitations and exceptions 94 set forth herein or in any Collateral Document; provided that with respect to any Material Real Property acquired by the Company or any other Loan Party after the Effective Date (including in connection with a Permitted Acquisition), which property would not be automatically subject to any other Lien pursuant to an existing Collateral Document, no Mortgage or Mortgage Instrument shall be required to be delivered hereunder prior to the date that is one hundred twenty (120) days after the acquisition thereof as determined by the Borrower Representative (acting reasonably in good faith) (or such later date as may be agreed upon by the Administrative Agent in its reasonable discretion). (f) Notwithstanding the foregoing, the parties hereto acknowledge and agree that (i) in circumstances where the Administrative Agent reasonably determines that the cost or effort of obtaining or perfecting a security interest in any asset that constitutes Collateral is excessive in relation to the benefit afforded to the Secured Parties thereby, the Administrative Agent may exclude such Collateral from the creation and perfection requirements set forth in this Agreement and the other Loan Documents and (ii) the Administrative Agent may grant extensions of time for the creation or perfection of Liens in particular property (including extensions of time beyond the Effective Date) where it determines that such creation or perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or any other Loan Document. ARTICLE VI Negative Covenants Until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full (other than Unliquidated Obligations not yet due and payable and Obligations expressly stated to survive such payment and termination) and all Letters of Credit shall have expired or terminated, in each case, without any pending draw (or shall have been cash collateralized or backstopped pursuant to arrangements reasonably satisfactory to the Administrative Agent), and all LC Disbursements shall have been reimbursed, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lenders that: SECTION 6.01. Indebtedness . No Loan Party will, nor will it permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except: (a) (i) the Secured Obligations and any other Indebtedness created under the Loan Documents and (ii) (A) Indebtedness under the Term Loan Agreement and Incremental Equivalent Debt (as defined in the Term Loan Agreement as of the date hereof) in an aggregate principal amount at any one time outstanding not to exceed the sum of $425,000,000 plus the Incremental Term Loan Amount and (B) any Refinancing Indebtedness thereof; (b) Indebtedness existing on the Effective Date and set forth on Schedule 6.01 and Refinancing Indebtedness in respect of any of the foregoing; (c) Indebtedness of the Company or any Subsidiary to the Company or any Subsidiary; provided that (A) any such Indebtedness owing by the Company or any other Loan Party shall be unsecured and shall be subordinated in right of payment to the Secured Obligations on terms customary for intercompany subordinated Indebtedness, as reasonably determined by the Administrative Agent, (B) any such Indebtedness owing to the Company or any other Loan Party shall be evidenced by a promissory note which shall have been pledged pursuant to the Security Agreement and (C) any such 95

Indebtedness owing by any Subsidiary that is not a Loan Party to any Loan Party shall be incurred in compliance with Section 6.04(d) ; (d) Guarantees incurred in compliance with Section 6.04 ; (e) [Intentionally Omitted]; (f) (i) Indebtedness of the Company or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, purchase money Indebtedness and any Indebtedness assumed by the Company or any Subsidiary in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof and (ii) Refinancing Indebtedness in respect of Indebtedness incurred or assumed pursuant to clause (i) above; provided that the aggregate principal amount of Indebtedness permitted by this clause (f) shall not exceed the greater of (x) $30,000,000 and (y) 3% of Consolidated Total Assets (at the time of incurrence); (g) (i) Indebtedness of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the Effective Date, or Indebtedness of any Person that is assumed by any Subsidiary in connection with an acquisition of assets by such Subsidiary in a Permitted Acquisition; provided that such Indebtedness exists at the time such Person becomes a Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation) or such assets being acquired, and (ii) Refinancing Indebtedness in respect of Indebtedness assumed pursuant to clause (i) above; provided further that the aggregate principal amount of Indebtedness permitted by this clause (g) shall not exceed the greater of (x) $50,000,000 and (y) 5% of Consolidated Total Assets (at the time of incurrence); (h) Permitted Unsecured Indebtedness and Refinancing Indebtedness in respect thereof; provided that, (i) immediately prior to and immediately after giving effect (including pro forma effect) to the incurrence of any Permitted Unsecured Indebtedness under this clause (h) , no Default shall have occurred and be continuing, (ii) immediately after giving effect (including pro forma effect) to the incurrence of any Permitted Unsecured Indebtedness, the Total Net Leverage Ratio, calculated on a pro forma basis for the most recently ended Test Period, shall not exceed 4.25 to 1.00, and (iii) the Company will, on the date of incurrence of such Indebtedness, deliver to the Administrative Agent a certificate of a Financial Officer of the Company, dated such date, confirming the satisfaction of the conditions set forth above and attaching a reasonably detailed calculation evidencing compliance with the condition set forth in the preceding clause (ii) , identifying the Permitted Unsecured Indebtedness being incurred and specifying that it is being incurred pursuant to this clause (h) ; provided further that the aggregate amount of Indebtedness incurred by a Subsidiary that is not a Loan Party under this Section 6.01(h) shall not exceed the greater of (x) $30,000,000 and (y) 3% of Consolidated Total Assets (at the time of incurrence); (i) Indebtedness incurred in the ordinary course of business and owed in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing-house transfers of funds; (j) Indebtedness in respect of (1) letters of credit, bank guarantees and similar instruments issued for the account of, and (2) lines of credit established for the account of, the Company or any Subsidiary, in the case of each of clauses (1) and (2) in the ordinary course of business supporting or drawn to support, as applicable, obligations under (i) workers’ compensation, health, disability or other employee benefits, casualty or liability insurance, unemployment insurance and other social security laws and local state and federal payroll taxes, (ii) obligations in connection with self-insurance arrangements in 96 the ordinary course of business and (iii) bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance and reclamation bonds and obligations of a like nature; (k) Indebtedness consisting of (i) client advances or deposits received in the ordinary course of business and (ii) obligations in respect of Repurchase Agreements; (l) Indebtedness of the Company or any Subsidiary in the form of purchase price adjustments (including in respect of working capital), earnouts, deferred compensation, indemnification or other arrangements representing acquisition consideration or deferred payments of a similar nature incurred in connection with any Permitted Acquisition or other Investments permitted under Section 6.04 or Dispositions permitted under Section 6.05 ; (m) Indebtedness of Foreign Subsidiaries and Refinancing Indebtedness in respect thereof; provided that, the aggregate principal amount of Indebtedness permitted by this clause (m) shall not exceed the greater of (x) $50,000,000 and (y) 5% of Consolidated Total Assets (at the time of incurrence); (n) Indebtedness relating to premium financing arrangements for property and casualty insurance plans and health and welfare benefit plans (including health and workers compensation insurance, employment practices liability insurance and directors and officers insurance), if incurred in the ordinary course of business; (o) other unsecured and Subordinated Indebtedness not otherwise described above, and Refinancing Indebtedness in respect thereof, in an aggregate principal amount at any time outstanding not in excess of the greater of (x) $50,000,000 and (y) 5% of Consolidated Total Assets; (p) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law; (q) Indebtedness of the Company or any of its Subsidiaries in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business, including guarantees or obligations with respect to letters of credit supporting such performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations; (r) Indebtedness in respect to judgments or awards under circumstances not giving rise to an Event of Default; (s) Indebtedness in respect of obligations that are being contested in accordance with Section 5.04 ; (t) Indebtedness representing deferred compensation, severance, pension, and health and welfare retirement benefits or the equivalent to current and former employees of the Company and its Subsidiaries incurred in the ordinary course of business or existing on the Effective Date; and (u) Indebtedness consisting of promissory notes issued by the Company or any Subsidiary to present or former employees, officers, directors or consultants (or their estates or beneficiaries under their estates) to finance the purchase or redemption of Equity Interests of the Company permitted by Section 6.09 . For purposes of determining compliance with this Section 6.01 , in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (a) through (u) above, the Company, in its sole discretion, will be permitted to divide 97 and classify such item of Indebtedness (or any portion thereof) on the date of incurrence, and at any time and from time to time may later reclassify all or any portion of any item of Indebtedness as having been incurred under any category of permitted Indebtedness described in clauses (a) through (u) above so long as such Indebtedness is permitted to be incurred pursuant to such provision at the time of reclassification. SECTION 6.02. Liens . No Loan Party will, nor will it permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except: (a) (i) Liens created under the Loan Documents and (ii) Lien on Collateral of the Loan Parties securing Indebtedness incurred pursuant to Section 6.01(a)(ii) (which Liens shall be subject to an Intercreditor Agreement and, to the extent on ABL Priority Collateral, shall be junior to the Liens securing the Secured Obligations); (b) Permitted Encumbrances; (c) any Lien on any asset of the Company or any Subsidiary existing on the Effective Date and set forth on Schedule 6.02 ; provided that (i) such Lien shall not apply to any other asset of the Company or any Subsidiary other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 6.01 and (B) proceeds and products thereof and (ii) such Lien shall secure only those obligations that it secures on the Effective Date and extensions, renewals, replacements and refinancings thereof so long as the principal amount of such extensions, renewals, replacements and refinancings does not exceed the principal amount of the obligations being extended, renewed, replaced or refinanced or, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.01(b) as Refinancing Indebtedness in respect thereof; (d) any Lien existing on any asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any asset of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the Effective Date prior to the time such Person becomes a Subsidiary (or is so merged or consolidated); provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary (or such merger or consolidation), (ii) such Lien shall not apply to any other asset of the Company or any Subsidiary (other than (A) the proceeds or products of such assets, (B) after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition, and (C) in the case of any such merger or consolidation, the assets of any Subsidiary without significant assets that was formed solely for the purpose of effecting such acquisition) and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary (or is so merged or consolidated) and extensions, renewals, replacements and refinancings thereof so long as the principal amount of such extensions, renewals and replacements does not exceed the principal amount of the obligations being extended, renewed or replaced or, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.01(g) as Refinancing Indebtedness in respect thereof; (e) Liens on fixed or capital assets acquired, constructed or improved (including any such assets made the subject of a Capital Lease Obligation incurred) by the Company or any Subsidiary; provided that (i) such Liens secure Indebtedness incurred to finance such acquisition, construction or 98 improvement and permitted by clause (f)(i) of Section 6.01 or any Refinancing Indebtedness in respect thereof permitted by clause (f)(ii) of Section 6.01 , and (ii) such Liens shall not apply to any other assets (except for replacements, additions and accessions to such assets) of the Company or any Subsidiary, other than the proceeds and products of such fixed or capital assets; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender; (f) in connection with the sale or transfer of any Equity Interests or other assets in a transaction permitted under Section 6.05 , customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof; (g) in the case of (i) any Subsidiary that is not a wholly-owned Subsidiary or (ii) the Equity Interests in any Person that is not a Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such Subsidiary or such other Person set forth in the organizational documents of such Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement; (h) any Lien on assets of any Foreign Subsidiary; provided that (i) such Lien shall not apply to any Collateral (including any Equity Interests in any Subsidiary that constitute Collateral) or any other assets of the Company or any other Loan Party and (ii) such Lien shall secure only Indebtedness or other obligations of such Foreign Subsidiary permitted hereunder; (i) Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Company or any Subsidiary in connection with any letter of intent or purchase agreement for a Permitted Acquisition or other transaction permitted hereunder; (j) Liens granted (i) by a Subsidiary that is not a Loan Party in respect of Indebtedness permitted to be incurred under Section 6.01(c) and (ii) by any Subsidiary in favor of any Loan Party; (k) Liens securing judgments for the payment of money not constituting an Event of Default under Article VII ; (l) other Liens securing Indebtedness or other obligations in an aggregate principal amount not to exceed the greater of (x) $30,000,000 and (y) 3% of Consolidated Total Assets at any time outstanding; (m) Liens arising out of any conditional sale, title retention, consignment or other similar arrangements for the sale of goods entered into by the Company or any Subsidiary in the ordinary course of business; (n) Liens securing Indebtedness permitted hereunder to finance insurance premiums solely to the extent of such premiums; (o) statutory and common law rights of setoff and other Liens, similar rights and remedies arising as a matter of law encumbering deposits of cash, securities, commodities and other funds in favor of banks, financial institutions, other depository institutions, securities or commodities intermediaries or brokerage, and Liens of a collecting bank arising under Section 4-208 or 4-210 of the UCC in effect in the relevant jurisdiction or any similar law of any foreign jurisdiction on items in the course of collection; 99

(p) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes; (q) Liens that are contractual rights of set-off or rights of pledge (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the or (3) relating to purchase orders and other agreements entered into with customers of the Company or any of Subsidiary in the ordinary course of business; (r) Liens deemed to exist in connection with Investments in repurchase agreements under Section 6.04 ; (s) the modification, replacement, renewal or extension of any Lien permitted by clauses (d) and (e) of this Section 6.02 ; provided that (i) the Lien does not extend to any additional property, other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof, and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 6.01 (to the extent constituting Indebtedness); (t) (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and (ii) Liens on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business; and (u) Liens on the Collateral securing (i) Permitted First Priority Refinancing Indebtedness permitted under Section 6.01(e) of the Term Loan Agreement (as in effect on the Effective Date) on a pari passu basis with the Liens on the Collateral securing the Secured Obligations, and, if secured by the Collateral, Refinancing Indebtedness in respect thereof; provided that a trustee, collateral agent, security agent or other Person acting on behalf of the holders of such Indebtedness has entered into an Intercreditor Agreement and (ii) Permitted Second Priority Refinancing Indebtedness permitted under Section 6.01(e) of the Term Loan Agreement (as in effect on the Effective Date) on a junior basis to the Liens on the Collateral securing the Secured Obligations and, if secured by the Collateral, Refinancing Indebtedness in respect thereof; provided that, a trustee, collateral agent, security agent or other Person acting on behalf of the holders of such Indebtedness has entered into an Intercreditor Agreement. For purposes of determining compliance with this Section 6.02 , (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens (or any portion thereof) described in clauses (a) through (u) but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in clauses (a) through (u) , the Company may, in its sole discretion, classify or divide such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 6.02 and will be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien (or any portion thereof) in one of the above clauses and such Lien securing such item of Indebtedness (or portion thereof) will be treated as being incurred or existing pursuant to only such clause or clauses (or any portion thereof). 100

SECTION 6.03. Fundamental Changes . (a) None of the Company or any Subsidiary will merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing: (i) any Person (other than the Company or any Subsidiary) may merge or consolidate with the Company or any Subsidiary; provided that any such merger or consolidation involving (A) the Company must result in the Company as the surviving entity, (B) any Borrower must result in such Borrower as the surviving entity and (C) a Loan Party must result in such Loan Party as the surviving entity or, if such Loan Party is not the surviving entity of such merger or consolidation, the Person surviving such merger or consolidation becomes a Loan Party following the consummation of such merger or consolidation in accordance with Section 5.14(a) ; (ii) any Subsidiary may merge into or consolidate with a Loan Party in a transaction in which the surviving entity is such Loan Party (provided that any such merger involving (A) the Company must result in the Company as the surviving entity and (B) a Borrower must result in such Borrower as the surviving entity); (iii) any Subsidiary that is not a Loan Party may merge into or consolidate with another Subsidiary that is not a Loan Party; (iv) any Subsidiary that is not a Loan Party may liquidate, wind up or dissolve if the Company determines in good faith that such liquidation, winding up or dissolution is in the best interests of the Company and its Subsidiaries and is not materially disadvantageous to the Lenders; and (v) any Subsidiary may liquidate, wind up or dissolve if its assets are transferred to the Company or any Loan Party or, if such Subsidiary is not a Loan Party, to any other Subsidiary. (b) No Loan Party will, nor will it permit any of its Subsidiaries to, engage to any material extent in any business substantially different from businesses of the type conducted by the Company and its Subsidiaries (taken as a whole) on the Effective Date and businesses reasonably related, ancillary, similar, complementary or synergistic thereto or reasonable extensions, development or expansion thereof. (c) No Loan Party will, nor will it permit any of its Subsidiaries to, change its fiscal year from the basis in effect on the Effective Date; provided that, the Loan Parties and their Subsidiaries may change their fiscal year from the basis in effect on the Effective Date, subject to such adjustments to this Agreement as the Borrower Representative and the Administrative Agent shall reasonably agree are necessary or appropriate in connection with such change (and the parties hereto hereby authorize the Borrower Representative and the Administrative Agent to make any such amendments to this Agreement as they jointly deem necessary to give effect to the foregoing). (d) No Loan Party will, nor will it permit any of its Subsidiaries to, amend, modify or waive any of its rights under its certificate of incorporation, bylaws or other organizational documents, in each case to the extent such amendment, modification or waiver would be materially adverse to the Lenders. 101

(e) No Loan Party will, nor will it permit any Subsidiary to, consummate a Division as the Dividing Person, without the prior written consent of Administrative Agent. Without limiting the foregoing, if any Loan Party that is a limited liability company consummates a Division (with or without the prior consent of Administrative Agent as required above), each Division Successor shall be required to comply with the obligations set forth in Section 5.14 and the other further assurances obligations set forth in the Loan Documents and become a Loan Party under this Agreement and the other Loan Documents. SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions . No Loan Party will, nor will it permit any Subsidiary to, purchase, hold, acquire (including pursuant to any merger or consolidation with any Person that was not a wholly-owned Subsidiary prior thereto), make or otherwise permit to exist any Investment in any other Person, except: (a) [reserved]; (b) cash and Permitted Investments; (c) (i) Investments existing on the Effective Date in Subsidiaries and (ii) other Investments existing or contemplated on the Effective Date and set forth on Schedule 6.04 and any modification, replacement, renewal, reinvestment or extension thereof provided that the amount of any Investment permitted pursuant to this Section 6.04(c) is not increased from the amount of such Investment on the Effective Date except pursuant to the terms of such Investment as of the Effective Date or as otherwise permitted by this Section 6.04 ; (d) (i) additional Investments by the Company in any Loan Party and by any Loan Party in the Company or in another Loan Party, and (ii) Investments (including by way of capital contributions) by the Company and the Subsidiaries in Equity Interests in their Subsidiaries; provided , in the case of clause (ii) , that (x) any such Equity Interests held by the Company or any Loan Party shall be pledged in accordance with the requirements of Section 5.14 and (y) the aggregate amount of Investments made by the Company or any Loan Party in any Subsidiary that is not a Loan Party in reliance on this clause (d) , when combined with the aggregate amount of Guarantees made by the Company or any Loan Party of Indebtedness (excluding, for the avoidance of doubt, Guarantees of obligations not constituting Indebtedness) of any Subsidiary that is not a Loan Party in reliance on clause (e) below, shall not exceed the greater of (x) $30,000,000 and (y) 3% of Consolidated Total Assets (at the time made); (e) Guarantees by the Company or any Subsidiary of Indebtedness or other obligations of the Company or any Subsidiary (including any such Guarantees arising as a result of any such Person being a joint and several co-applicant with respect to any letter of credit or letter of guaranty); provided that (i) any such Guarantee of Subordinated Indebtedness is subordinated to the Secured Obligations on terms no less favorable to the Lenders than those of the Subordinated Indebtedness, (ii) any such Guarantee constituting Indebtedness is permitted by Section 6.01 (other than clause (d) thereof) and (iii) the aggregate amount of Guarantees made by the Company or any Loan Party of Indebtedness (excluding, for the avoidance of doubt, Guarantees of obligations not constituting Indebtedness) of any Subsidiary that is not a Loan Party in reliance on this clause (e) , when combined with the aggregate amount of Investments made by the Company or any Loan Party in any Subsidiary that is not a Loan Party in reliance on clause (d) above, shall not exceed the greater of (x) $30,000,000 and (y) 3% of Consolidated Total Assets (at the time made); (f) loans, advances or other extensions of credit to officers, directors and employees of the Company or any Subsidiary (i) to finance the purchase of Equity Interests of the Company pursuant to employee plans, (ii) for reasonable and customary business-related travel, entertainment, and moving and 102 relocation, business machines or supplies, automobiles and other similar expenses and advances, in each case incurred in the ordinary course of business, and (iii) for purposes not described in the foregoing clauses (i) and (ii) , in an aggregate principal amount outstanding at any time under clause (iii) not to exceed $5,000,000; (g) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, or consisting of securities acquired in connection with the satisfaction or enforcement of claims due or owing to the Company or any Subsidiary, in each case in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment; (h) Permitted Acquisitions (including any intercompany investments, loans and advances used to consummate Permitted Acquisitions); provided that, the Payment Condition shall be satisfied with respect to such Acquisition; (i) Investments held by a Subsidiary acquired after the Effective Date or of a Person merged or consolidated with or into the Company or a Subsidiary after the Effective Date, in each case as permitted hereunder, to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation; (j) Investments constituting, or made as a result of the receipt of noncash consideration from a sale, transfer, lease or other disposition of any asset in compliance with Section 6.05 ; (k) Investments by the Company or any Subsidiary that result solely from the receipt by the Company or such Subsidiary from any of its subsidiaries of a dividend or other Restricted Payment in the form of Equity Interests, evidences of Indebtedness or other securities (but not any additions thereto made after the date of the receipt thereof); (l) Investments in the form of Swap Agreements permitted under Section 6.07 ; (m) Investments by Foreign Subsidiaries in other Foreign Subsidiaries or by any Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party; (n) Investments constituting deposits described in clauses (c) and (d) of the definition of “Permitted Encumbrances ”; (o) Investments consisting of (i) extensions of trade credit, (ii) deposits made in connection with the purchase of goods or services or the performance of leases, licenses or contracts, in each case, in the ordinary course of business, (iii) notes receivable of, or prepaid royalties and other extensions of credit to, customers and suppliers that are not Affiliates of the Company and that are made in the ordinary course of business, (iv) Guarantees made in the ordinary course of business in support of obligations of the Company or any of its Subsidiaries not constituting Indebtedness for borrowed money, including operating leases and obligations owing to suppliers, customers and licensees and (v) loans, advances or other extensions of credit to one or more customers by the Company or any Subsidiary pursuant to arm’s-length terms (or terms otherwise acceptable to the Administrative Agent in its reasonable discretion) in order to finance such customer’s purchase of chassis that are used by the Company or any Subsidiary to manufacture recreational vehicles for such customer; provided that, the aggregate principal amount of such loans, advances and extensions of credit outstanding at any time in reliance on this clause (o)(v) shall not exceed $15,000,000; 103

(p) mergers and consolidations permitted under Section 6.03 that do not involve any Person other than the Company and Subsidiaries that are wholly-owned Subsidiaries; (q) to the extent constituting Investments, intercompany loans or other intercompany Investments made by Loan Parties in the ordinary course of business to or in any Foreign Subsidiary to provide funds as necessary to enable the applicable Foreign Subsidiary to comply with changes in statutory or contractual capital requirements (other than any contractual requirement that constitutes a Guarantee); (r) Investments consisting of Guarantees in the ordinary course of business to support the obligations of any Subsidiary under its worker’s compensation and general insurance agreements; (s) the Company’s entry into (including payments of premiums in connection therewith), and the performance of obligations under, Permitted Call Spread Swap Agreements in accordance with their terms; (t) Investments in joint ventures of the Company or any Subsidiary, taken together with all other Investments made pursuant to this clause (t) that are at that time outstanding, not to exceed the greater of (x) $50,000,000 and (y) 5% of Consolidated Total Assets (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); (u) advances of payroll payments to employees in the ordinary course of business; (v) Investments to the extent that payment for such Investments is made solely with Equity Interests (other than Disqualified Equity Interests) of the Company; (w) the forgiveness or conversion to equity of any Indebtedness owed by the Company or any Subsidiary and permitted by Section 6.01 ; (x) to the extent that they constitute Investments, purchases and acquisitions of inventory, supplies, materials or equipment or purchases, acquisitions, licenses or leases of other assets, Intellectual Property, or other rights, in each case in the ordinary course of business; and (y) Investments arising as a result of Sale and Leaseback Transactions; (z) Investments in the Term Loans in accordance with Section 9.04(f) of the Term Loan Agreement (as in effect on the Effective Date); (aa) [reserved]; (bb) Investments consisting of the acquisition of real property (and any improvements thereon) located at, and commonly known as, 11333 CR2, Middlebury, Indiana 46540 and Vacant Land, CR2, Middlebury, Indiana 46540, pursuant to the exercise by Grand Design of its right of first offer to purchase such property pursuant to the terms of each Lease Agreement, dated as of the date hereof, by and between Three Oaks, LLC, as landlord, and Grand Design, as tenant (or such other terms as may be reasonably acceptable to the Administrative Agent); provided that, (i) both immediately before and immediately after giving pro forma effect to any such Investment pursuant to this clause (bb) , no Event of Default shall have occurred and be continuing and (ii) the aggregate amount of Investments permitted in reliance on this clause (bb) shall not exceed $20,000,000 (at the time made); and 104

(cc) any other Investments (including Acquisitions) whether or not of a type described above; provided that, (i) both immediately before and immediately after giving pro forma effect to any such Investment pursuant to this clause (cc) , no Event of Default shall have occurred and be continuing and the Payment Condition shall be satisfied with respect to such Investment and (ii) any Acquisitions made pursuant to this clause (cc) must constitute a Permitted Acquisition. Notwithstanding the foregoing, any Acquisition made in reliance on any provision of this Section 6.04 must satisfy the requirements of a Permitted Acquisition. Notwithstanding anything contrary set forth above, if any Investment is denominated in a foreign currency, no fluctuation in currency values shall result in a breach of this Section 6.04 . For purposes of determining compliance with this Section 6.04 , in the event that an Investment (or any portion thereof) meets the criteria of more than one of the categories of permitted Investments described in clauses (a) through (cc) above, the Company and the Subsidiaries, in their sole discretion, will be permitted to divide and classify such Investment (or any portion thereof) on the date of incurrence, and at any time and from time to time may later reclassify all or any portion of any Investment as having been incurred under any category of permitted Investments described in clauses (a) through (cc) above so long as such Investment is permitted to be incurred pursuant to such provision at the time of reclassification. For the avoidance of doubt, an Investment entered into in reliance on clause (cc) above that was permitted at the time entered into shall continue to be permitted under such clause notwithstanding any failure to satisfy the Payment Condition (or any other condition in such clause) at a later date with respect to any subsequent Investment. For purposes of determining the amount of any Investment outstanding, such amount shall be deemed to be the amount of such Investment when made, purchased or acquired (without adjustment for subsequent increases or decreases in the value of such Investment) less any amount realized in respect of such Investment upon the sale, collection or return of capital (not to exceed the original amount invested. SECTION 6.05. Asset Sales . No Loan Party will, nor will it permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will any Subsidiary issue any additional Equity Interest in such Subsidiary (other than issuing directors’ qualifying shares and other than issuing Equity Interests to the Company or another Subsidiary in compliance with Section 6.04(d) ) (each, a “Disposition ”), except: (a) Dispositions of (i) inventory or goods held for sale (including, for the avoidance of doubt, such Dispositions made by the Company or any other Loan Party to Subsidiaries that are not Loan Parties, so long as such Dispositions are at prices and on terms and conditions at least substantially as favorable to the Company or such Loan Party as those that could be obtained at the time in a comparable arm’s-length transaction with a Person that is not a Subsidiary), (ii) immaterial assets (including allowing any registrations or any applications for registration of any immaterial intellectual property to lapse or go abandoned in the ordinary course of business), (iii) used, obsolete, damaged or surplus property or equipment, whether now owned or hereafter acquired, and (iv) cash and Permitted Investments, in each case in the ordinary course of business; (b) Dispositions to the Company or a Subsidiary; provided that any such Disposition to a Subsidiary that is not a Loan Party (i) shall be made in compliance with Sections 6.04 and 6.08 if and to the extent applicable and (ii) shall not, in the case of any Disposition by the Company or any other Loan Party to Subsidiaries that are not Loan Parties in any fiscal year that are not made as Investments 105 permitted by Section 6.04 , involve assets having an aggregate fair market value for all such assets so Disposed in such fiscal year in excess of $7,500,000; (c) Dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business consistent with past practice and not as part of any accounts receivables financing transaction; (d) (i) to the extent constituting Dispositions, transactions permitted by Sections 6.01 and 6.03 , (ii) Dispositions of assets to the extent that such Disposition constitutes an Investment referred to in and permitted by Section 6.04 and (iii) Dispositions of assets to the extent that such Disposition constitute a Restricted Payment referred to in and permitted by Section 6.09 ; (e) Sale and Leaseback Transactions permitted by Section 6.06 ; (f) Licenses, leases or subleases entered into in the ordinary course of business, including in connection with effectuating any tax subsidy arrangement, including a payment-in-lieu of taxes arrangement, to the extent that they do not materially interfere with the business of the Company or any Subsidiary; (g) Licenses or sublicenses of intellectual property in the ordinary course of business, to the extent that they do not materially interfere with the business of the Company or any Subsidiary; (h) Dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any asset of any of the Company or any Subsidiary; (i) Dispositions of assets (including as a result of like-kind exchanges) to the extent that (i) such assets are exchanged for credit (on a fair market value basis) against the purchase price of similar or replacement assets or (ii) such asset is Disposed of for fair market value and the proceeds of such Disposition are promptly applied to the purchase price of similar or replacement assets; (j) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements; (k) the abandonment, cancellation, non-renewal or discontinuance of use or maintenance of non-material intellectual property or rights relating thereto (including registrations and applications for registration) that the Company determines in its reasonable judgment to be desirable to the conduct of its business and not materially disadvantageous to the interests of the Lenders; (l) Dispositions of assets acquired pursuant to or in order to effectuate a Permitted Acquisition which assets are not used or useful to the core or principal business of the Company and its Subsidiaries in an aggregate amount not to exceed 30% of the aggregate consideration in respect of such Permitted Acquisition; (m) Dispositions of assets that the Company determines in its reasonable judgment to be no longer used or useful in the conduct of the business of the Company or any Subsidiary outside the ordinary course of business (and for consideration complying with the requirements applicable to Dispositions pursuant to clause (r) below) in an aggregate amount not to exceed $15,000,000; 106

(n) any swap of assets in exchange for services or other assets of comparable or greater value or usefulness to the business of the Company and the Subsidiaries as a whole, as determined in good faith by the Company; (o) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements; (p) the unwinding of any Swap Contract pursuant to its terms; (q) sales or other issuances of Equity Interests in the Company; (r) Dispositions contemplated as of the Effective Date and listed on Schedule 6.05 ; and (s) any other Disposition of assets (including Equity Interests); provided that (i) if the total fair market value of the assets subject to any such Disposition or series of related Dispositions is in excess of $7,500,000, it shall be for fair market value (or if not for fair market value, the shortfall is permitted as and treated as an Investment under Section 6.04 ), (ii) at least 75% of the total consideration for any such Disposition in excess of $10,000,000 received by the Company and its Subsidiaries is in the form of cash or Permitted Investments, (iii) no Default or Event of Default then exists or would result after giving effect (including pro forma effect) thereto (except if such Disposition is made pursuant to an agreement entered into at a time when no Default or Event of Default exists) and (iv) if the Dispositions since the delivery of the most recent Borrowing Base Certificates results (on a pro forma basis) in a reduction of 10% or more of the Aggregate Borrowing Base (based on the most recent Borrowing Base Certificates delivered to the Administrative Agent), the Borrower Representative shall be required to deliver an updated Aggregate Borrowing Base Certificate, together with an updated Borrowing Base Certificate for each Borrower, to the Administrative Agent; provided , however , that for purposes of clause (ii) above, the following shall be deemed to be cash: (A) any liabilities (as shown on the Company’s or such Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Company or such Subsidiary (other than liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee with respect to the applicable Disposition and for which the Company and its Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by the Company or such Subsidiary from such transferee that are converted by the Company or such Subsidiary into cash or Permitted Investments (to the extent of the cash or Permitted Investments received in the conversion) within one hundred eighty (180) days following the closing of the applicable Disposition and (C) aggregate non-cash consideration received by the Company or such Subsidiary having an aggregate fair market value (determined in good faith by the Company as of the closing of the applicable Disposition for which such non-cash consideration is received and without giving effect to subsequent changes in value) not to exceed the greater of (x) $30,000,000 and (y) 3% of Consolidated Total Assets at any time since the Effective Date (net of any non-cash consideration converted into cash and Permitted Investments). SECTION 6.06. Sale and Leaseback Transactions . No Loan Party will, nor will it permit any Subsidiary to, enter into any Sale and Leaseback Transaction unless (a) any Capital Lease Obligations arising in connection therewith are permitted under Section 6.01 and (b) any Liens arising in connection therewith (including Liens deemed to arise in connection with any such Capital Lease Obligations) are permitted under Section 6.02 . SECTION 6.07. Swap Agreements . No Loan Party will, nor will it permit any Subsidiary to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Company or any Subsidiary has actual exposure (other than those in respect of the Equity 107

Interests or Indebtedness of the Company or any Subsidiary), (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Company or any Subsidiary and (c) Permitted Call Spread Swap Agreements. SECTION 6.08. Transactions with Affiliates . No Loan Party will, nor will it permit any Subsidiary to, sell, lease or otherwise transfer any assets to, or purchase, lease or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, except: (a) transactions that are at prices and on terms and conditions at least substantially as favorable to the Company or such Subsidiary (or, in the case of a transaction between a Loan Party and a non-Loan Party, at least substantially as favorable to such Loan Party) as those that could be obtained at the time in a comparable arm’s-length transaction with a Person that is not an Affiliate; (b) transactions between or among the Company and the other Loan Parties or any Person that becomes a Loan Party as a result of or in connection with such loan or other transaction to the extent permitted hereunder and not involving any other Affiliate; (c) (i) transactions between or among Subsidiaries that are not Loan Parties and not involving any other Affiliate and (ii) transactions between any Loan Party and any Subsidiary that is not a Loan Party to the extent permitted hereunder; (d) any Investment (including loans or advances to employees) permitted under Section 6.04 ; (e) the payment of reasonable fees to directors of the Company or any Subsidiary who are not employees of the Company or any Subsidiary; (f) compensation, expense reimbursement and indemnification of, and other employment arrangements (including severance arrangements and health, disability and similar insurance or benefit plans) with, directors, officers, managers, employees and consultants of the Company or any Subsidiary entered into in the ordinary course of business and transactions pursuant to equity-based plans and employee benefit plans and arrangements in the ordinary course of business; (g) any Restricted Payment permitted by Section 6.09 ; (h) any issuance or sale of Equity Interests to, and any repurchase, retirement, redemption or other acquisition or retirement of Equity Interests owned by, Affiliates to the extent not prohibited under this Agreement; (i) any payments or other transactions pursuant to any tax sharing agreement among the Loan Parties and their subsidiaries; provided that, any such tax sharing agreement is on arm’s-length terms usual and customary for agreements of that type; (j) the consummation of the Transactions and the payment of the Transaction Costs; (k) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, officers, managers, employees and consultants of the Company or any Subsidiary in the ordinary course of business to the extent attributable to the ownership or operation of the Company and its Subsidiaries; 108

(l) transactions pursuant to agreements in existence on the Effective Date and set forth on Schedule 6.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect; (m) a joint venture which would constitute a transaction with an Affiliate solely as a result of the Company or any Subsidiary owning an equity interest or otherwise controlling such joint venture or similar entity; (n) transactions with joint ventures, customers, suppliers, contractors, joint venture partners (including physicians) or purchasers or sellers of goods or services, in each case which are in the ordinary course of business (including pursuant to joint venture agreements) and otherwise in compliance with the terms of the Loan Documents, and which are fair to the Company or its applicable Subsidiaries in the reasonable determination of the board of directors, chief executive officer or chief financial officer of the Company or its Subsidiaries, as applicable, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; (o) existing Indebtedness and any other obligations otherwise permitted hereunder pursuant to an agreement existing on the Effective Date as set forth on Schedule 6.01 , as such agreement may be amended pursuant to Section 6.01 ; and (p) any lease or sublease entered into between the Company or any Subsidiary, as lessee, and any Affiliate of the Company, as lessor or sublessor, which is approved by a majority of the disinterested members of the board of directors of the Company in good faith. SECTION 6.09. Restricted Payments . No Loan Party will, nor will it permit any Subsidiary to, will declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that: (a) any Subsidiary may declare and pay dividends or make other distributions with respect to its Equity Interests, in each case ratably to the holders of such Equity Interests (or if not ratably, on a basis more favorable to the Company and the Loan Parties); (b) the Company may declare and pay dividends with respect to its Equity Interests payable solely in shares of Qualified Equity Interests of the Company; (c) the Company may repurchase, purchase, acquire, cancel or retire for value Equity Interests of the Company from present or former employees, officers, directors or consultants (or their estates or beneficiaries under their estates) of the Company or any Subsidiary upon the death, disability, retirement or termination of employment or service of such employees, officers, directors or consultants, or to the extent required, pursuant to employee benefit plans, employment agreements, stock purchase agreements or stock purchase plans, or other benefit plans; provided that the aggregate amount of Restricted Payments made pursuant to this Section 6.09(c) shall not exceed $5,000,000 in any fiscal year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $10,000,000; provided , further , that such amount in any calendar year may be increased by an amount not to exceed: (i) the net cash proceeds from the sale of Equity Interests (other than Disqualified Equity Interests) of the Company or any Subsidiary to members of management, managers, directors or consultants of the Company or any Subsidiary that occurs after the Effective Date, to the extent net cash proceeds from the sale of such Equity Interests have not otherwise been 109 applied to the payment of Restricted Payments by virtue of Section 6.09(b) or this Section 6.09(c) ; plus (ii) the net cash proceeds of key man life insurance policies received by the Company or any Subsidiary; less (iii) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (i) and (ii) of this Section 6.09(c) ; (d) the Company may make cash payments in lieu of the issuance of fractional shares representing insignificant interests in the Company in connection with (i) the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests in the Company and (ii) any dividend, split or combination thereof or any Permitted Acquisition; (e) the Company may acquire Equity Interests of the Company upon the exercise of stock options for such Equity Interests of the Company if such Equity Interests represent a portion of the exercise price of such stock options or in connection with tax withholding obligations arising in connection with the exercise of options by, or the vesting of restricted Equity Interests held by, any current or former director, officer or employee of the Company or its Subsidiaries; (f) the Company may convert or exchange any Equity Interests of the Company for or into Qualified Equity Interests of the Company; (g) the Company and its Subsidiaries may declare or make, or agree to pay or make, directly or indirectly, any other Restricted Payments (whether or not of a type described in the other paragraphs of this Section 6.09 ) so long as, both immediately before and after giving effect (including pro forma effect) to such Restricted Payment (x) no Default or Event of Default shall have occurred and be continuing and (y) the Payment Condition shall be satisfied with respect to such Restricted Payments; (h) the Company may make Restricted Payments within sixty (60) days after the date of declaration thereof, if at the date of declaration of such Restricted Payments, such Restricted Payments would have been permitted pursuant to another clause of this Section 6.09 ; (i) the Company and its Subsidiaries may make Restricted Payments to effect the Transactions; and (j) the Company and its Subsidiaries may declare or make, or agree to pay or make, directly or indirectly, any other Restricted Payments (whether or not of the type described in the other paragraphs of this Section 6.09 ) so long as (i) both immediately before and after giving effect (including pro forma effect) to such Restricted Payments, no Default or Event of Default has occurred and is continuing and (ii) the aggregate amount of such Restricted Payments made in reliance on this clause (j) during any fiscal year of the Company shall not exceed $20,000,000. Notwithstanding the foregoing, the Company may also repurchase, exchange or induce the conversion of Permitted Convertible Notes by delivery of shares of the Company’s common stock and/or a different series of Permitted Convertible Notes (which series (x) matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the analogous date under the indenture governing the Permitted Convertible Notes that are so repurchased, exchanged or converted and (y) has terms, conditions and covenants that are no less favorable to the Company than the Permitted Convertible Notes that are so repurchased, exchanged or converted (as determined by the board of directors of the Company, or a committee thereof, in good faith)) (any such series of Permitted 110

Convertible Notes, “Refinancing Convertible Notes ”) and/or by payment of cash (in an amount that does not exceed the proceeds received by the Company from the substantially concurrent issuance of shares of the Company’s common stock and/or a Refinancing Convertible Notes plus the net cash proceeds, if any, received by the Company pursuant to the related exercise or early unwind or termination of the related Permitted Call Spread Swap Agreements pursuant to the immediately following proviso); provided that, substantially concurrently with, or a commercially reasonable period of time before or after, the related settlement date for the Permitted Convertible Notes that are so repurchased, exchanged or converted, the Company shall (and, for the avoidance of doubt, shall be permitted under this Section 6.09 to) exercise or unwind or terminate early (whether in cash, shares or any combination thereof) the portion of the Permitted Call Spread Swap Agreements, if any, corresponding to such Permitted Convertible Notes that are so repurchased, exchanged or converted. SECTION 6.10. Subordinated Indebtedness and Amendments to Subordinated Indebtedness Documents . (a) No Loan Party will, nor will it permit any Subsidiary to, directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Subordinated Indebtedness or any Indebtedness from time to time outstanding under the Subordinated Indebtedness Documents, except: (i) regularly scheduled interest and principal payments as and when due in respect of any Subordinated Indebtedness, other than payments prohibited by the subordination provisions thereof; (ii) refinancings of Subordinated Indebtedness with the proceeds of Refinancing Indebtedness permitted in respect thereof under Section 6.01 ; (iii) payments of or in respect of Subordinated Indebtedness made solely with Qualified Equity Interests in the Company or the conversion of any Subordinated Indebtedness into Qualified Equity Interests of the Company; (iv) prepayments of intercompany Subordinated Indebtedness permitted hereby owed by the Company or any Subsidiary to the Company or any Subsidiary, other than prepayments prohibited by the subordination provisions governing such Subordinated Indebtedness; provided that, for the avoidance of doubt, the prepayment of any Subordinated Indebtedness owed by the Company or any Loan Party to any Subsidiary that is not a Loan Party shall be permitted so long as no Default shall have occurred and be continuing or would result after giving effect (including pro forma effect) thereto; and (v) so long as no Default shall have occurred and be continuing or would result therefrom, the Company may on any date make payments of or in respect of Subordinated Indebtedness if at the time of making such payment and immediately after giving effect (including pro forma effect) thereto, the Payment Condition shall be satisfied. (b) Furthermore, no Loan Party will, nor will it permit any Subsidiary to, amend the Subordinated Indebtedness Documents relating to any Subordinated Indebtedness or any document, agreement or instrument evidencing any Indebtedness incurred pursuant to the Subordinated Indebtedness Documents (or any replacements, substitutions, extensions or renewals thereof) or pursuant to which such Indebtedness is issued where such amendment, modification or supplement amends, modifies or adds any provision thereof in a manner which (i) when taken as a whole, is materially adverse the Lenders or (ii) is 111 more onerous than the applicable provision in this Agreement (except in each case to the extent permitted under the applicable subordination agreement governing such Subordinated Indebtedness). SECTION 6.11. Restrictive Agreements . No Loan Party will, nor will it permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that restricts or imposes any condition upon (a) the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its assets to secure the Secured Obligations or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Company or any Subsidiary; provided that (i) the foregoing shall not apply to: (A) restrictions and conditions imposed by law or by this Agreement or any other Loan Document; (B) restrictions and conditions contained in any agreement or document governing or evidencing Refinancing Indebtedness in respect of Indebtedness referred to in clause (A) or Refinancing Indebtedness in respect thereof; provided that the restrictions and conditions contained in any such agreement or document referred to in this clause (B) are not less favorable in any material respect to the Lenders than the restrictions and conditions imposed by this Agreement; (C) restrictions and conditions existing on the date hereof identified on Schedule 6.11 , and restrictions and conditions contained in any agreement evidencing any renewal, extension or refinancing permitted hereunder of any agreement identified on Schedule 6.11 so long as such renewal, extension or refinancing does not expand the scope of such restrictions or conditions; (D) in the case of any Subsidiary that is not a wholly-owned Subsidiary, restrictions and conditions imposed by its organizational documents or any related joint venture or similar agreements; provided that such restrictions and conditions apply only to such Subsidiary and to the Equity Interests of such Subsidiary; (E) restrictions imposed by any agreement governing Indebtedness incurred by any Loan Party or any Subsidiary after the Effective Date and permitted under Section 6.01 that are, taken as a whole, in the good faith judgment of the Company, no more restrictive with respect to the Company or any Subsidiary than those contained in this Agreement; (F) customary restrictions and conditions contained in agreements relating to the sale, transfer, lease or other Disposition of a Subsidiary or any assets of the Company or any Subsidiary, in each case pending such transaction; provided that, such restrictions and conditions apply only to such Subsidiary or the assets that are to be sold, leased or otherwise transferred and, in each case, such transaction is permitted hereunder; (G) restrictions relating to assets encumbered by a Lien permitted by Section 6.02 ; (H) [reserved]; 112

(I) restrictions imposed by any agreement governing Indebtedness of a Subsidiary which is not a Loan Party to the extent such Indebtedness is permitted by Section 6.01 ; and (J) restrictions or conditions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; and (ii) clause (a) of this Section 6.11 shall not apply to: (A) restrictions and conditions imposed by any agreement relating to secured Indebtedness permitted by clause (f) , (g) , (h) , (j) , (k) , (m) and (n) of Section 6.01 if such restrictions and conditions apply only to the assets securing such Indebtedness; (B) customary provisions in leases, subleases, licenses and other agreements restricting the assignment thereof; and (C) restrictions imposed by agreements relating to Indebtedness of any Subsidiary in existence at the time such Subsidiary became a Subsidiary and otherwise permitted by Section 6.01(g) ; provided that such restrictions apply only to such Subsidiary and its assets (or any special purpose acquisition Subsidiary without material assets acquiring such Subsidiary pursuant to a merger). Nothing in this Section 6.11 shall be deemed to modify the obligations of the Loan Parties under Section 5.14 or under the Collateral Documents. SECTION 6.12. Fixed Charge Coverage Ratio . During any FCCR Test Period, the Borrowers will not permit the Fixed Charge Coverage Ratio as of the last day of any period of four fiscal quarters ending during such FCCR Test Period, to be less than 1.00 to 1.00. SECTION 6.13. [Intentionally Omitted] . SECTION 6.14. Depository Banks . Each Borrower and each Subsidiary will maintain the Administrative Agent as its principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity and other deposit accounts for the conduct of its business; provided , however , that the Administrative Agent and the Lenders acknowledge and agree that the Borrowers and their Subsidiaries will not be required to maintain with the Administrative Agent any Excluded Accounts or any accounts governing controlled disbursement services provided by any financial institution other than the Administrative Agent. ARTICLE VII Events of Default If any of the following events (“Events of Default ”) shall occur: (a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise; (b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other 113

Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days; (c) any representation or warranty made or deemed made by or on behalf of any Borrower or any other Loan Party in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made; (d) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a) , 5.03 (with respect to a Borrower’s existence), 5.08 , 5.13 , 5.14 or in Article VI ; (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those which constitute a default under another Section of this Article), and such failure shall continue unremedied for a period of (i) five (5) days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of Section 5.01 , 5.02 (other than Section 5.02(a) ), 5.03 , 5.04 , 5.05 , 5.07 or 5.09 of this Agreement or (ii) thirty (30) days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of any other Section of this Agreement; (f) any Loan Party or any Material Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness of such Loan Party or Material Subsidiary, as applicable, when and as the same shall become due and payable, which is not cured within any applicable grace period therefor; (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits, after giving effect to the expiration of any applicable grace period, and delivery of any applicable required notice, provided in the applicable agreement or instrument under which such Indebtedness was created, the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) secured Material Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement), (ii) any Material Indebtedness that becomes due as a result of a refinancing thereof permitted by Section 6.01 , (iii) any reimbursement obligation in respect of a letter of credit, bankers’ acceptance or similar obligation as a result of a drawing thereunder by a beneficiary thereunder in accordance with its terms, (iv) any such Material Indebtedness that is mandatorily prepayable prior to the scheduled maturity thereof with the proceeds of the issuance of capital stock, the incurrence of other Indebtedness or the sale or other disposition of any assets, so long as such Material Indebtedness that has become due is so prepaid in full with such net proceeds required to be used to prepay such Material Indebtedness when due (or within any applicable grace period) and such event shall not have otherwise resulted in an event of default with respect to such Material Indebtedness, (v) any redemption, exchange, repurchase, conversion or settlement with respect to any Permitted Convertible Notes, or satisfaction of any condition giving rise to or permitting the foregoing, pursuant to their terms unless such redemption, repurchase, conversion or settlement results from a default thereunder or an event of the type that constitutes an Event of Default or (vi) any early payment requirement or 114 unwinding or termination with respect to any Permitted Call Spread Swap Agreement, or satisfaction of any condition giving rise to or permitting the foregoing, in accordance with the terms thereof where neither the Company nor any of its Affiliates is the “defaulting party” (or substantially equivalent term) under the terms of such Permitted Call Spread Swap Agreement; (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered; (i) any Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; (j) any Borrower or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due; (k) one or more judgments for the payment of money in an aggregate amount in excess of $15,000,000 (to the extent not paid, fully bonded or covered by a solvent and unaffiliated insurer that has not denied coverage) shall be rendered against any Loan Party or any Material Subsidiary or any combination thereof and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed (by reason of pending appeal or otherwise), or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party or any Material Subsidiary to enforce any such judgment and such action shall not have been stayed; (l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; (m) a Change in Control shall occur; (n) the occurrence of any “default” or “Event of Default ”, as defined in any Loan Document (other than this Agreement), or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided (but if no specific grace period is provided therein, which default or breach continues beyond thirty (30) days after the earlier of knowledge of such default or breach or notice thereof); (o) any Loan Document, after execution thereof and for any reason other than as expressly permitted hereunder or thereunder or in satisfaction in full of the Obligations, ceases to be valid, binding and enforceable against the Company or any other Loan Party party thereto in accordance with its terms in all material respects (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any material 115 provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms in any material respect, other than as expressly permitted hereunder or thereunder or the satisfaction in full in cash of the Obligations then due and payable); or (p) except as permitted by the terms of any Collateral Document or this Agreement, (i) any Collateral Document shall for any reason fail to create or keep created a valid security interest in any material portion of the Collateral purported to be covered thereby, or (ii) other than as a result of the failure of the Administrative Agent to take any action within its control to maintain perfection of the Liens created in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the Loan Documents (excluding any action based on facts or circumstances for which the Administrative Agent has not been notified in accordance with the provisions of the Loan Documents), any Lien securing any material portion of the Secured Obligations shall cease to be a perfected Lien having the priority required by the Loan Documents; then, and in every such event (other than an event with respect to any Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by written notice to the Borrower Representative, take either or both of the following actions, at the same or different times: (i) terminate the Commitments and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Secured Obligations of the Borrowers accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers and (iii) require cash collateral for the LC Exposure in accordance with Section 2.06(j) ; and in case of any event with respect to any Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding and the cash collateral for the LC Exposure, together with accrued interest thereon and all fees and other Secured Obligations accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC. ARTICLE VIII The Administrative Agent SECTION 8.01. Authorization and Action . (a) Each Lender, on behalf of itself and any of its Affiliates that are Secured Parties and the Issuing Bank hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent and collateral agent under the Loan Documents and each Lender and the Issuing Bank authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than within the United States, each Lender and the Issuing Bank hereby grants to the Administrative Agent any required powers of attorney to execute and enforce any Collateral Document governed by the laws of such jurisdiction on such Lender’s or such Issuing Bank’s behalf. Without 116 limiting the foregoing, each Lender and the Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents. (b) As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and the Issuing Bank; provided , however , that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders and the Issuing Bank with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided , further , that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower, any other Loan Party, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. (c) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Bank (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing: (i) the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuing Bank or Secured Party or holder of any other obligation other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby; and 117

(ii) nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account. (d) The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent. (e) None of the Lead Arranger nor the Syndication Agent shall have any obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but shall have the benefit of the indemnities provided for hereunder. (f) In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any reimbursement obligation in respect of any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise: (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and the Administrative Agent (including any claim under Sections 2.12 , 2.13 , 2.15 , 2.17 and 9.03 ) allowed in such judicial proceeding; and (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, the Issuing Bank and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Bank or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03 ). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding. (g) The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Bank, and, except solely to the extent of the Borrowers’ right to consent pursuant to and subject to the conditions set forth in this Article, no Borrower nor any Subsidiary, or any of their 118 respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations provided under the Loan Documents, to have agreed to the provisions of this Article. SECTION 8.02. Administrative Agent’s Reliance, Indemnification, Etc. (a) Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder. (b) The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by the Borrower Representative, a Lender or the Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent, or (vi) the creation, perfection or priority of Liens on the Collateral. (c) Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04 , (ii) may rely on the Register to the extent set forth in Section 9.04(b) , (iii) may consult with legal counsel (including counsel to the Borrowers), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or Issuing Bank and shall not be responsible to any Lender or Issuing Bank for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this 119

Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof). SECTION 8.03. Posting of Communications . (a) The Borrowers agree that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Bank by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic system chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform ”). (b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Issuing Bank and each Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, the Issuing Bank and each Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution. (c) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS ” AND “AS AVAILABLE ”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, THE LEAD ARRANGER, THE SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES ”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM. “Communications ” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or Issuing Bank by means of 120 electronic communications pursuant to this Section, including through an Approved Electronic Platform. (d) Each Lender and Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address. (e) Each of the Lenders, Issuing Bank and each Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies. (f) Nothing herein shall prejudice the right of the Administrative Agent, any Lender or Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document. SECTION 8.04. The Administrative Agent Individually . With respect to its Commitment, Loans (including Swingline Loans) and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Bank, as the case may be. The terms “Issuing Bank”, “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Bank or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, any Loan Party, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Bank. SECTION 8.05. Successor Administrative Agent . (a) The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Bank and the Borrower Representative, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right, to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of the Borrower Representative (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as 121

Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents. (b) Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Bank and the Borrowers, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Collateral Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and continue to be entitled to the rights set forth in such Collateral Document and Loan Document, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest), and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article, Section 2.17(d) and Section 9.03 , as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (a) above. SECTION 8.06. Acknowledgements of Lenders and Issuing Bank . (a) Each Lender represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and that it has, independently and without reliance upon the Administrative Agent, the Lead Arranger, the Syndication Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Lead Arranger, the Syndication Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and informa- tion (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrowers and their Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. (b) Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and 122 consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date or the effective date of any such Assignment and Assumption or any other Loan Document pursuant to which it shall have become a Lender hereunder. (c) Each Lender hereby agrees that (i) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent; (ii) the Administrative Agent (A) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (B) shall not be liable for any information contained in any Report; (iii) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Administrative Agent undertakes no obligation to update, correct or supplement the Reports; (iv) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement; and (v) without limiting the generality of any other indemnification provision contained in this Agreement, (A) it will hold the Administrative Agent and any such other Person preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any extension of credit that the indemnifying Lender has made or may make to a Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Loan or Loans; and (B) it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorneys’ fees) incurred by the Administrative Agent or any such other Person as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender. SECTION 8.07. Collateral Matters . (a) Except with respect to the exercise of setoff rights in accordance with Section 9.08 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof. In its capacity, the Administrative Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the UCC. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Secured Parties. (b) In furtherance of the foregoing and not in limitation thereof, no arrangements in respect of Banking Services the obligations under which constitute Secured Obligations and no Swap Agreement the obligations under which constitute Secured Obligations, will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such arrangement in respect of Banking Services or Swap Agreement, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and 123 agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph. (c) The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(b) . The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral. SECTION 8.08. Credit Bidding . The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt 124 instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid. SECTION 8.09. Certain ERISA Matters . (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager ” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. (b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a) , such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party 125 hereto, for the benefit of, the Administrative Agent, the Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that none of the Administrative Agent, the Lead Arranger, the Syndication Agent or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto). (c) The Administrative Agent, the Syndication Agent and the Lead Arranger hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing. SECTION 8.10. Flood Laws . JPMCB has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and related legislation (the “Flood Laws ”). JPMCB, as administrative agent or collateral agent on a syndicated facility, will post on the applicable electronic platform (or otherwise distribute to each Lender in the syndicate) documents that it receives in connection with the Flood Laws. However, JPMCB reminds each Lender and Participant in the facility that, pursuant to the Flood Laws, each federally regulated Lender (whether acting as a Lender or Participant in the facility) is responsible for assuring its own compliance with the flood insurance requirements. ARTICLE IX Miscellaneous SECTION 9.01. Notices . (a) Except in the case of notices and other communications expressly permitted to be given by telephone or Electronic Systems (and subject in each case to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows: (i) if to any Loan Party, to the Borrower Representative at: Winnebago Industries, Inc. 13200 Pioneer Trail, Suite 150 Eden Prairie, MN 55347 Attention: Bert Jameson, Treasurer 126

(ii) if to the Administrative Agent (other than for purposes of a notification of the DQ List), JPMCB in its capacity as an Issuing Bank or the Swingline Lender, to JPMCB at: JPMorgan Chase Bank, N.A. 10 S. Dearborn St. Chicago, Illinois 60603 Attention: John Morrone Facsimile No: (312) 548-1943 (iii) if to the Administrative Agent for purposes of a notification of the DQ List, to JPMDQ_Contact@jpmorgan.com; and (iv) if to any other Lender or Issuing Bank, to it at its address or facsimile number set forth in its Administrative Questionnaire. All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, (ii) sent by facsimile shall be deemed to have been given when sent, provided that if not given during normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day of the recipient, or (iii) delivered through Electronic Systems or Approved Electronic Platform, as applicable, to the extent provided in paragraph (b) below shall be effective as provided in such paragraph. (b) Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by using Electronic Systems or Approved Electronic Systems, as applicable, or pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by Electronic Systems or Approved Electronic Platforms, as applicable, pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i) , of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient. (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. Unless otherwise set forth herein, all notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. 127

SECTION 9.02. Waivers; Amendments . (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. (b) Except as provided in the first sentence of Section 2.09(f) (with respect to any commitment increase), Section 2.14(b) with respect to an alternate rate of interest to the LIBO Rate or Section 6.03(c) with respect to changes in fiscal year, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall: (i) increase the Commitment of any Lender without the written consent of such Lender (including any such Lender that is a Defaulting Lender); provided that, a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default or mandatory prepayment shall not constitute an increase of any Commitment of any Lender; (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby; provided that (x) any amendment or modification of the financial covenants in this Agreement (or defined terms used in the financial covenants in this Agreement) shall not constitute a reduction in the rate of interest or fees for purposes of this clause (ii) and (y) only the consent of the Required Lenders shall be necessary to reduce or waive any obligation of the Borrowers to pay interest or any other amount at the applicable default rate set forth in Section 2.13(c) or to amend Section 2.13(c) ; (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby (other than with respect to the matters set forth in clauses (ii)(x) and (ii)(y) above); (iv) change Section 2.09(d) or Section 2.18(b) or (d) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender (other than any Defaulting Lender); (v) change the definition of any Borrowing Base (or any defined terms used therein) in a manner that makes more credit available, increase the advance rates set forth in the definition 128 of Borrowing Base or add new categories of eligible assets, in each case, without the written consent of each Lender (other than any Defaulting Lender); (vi) change any of the provisions of this Section or the definition of “Required Lenders ” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (other than any Defaulting Lender); (vii) release all or substantially all of the value of the Loan Guaranty (except as otherwise permitted herein or in the other Loan Documents, including with respect to a sale, disposition or dissolution of a Loan Guarantor permitted herein), without the written consent of each Lender (other than any Defaulting Lender); or (viii) except as provided in clause (d) of this Section or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender (other than any Defaulting Lender); provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be (it being understood that any change to Section 2.20 shall require the consent of the Administrative Agent, each Issuing Bank and the Swingline Lender) and (B) no such agreement shall amend or modify the provisions of Section 2.06 or any letter of credit application and any bilateral agreement between the Borrower Representative and the Issuing Bank regarding the Issuing Bank’s Issuing Bank Sublimit or the respective rights and obligations between any Borrower and the Issuing Bank in connection with the issuance of Letters of Credit without the prior written consent of the Administrative Agent and the Issuing Bank, respectively. The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04 . (c) Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and each Borrower (x) to add one or more credit facilities to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders. (d) The Lenders and the Issuing Bank hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (i) upon satisfaction of the Final Release Conditions, (ii) constituting property being sold or disposed of if the Loan Party disposing of such property certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), and to the extent that the property being sold or disposed of constitutes 100% of the Equity Interests of a Subsidiary, the Administrative Agent is authorized to release any Loan Guaranty, (iii) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, (iv) constituting Excluded Assets or (v) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII . Except as provided in the preceding sentence, the Administrative Agent will not release any Liens on Collateral without the prior written authorization of 129 the Required Lenders; provided that, the Administrative Agent may in its discretion, release its Liens on Collateral valued in the aggregate not in excess of $7,500,000 during any calendar year without the prior written authorization of the Required Lenders(it being agreed that the Administrative Agent may rely conclusively on one or more certificates of the Borrowers as to the value of any Collateral to be so released, without further inquiry). Any execution and delivery by the Administrative Agent of documents in connection with any such release shall be without recourse to or warranty by the Administrative Agent. In addition, each of the Lenders, on behalf of itself and any of its Affiliates that are Secured Parties, irrevocably authorizes the Administrative Agent, at its option and in its discretion, (i) to subordinate any Lien on any assets granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(e) or (ii) in the event that the Company shall have advised the Administrative Agent that, notwithstanding the use by the Company of commercially reasonable efforts to obtain the consent of such holder (but without the requirement to pay any sums to obtain such consent) to permit the Administrative Agent to retain its liens (on a subordinated basis as contemplated by clause (i) above), the holder of such other Indebtedness requires, as a condition to the extension of such credit, that the Liens on such assets granted to or held by the Administrative Agent under any Loan Document be released, to release the Administrative Agent’s Liens on such assets. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral. Any execution and delivery by the Administrative Agent of documents in connection with any such release shall be without recourse to or warranty by the Administrative Agent. (e) If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender ”), then the Company may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Company and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04 , and (ii) such Non-Consenting Lender shall have received in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by such Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17 , and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower Representative, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto. (f) Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrowers only, amend, modify or supplement this Agreement or any of the other Loan 130

Documents (i) to correct, amend, resolve or cure any ambiguity, omission, mistake, defect or inconsistency or correct any typographical error or other manifest error in any Loan Document, (ii) to comply with local law or advice of local counsel in any jurisdiction the laws of which govern any Collateral Document or that are relevant to the creation, perfection, protection and/or priority of any Lien in favor of the Administrative Agent, (iii) to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, (iv) to make administrative or operational changes not adverse to any Lender or (v) to add a guarantor or collateral or otherwise enhance the rights and benefits of the Lenders. SECTION 9.03. Expenses; Indemnity; Damage Waiver . (a) The Loan Parties shall, jointly and severally, pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Lead Arranger and their respective Affiliates (including the reasonable and documented fees, disbursements and other charges of one primary counsel and one local counsel in each applicable jurisdiction for the Administrative Agent and the Lead Arranger and their respective Affiliates, in each case, for all such parties taken together) in connection with the syndication and distribution (including, without limitation, via the internet or through any Electronic System or Approved Electronic Platform) of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender (including the reasonable and documented fees, disbursements and other charges of one primary counsel and one local counsel in each applicable jurisdiction for the Administrative Agent, the Issuing Banks and the Lenders taken as a whole (and, in light of actual or potential conflicts of interest or the availability of different claims or defenses (as reasonably determined by the affected party), one additional firm of counsel to each group of similarly affected parties)) in connection with the enforcement or protection of its rights in connection with this Agreement and any other Loan Document, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. Expenses being reimbursed by the Loan Parties under this Section include, without limiting the generality of the foregoing, fees, costs and expenses incurred in connection with: (i) subject to the limits set forth in Sections 5.11 and 5.12 , appraisals, field examinations and the preparation of Reports based on the fees charged by a third party retained by the Administrative Agent or the internally allocated fees for each Person employed by the Administrative Agent with respect to each appraisal and field examination; (ii) background checks regarding senior management of the Loan Parties, as deemed necessary or appropriate in the sole discretion of the Administrative Agent; (iii) Other Taxes, fees and other charges for (A) lien and title searches and title insurance and (B) recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Administrative Agent’s Liens; (iv) sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; and 131

(v) forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral. All of the foregoing fees, costs and expenses may be charged to the Company as Revolving Loans or to another deposit account, all as described in Section 2.18(c) . (b) The Loan Parties shall, jointly and severally, indemnify the Administrative Agent, the Arranger, the Syndication Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee ”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, incremental taxes, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements and other charges of (x) one primary counsel and one local counsel in each applicable jurisdiction, in each case for the Indemnitees taken as a whole and (y) one additional counsel for each affected Indemnitee in light of actual or potential conflicts of interest or the availability of different claims or defenses) incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, (iv) the failure of a Loan Party to deliver to the Administrative Agent the required receipts or other required documentary evidence with respect to a payment made by a Loan Party for Taxes pursuant to Section 2.17 , or (v) any actual or prospective claim, litigation, investigation, arbitration or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation, arbitration or proceeding is brought by the Company or any other Loan Party or its or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the gross negligence or willful misconduct of such Indemnitee or (y) the material breach in bad faith by such Indemnitee of its express obligations under this Agreement pursuant to a claim initiated by the Company. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim. (c) Each Lender severally agrees to pay any amount required to be paid by any Loan Party under paragraph (a) or (b) of this Section 9.03 to the Administrative Agent, each Issuing Bank and the Swingline Lender, and each Related Party of any of the foregoing Persons (each, an “Agent Indemnitee ”) (to the extent not reimbursed by a Loan Party and without limiting the obligation of any Loan Party to do so), ratably according to their respective Applicable Percentage in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), from and against any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or 132 omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent Indemnitee in its capacity as such; provided , further , that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence or willful misconduct. The agreements in this Section until satisfaction of the Final Release Conditions. (d) To the extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) other than actual or direct damages that are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties. To the extent permitted by applicable law, no Indemnitee shall assert against any Loan Party or its Related Parties and no Loan Party shall assert against any Indemnitee, and each Indemnitee and Loan Party hereby waives, any claim, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing contained in this sentence shall limit the Company’s indemnity obligations to the extent set forth in Section 9.03(b) . (e) All amounts due under this Section shall be payable not later than fifteen (15) days after written demand therefor. SECTION 9.04. Successors and Assigns . (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the relevant Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the relevant Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of: (A) the Borrower Representative; provided that, (i) the Borrower Representative shall be deemed to have consented to any assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof and (ii) no consent of the Borrower Representative shall 133 be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; (B) the Administrative Agent; (C) each Issuing Bank; and (D) the Swingline Lender. (ii) Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower Representative and the Administrative Agent otherwise consent, provided that no such consent of the Borrower Representative shall be required if an Event of Default has occurred and is continuing; (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; (C) the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500 (unless waived by the Administrative Agent), such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders; provided that (1) only one such processing and recordation fee shall be payable in the event of simultaneous assignments and delegations from any Lender or its Approved Funds to one or more other Approved Funds of such Lender and (2) with respect to any assignment and delegation pursuant to Section 2.19(b) or 9.02(e) , the parties hereto agree that such assignment and delegation may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto; and (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI about the Company and its affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws. For the purposes of this Section 9.04(b) , the terms “Approved Fund ” and “Ineligible Institution ” have the following meanings: 134

“Approved Fund ” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. “Ineligible Institution ” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) the Borrowers, any of their Subsidiaries or any of their Affiliates, (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof or (e) a Disqualified Lender. (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15 , 2.16 , 2.17 and 9.03 ). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section. (iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of each Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register ”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice. (v) Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(c) , 2.06(d) or (e) , 2.07(b) , 2.18(d) or 9.03(c) , the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. 135

(c) Any Lender may, without the consent of, or notice to, any Borrower, the Administrative Agent, the Issuing Banks or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant ”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Each Lender that sells a participation agrees, at any Borrower’s request and expense, to use reasonable efforts to cooperate with such Borrower to effectuate the provisions of Section 2.19 with respect to any Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15 , 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) and (g) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender and the information and documentation required under 2.17(g) will be delivered to the Borrowers and the Administrative Agent)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.15 or 2.17 , with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register ”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) or Proposed Section 1.163-5(b) of the United States Treasury Regulations (or, in each case, any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. 136

(e) Disqualified Lenders . (i) No assignment or participation shall be made to any Person that was a Disqualified Lender as of the date (the “Trade Date ”) on which the assigning Lender entered into a binding agreement to sell and assign or grant a participation in all or a portion of its rights and obligations under this Agreement to such Person (unless the Company has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Lender for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee or Participant that becomes a Disqualified Lender after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Lender ”), (x) such assignee or Participant shall not retroactively be disqualified from being a Lender or Participant and (y) the execution by the Company of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Lender. Any assignment or participation in violation of this clause (e)(i) shall not be void, but the other provisions of this clause (e) shall apply. (ii) If any assignment or participation is made to any Disqualified Lender without the Company’s prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Lender after the applicable Trade Date, the Company may, at its sole expense and effort, upon notice to the applicable Disqualified Lender and the Administrative Agent, require such Disqualified Lender to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.04 ), all of its interest, rights and obligations under this Agreement to one or more Persons (other than an Ineligible Institution) at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such interests, rights and obligations in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder. (iii) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Lenders to whom an assignment or participation is made in violation of clause (i) above (A) will not have the right to (x) receive information, reports or other materials provided to Lenders by the Company, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders (or any of them) and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B)(x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Lender will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Lenders consented to such matter, and (y) for purposes of voting on any plan of reorganization, each Disqualified Lender party hereto hereby agrees (1) not to vote on such plan of reorganization, (2) if such Disqualified Lender does vote on such plan of reorganization notwithstanding the restriction in the foregoing clause (1) , such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other applicable laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan of reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other applicable laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2) . 137

(iv) The Administrative Agent shall have the right, and the Company hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Lenders provided by the Company and any updates thereto from time to time (collectively, the “DQ List ”) on an Approved Electronic Platform, including that portion of such Approved Electronic Platform that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender or potential Lender requesting the same. (v) The Administrative Agent and the Lenders shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, neither the Administrative Agent nor any Lender shall (x) be obligated to ascertain, monitor or inquire as to whether any other Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, by any other Person to any Disqualified Lender. SECTION 9.05. Survival . All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Final Release Conditions have been satisfied. The provisions of Sections 2.15 , 2.16 , 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof. SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution . This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent and (ii) increases or reductions of the Issuing Bank Sublimit of the Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01 , this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mailed.pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other 138 similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent. SECTION 9.07. Severability . Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. SECTION 9.08. Right of Setoff . If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other obligations at any time owing, by such Lender, the Issuing Bank or any such Affiliate, to or for the credit or the account of any Loan Party against any and all of the Secured Obligations held by such Lender, the Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, the Issuing Bank or their respective Affiliates shall have made any demand under the Loan Documents and although such obligations may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or the Issuing Bank different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Bank, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The applicable Lender, the Issuing Bank or such Affiliate shall notify the Borrower Representative and the Administrative Agent of such setoff or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff or application under this Section. The rights of each Lender, the Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Bank or their respective Affiliates may have. SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process . (a) The Loan Documents (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the internal laws of the State of New York, but giving effect to federal laws applicable to national banks. (b) Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent by any Secured Party relating to this Agreement, any other Loan Document, the Collateral or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York. (c) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any U.S. federal or New York state court sitting in New York, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Documents, the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims 139 in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction. (d) Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (c) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. (e) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01 . Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law. SECTION 9.10. WAIVER OF JURY TRIAL . EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE OR OTHER AGENT (INCLUDING ANY ATTORNEY) OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. SECTION 9.11. Headings . Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement. SECTION 9.12. Confidentiality . Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by any Requirement of Law or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (1) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under 140 this Agreement (it being understood that the DQ List may be disclosed to any assignee or Participant, or prospective assignee or Participant, in reliance on this clause (f) ) or (2) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (g) on a confidential basis to (1) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided for herein or (2) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein, (h) with the consent of the Company or (i) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section or (2) becomes available to the Administrative Agent, the Issuing Banks or any Lender on a nonconfidential basis from a source other than the Company. For the purposes of this Section, “Information ” means all information received from the Company relating to the Company or its business, whether or not identified at the time of delivery as confidential, other than (x) any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Company, (y) any such information that is independently developed, discovered or arrived at by the Administrative Agent, any Issuing Bank or any Lender and (z) information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Company after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN THE IMMEDIATELY PRECEDING PARAGRAPH FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MNPI CONCERNING THE COMPANY AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MNPI AND THAT IT WILL HANDLE SUCH MNPI IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS. ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE COMPANY OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MNPI ABOUT THE COMPANY, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE COMPANY AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MNPI IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW. SECTION 9.13. USA PATRIOT Act . Each Lender that is subject to the requirements of the Patriot Act hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Patriot Act. SECTION 9.14. Several Obligations; Nonreliance; Violation of Law . The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock (as 141 defined in Regulation U of the Board) for the repayment of the Borrowings provided for herein. Anything contained in this Agreement to the contrary notwithstanding, neither the Issuing Bank nor any Lender shall be obligated to extend credit to the Borrowers in violation of any Requirement of Law. SECTION 9.15. Disclosure . Each Loan Party, each Lender and the Issuing Bank hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates. SECTION 9.16. Appointment for Perfection . Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession or control. Should any Lender (other than the Administrative Agent) obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions. SECTION 9.17. Interest Rate Limitation . Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges ”), shall exceed the maximum lawful rate (the “Maximum Rate ”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender. SECTION 9.18. Release of Loan Guarantors . (a) A Loan Guarantor shall automatically be released from its obligations under the Loan Guaranty upon the consummation of any transaction permitted by this Agreement as a result of which such Loan Guarantor ceases to be a Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. In connection with any termination or release pursuant to this Section, the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to) execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent. (b) Further, the Administrative Agent may (and is hereby irrevocably authorized by each Lender to), upon the request of the Company, release any Loan Guarantor from its obligations under the Loan Guaranty if (i) such Loan Guarantor is no longer a Material Subsidiary or is otherwise not required pursuant to the terms of this Agreement to provide a Loan Guaranty or (ii) such release is approved, authorized or ratified by the requisite Lenders pursuant to Section 9.02 . (c) At such time as (i) the principal and interest on the Loans, the fees, expenses and other amounts payable under the Loan Documents and the other Secured Obligations (other than Banking Services Obligations, Swap Agreement Obligations and Unliquidated Obligations, in each case, not then 142 due and payable) shall have been paid in full in cash, (ii) the Commitments shall have been terminated, and (iii) no Letters of Credit shall be outstanding (or any outstanding Letters of Credit shall have been cash collateralized or backstopped pursuant to arrangements reasonably satisfactory to the Administrative Agent and the applicable Issuing Bank) (the conditions set forth in the preceding clauses (i) , (ii) and (iii) , collectively, the “Final Release Conditions ”), the Loan Guaranty and all obligations (other than those expressly stated to survive such termination) of each Loan Guarantor thereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any Person. SECTION 9.19. Intercreditor Agreements . Without limiting the authority granted to the Administrative Agent in Article VIII hereof, each Lender (and each Person that becomes a Lender hereunder pursuant to Section 9.04 ) hereby authorizes and directs the Administrative Agent to enter into any Intercreditor Agreement on behalf of such Lender and agrees that the Administrative Agent may take such actions on its behalf as is contemplated by the terms of such Intercreditor Agreement. In the event of any conflict between the terms of any Intercreditor Agreement and this Agreement, the terms of such Intercreditor Agreement shall govern and control. SECTION 9.20. Marketing Consent . The Borrowers hereby authorize JPMCB and its affiliates (collectively, the “JPMCB Parties ”), at their respective sole expense, but without any prior approval by any Borrower, to include the Borrowers’ names and logos in advertising slicks posted on their internet sites, in pitchbooks or sent in mailings to prospective customers and to give such other publicity to this Agreement as each may from time to time determine in its sole discretion. Notwithstanding the foregoing, JPMCB Parties shall not publish the Borrowers’ names in a newspaper or magazine without obtaining the Borrowers’ prior written approval. The foregoing authorization shall remain in effect unless and until the Borrower Representative notifies JPMCB in writing that such authorization is revoked. SECTION 9.21. Acknowledgement and Consent to Bail-In of EEA Financial Institutions . Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority. SECTION 9.22. No Fiduciary Duty, etc. 143

(a) Each Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to each Borrower with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, any Borrower or any other person. Each Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, each Borrower acknowledges and agrees that no Credit Party is advising any Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. Each Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and the Credit Parties shall have no responsibility or liability to any Borrower with respect thereto. (b) Each Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, any Borrower and other companies with which any Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion. (c) In addition, each Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which a Borrower may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from any Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with such Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. Each Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to any Borrower, confidential information obtained from other companies. SECTION 9.23. Acknowledgement Regarding Any Supported QFCs . To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support ”, and each such QFC, a “Supported QFC ”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes ”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party ”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC 144 or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. ARTICLE X Loan Guaranty SECTION 10.01.Guaranty . Each Loan Guarantor (other than those that have delivered a separate Guaranty) hereby agrees that it is jointly and severally liable for, and, as a primary obligor and not merely as surety, absolutely, unconditionally and irrevocably guarantees to the Secured Parties, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses, including, without limitation, all court costs and attorneys’ and paralegals’ fees and expenses paid or incurred by the Administrative Agent, the Issuing Bank and the Lenders in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, any Borrower, any Loan Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the “Guaranteed Obligations ”; provided , however , that the definition of “Guaranteed Obligations ” shall not create any guarantee by any Loan Guarantor of (or grant of security interest by any Loan Guarantor to support, as applicable) any Excluded Swap Obligations of such Loan Guarantor for purposes of determining any obligations of any Loan Guarantor). Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations. SECTION 10.02.Guaranty of Payment . This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require the Administrative Agent, the Issuing Bank or any Lender to sue any Borrower, any Loan Guarantor, any other guarantor of, or any other Person obligated for, all or any part of the Guaranteed Obligations (each, an “Obligated Party ”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations. SECTION 10.03.No Discharge or Diminishment of Loan Guaranty . (a) Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Borrower or any other Obligated Party liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party or their assets or any resulting release or discharge of 145 any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, the Administrative Agent, the Issuing Bank, any Lender or any other Person, whether in connection herewith or in any unrelated transactions. (b) The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof. (c) Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent, the Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection or invalidity of any indirect or direct security for the obligations of any Borrower for all or any part of the Guaranteed Obligations or any obligations of any other Obligated Party liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Administrative Agent, the Issuing Bank or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations). SECTION 10.04.Defenses Waived . To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of any Borrower or any Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Borrower, any Loan Guarantor or any other Obligated Party, other than the indefeasible payment in full in cash of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Obligated Party or any other Person. Each Loan Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. The Administrative Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash. To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security. SECTION 10.05.Rights of Subrogation . No Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification, that it has against any Obligated Party or any collateral, until the Loan Parties and the Loan Guarantors have fully performed all their obligations to the Administrative Agent, the Issuing Bank and the Lenders. 146

SECTION 10.06.Reinstatement; Stay of Acceleration . If at any time any payment of any portion of the Guaranteed Obligations (including a payment effected through exercise of a right of setoff) is rescinded, or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Administrative Agent, the Issuing Bank and the Lenders are in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Administrative Agent. SECTION 10.07.Information . Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that none of the Administrative Agent, the Issuing Bank or any Lender shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks. SECTION 10.08.Termination . Each of the Lenders and the Issuing Bank may continue to make loans or extend credit to the Borrowers based on this Loan Guaranty until five (5) days after it receives written notice of termination from any Loan Guarantor. Notwithstanding receipt of any such notice, each Loan Guarantor will continue to be liable to the Lenders for any Guaranteed Obligations created, assumed or committed to prior to the fifth day after receipt of the notice, and all subsequent renewals, extensions, modifications and amendments with respect to, or substitutions for, all or any part of such Guaranteed Obligations. Nothing in this Section 10.08 shall be deemed to constitute a waiver of, or eliminate, limit, reduce or otherwise impair any rights or remedies the Administrative Agent or any Lender may have in respect of, any Default or Event of Default that shall exist under Article VII hereof as a result of any such notice of termination. SECTION 10.09.Taxes . Any obligation of any Borrower under Section 2.17 of this Agreement to pay any additional amounts to, or indemnify, any Lender, Issuing Bank, or the Administrative Agent for any Taxes that are required to be withheld or deducted from payments made to any Lender, Issuing Bank, or the Administrative Agent or to pay for, or indemnify any Lender, Issuing Bank, or the Administrative Agent for, any Other Taxes, shall apply mutatis mutandis (and without duplication) to each Loan Guarantor with respect to this Loan Guaranty and payments made with respect to Guaranteed Obligations. SECTION 10.10.Maximum Liability . Notwithstanding any other provision of this Loan Guaranty, the amount guaranteed by each Loan Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act, Uniform Voidable Transactions Act or similar statute or common law. In determining the limitations, if any, on the amount of any Loan Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Loan Guarantor may have under this Loan Guaranty, any other agreement or applicable law shall be taken into account. SECTION 10.11.Contribution . (a) To the extent that any Loan Guarantor shall make a payment under this Loan Guaranty (a “Guarantor Payment ”) which, taking into account all other Guarantor Payments then previously or 147 concurrently made by any other Loan Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Loan Guarantor if each Loan Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Loan Guarantor’s “Allocable Amount ” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Loan Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Guarantor Payment and the Guaranteed Obligations (other than Unliquidated Obligations that have not yet arisen), and all Commitments and Letters of Credit have terminated or expired or, in the case of all Letters of Credit, are fully collateralized on terms reasonably acceptable to the Administrative Agent and the Issuing Bank, and this Agreement, the Swap Agreement Obligations and the Banking Services Obligations have terminated, such Loan Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Loan Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. (b) As of any date of determination, the “Allocable Amount ” of any Loan Guarantor shall be equal to the excess of the fair saleable value of the property of such Loan Guarantor over the total liabilities of such Loan Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Loan Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Loan Guarantors as of such date in a manner to maximize the amount of such contributions. (c) This Section 10.11 is intended only to define the relative rights of the Loan Guarantors, and nothing set forth in this Section 10.11 is intended to or shall impair the obligations of the Loan Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Loan Guaranty. (d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Loan Guarantor or Loan Guarantors to which such contribution and indemnification is owing. (e) The rights of the indemnifying Loan Guarantors against other Loan Guarantors under this Section 10.11 shall be exercisable upon satisfaction of the Final Release Conditions. SECTION 10.12.Liability Cumulative . The liability of each Loan Party as a Loan Guarantor under this Article X is in addition to and shall be cumulative with all liabilities of each Loan Party to the Administrative Agent, the Issuing Bank and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary. SECTION 10.13.Keepwell . Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guarantee in respect of a Swap Obligation (provided , however , that each Qualified ECP Guarantor shall only be liable under this Section 10.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.13 or otherwise under this Loan Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). Except as otherwise provided herein, the obligations of each Qualified ECP Guarantor under this Section 10.13 shall remain in full force and effect until satisfaction of the Final Release Conditions. Each 148

Qualified ECP Guarantor intends that this Section 10.13 constitute, and this Section 10.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. ARTICLE XI The Borrower Representative SECTION 11.01.Appointment; Nature of Relationship . The Company is hereby appointed by each of the Borrowers as its contractual representative (herein referred to as the “Borrower Representative ”) hereunder and under each other Loan Document, and each of the Borrowers irrevocably authorizes the Borrower Representative to act as the contractual representative of such Borrower with the rights and duties expressly set forth herein and in the other Loan Documents. The Borrower Representative agrees to act as such contractual representative upon the express conditions contained in this Article XI . Additionally, the Borrowers hereby appoint the Borrower Representative as their agent to receive all of the proceeds of the Loans in the Funding Account(s), at which time the Borrower Representative shall promptly disburse such Loans to the appropriate Borrower(s); provided that, in the case of a Revolving Loan, such amount shall not cause the Borrowers to violate the Revolving Exposure Limitations. The Administrative Agent and the Lenders, and their respective officers, directors, agents or employees, shall not be liable to the Borrower Representative or any Borrower for any action taken or omitted to be taken by the Borrower Representative or the Borrowers pursuant to this Section 11.01 . SECTION 11.02.Powers . The Borrower Representative shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Borrower Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Borrower Representative shall have no implied duties to the Borrowers, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Borrower Representative. SECTION 11.03.Employment of Agents . The Borrower Representative may execute any of its duties as the Borrower Representative hereunder and under any other Loan Document by or through authorized officers. SECTION 11.04.Notices . Each Borrower shall immediately notify the Borrower Representative of the occurrence of any Default or Event of Default hereunder referring to this Agreement describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Borrower Representative receives such a notice, the Borrower Representative shall give prompt notice thereof to the Administrative Agent and the Lenders. Any notice provided to the Borrower Representative hereunder shall constitute notice to each Borrower on the date received by the Borrower Representative. SECTION 11.05.Successor Borrower Representative . Upon the prior written consent of the Administrative Agent, the Borrower Representative may resign at any time, such resignation to be effective upon the appointment of a successor Borrower Representative. The Administrative Agent shall give prompt written notice of such resignation to the Lenders. SECTION 11.06.Execution of Loan Documents; Borrowing Base Certificate . The Borrowers hereby empower and authorize the Borrower Representative, on behalf of the Borrowers, to execute and deliver to the Administrative Agent and the Lenders the Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents, including, without limitation, the Aggregate Borrowing Base Certificate and the Borrowing Base Certificate of each Borrower and the Compliance Certificates. Each Borrower agrees that 149 any action taken by the Borrower Representative or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers. SECTION 11.07.Reporting . Each Borrower hereby agrees that such Borrower shall furnish promptly after each fiscal month to the Borrower Representative a copy of its Borrowing Base Certificate and any other certificate or report required hereunder or requested by the Borrower Representative on which the Borrower Representative shall rely to prepare the Aggregate Borrowing Base Certificate and the Borrowing Base Certificate of each Borrower and Compliance Certificate required pursuant to the provisions of this Agreement. [Signature Pages Follow ] 150

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written. WINNEBAGO INDUSTRIES, INC., as Borrower By: Name: Title: WINNEBAGO OF INDIANA, LLC, as Borrower By: Name: Title: GRAND DESIGN RV, LLC, as Borrower By: Name: Title: NEWMAR CORPORATION, as Borrower By: Name: Title: OCTAVIUS CORPORATION, as Loan Guarantor By: Name: Title: [Signature Page to Amended and Restated Credit Agreement – Winnebago Industries, Inc.]

JPMORGAN CHASE BANK, N.A., individually as a Lender, as Swingline Lender, as an Issuing Bank and as Administrative Agent By: Name: Title: [Signature Page to Amended and Restated Credit Agreement – Winnebago Industries, Inc.]

COMMITMENT SCHEDULE LENDER COMMITMENTS JPMORGAN CHASE BANK, N.A. $92,500,000 BMO HARRIS BANK N.A. $60,000,000 GOLDMAN SACHS BANK USA $40,000,000 AGGREGATE COMMITMENTS $192,500,000

EXHIBIT A ASSIGNMENT AND ASSUMPTION This Assignment and Assumption (the “Assignment and Assumption ”) is dated as of the Effective Date set forth below and is entered into by and between [ Insert name of Assignor ] (the “Assignor ”) and [ Insert name of Assignee ] (the “Assignee ”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement ”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full. For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest ”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor. 1. Assignor: _____________________________ 2. Assignee: _____________________________ [and is an Affiliate/Approved Fund of [identify Lender] 1] 3. Borrowers: Winnebago Industries, Inc., Winnebago of Indiana, LLC and , Grand Design RV, LLC and Newmar Corporation 4. Administrative Agent: JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement 5. Credit Agreement: The Amended and Restated Credit Agreement dated as of October 22, 2019 among Winnebago Industries, Inc., Winnebago of Indiana, LLC and , Grand Design RV, LLC and Newmar Corporation , as Borrowers, the other Loan Parties from time to time parties thereto, the Lenders parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent 6. Assigned Interest: 1 Select as applicable. Exhibit A-1

Aggregate Amount of Amount of Percentage Assigned Commitment/Loans for Commitment/ of all Lenders Loans Assigned Commitment/Loans 2 $ $ % $ $ % $ $ % Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.] The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Company, the other Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws. The terms set forth in this Assignment and Assumption are hereby agreed to: ASSIGNOR [NAME OF ASSIGNOR] By: Title: ASSIGNEE [NAME OF ASSIGNEE] By: Title: Consented to and Accepted: JPMORGAN CHASE BANK, N.A., as Administrative Agent, an Issuing Bank and Swingline Lender By: Title: 2 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder. Exhibit A-2

[__________], as an Issuing Bank By: Title: [Consented to:] 3 WINNEBAGO INDUSTRIES, INC. By: Title: 3 To be added only if the consent of the Borrower Representative is required by the terms of the Credit Agreement. Exhibit A-3

ANNEX I STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION 1. Representations and Warranties. 1.1. Assignor . The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) any requirements under applicable law for the Assignee to become a lender under the Credit Agreement or to charge interest at the rate set forth therein from time to time, or (v) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document. 1.2. Assignee . The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement and under applicable law that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the Lead Arranger or any other Lender or any of their respective Related Parties, and (v) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Lead Arranger, the Syndication Agent, the Assignor or any other Lender or any of their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. Exhibit A-4

2. Payments . From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. 3. General Provisions . This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Approved Electronic Platform shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York. Exhibit A-5

EXHIBIT B-1 FORM OF BORROWING BASE CERTIFICATE [Attached] Exhibit B-1

EXHIBIT B-2 FORM OF AGGREGATE BORROWING BASE CERTIFICATE [Attached] Exhibit B-2

EXHIBIT C COMPLIANCE CERTIFICATE To: The Lenders parties to the Credit Agreement Described Below This Compliance Certificate is furnished pursuant to that certain Amended and Restated Credit Agreement, dated as of October 22, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement ”), among Winnebago Industries, Inc. (the “Borrower Representative ”), Winnebago of Indiana, LLC and , Grand Design RV, LLC and Newmar Corporation , as Borrowers (the “Borrowers ”), the other Loan Parties from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement. THE UNDERSIGNED HEREBY CERTIFIES, ON ITS BEHALF AND ON BEHALF OF THE BORROWERS, SOLELY IN SUCH PERSON’S CAPACITY AS AN OFFICER OF THE COMPANY AND NOT IN AN INDIVIDUAL CAPACITY, THAT: 1. I am the duly elected [__________] of the Borrower Representative; 2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by the attached financial statements [for quarterly or monthly financial statements add: and such financial statements present fairly in all material respects the financial condition and results of operations of the Borrowers and their consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes]; 3. The examinations described in paragraph 2 did not disclose, except as set forth below, and I have no knowledge of (i) the existence of any condition or event which constitutes a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate or (ii) any change in GAAP or in the application thereof that has occurred since the date of the audited financial statements referred to in Section 3.04 of the Agreement; 4. I hereby certify that no Loan Party has changed (i) its name, (ii) its chief executive office, (iii) principal place of business, (iv) the type of entity it is or (v) its state of incorporation or organization without having given the Administrative Agent the notice required by Section 4.15 of the Security Agreement; 5. Schedule I attached hereto sets forth financial data and computations evidencing the Borrowers’ compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct; 6. Schedule II hereto sets forth the computations necessary to determine the Applicable Rate commencing on the date that is five (5) Business Days after the date this certificate is delivered; and [for annual or quarterly financial statements add: 7. Schedule III hereto sets forth the computations necessary to determine the average daily Total Commitment Utilization for the period referenced in paragraph 2 above.] Exhibit C-1

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the (i) nature of the condition or event, the period during which it has existed and the action which the Borrowers have taken, are taking, or propose to take with respect to each such condition or event or (i) the change in GAAP or the application thereof and the effect of such change on the attached financial statements: The foregoing certifications, together with the computations set forth in Schedule I and Schedule II hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ___ day of __________, 20__. WINNEBAGO INDUSTRIES, INC., as Borrower Representative By: Name: Title: Exhibit C-2

EXHIBIT D LIST OF CLOSING DOCUMENTS WINNEBAGO INDUSTRIES, INC. WINNEBAGO OF INDIANA, LLC GRAND DESIGN RV, LLC NEWMAR CORPORATION ABL CREDIT FACILITY October 22, 2019 LIST OF CLOSING DOCUMENTS 4 A. LOAN DOCUMENTS 1. Amended and Restated Credit Agreement (the “Credit Agreement” ) by and among Winnebago Industries, Inc., an Indiana corporation (the “Company” ), Winnebago of Indiana, LLC, and Grand Design RV, LLC and Newmar Corporation , as Borrowers (the “Borrowers” ), the other Loan Parties from time to time parties thereto, the institutions from time to time parties thereto as Lenders (the “Lenders” ) and JPMorgan Chase Bank, N.A. ( “JPMorgan” ), in its capacity as Administrative Agent (the “Administrative Agent” ), evidencing an asset-based revolving credit facility to the Borrowers from the Lenders in an initial aggregate principal amount of $192,500,000. SCHEDULES Commitment Schedule Schedule 3.15 – Capitalization and Subsidiaries Schedule 3.18 – Insurance Schedule 6.01 – Existing Indebtedness Schedule 6.02 – Existing Liens Schedule 6.04 – Existing Investments Schedule 6.05 – Dispositions Schedule 6.08 – Transactions with Affiliates Schedule 6.11 – Restrictive Agreements EXHIBITS Exhibit A – Form of Assignment and Assumption Exhibit B – Form of Borrowing Base Certificate Exhibit C – Form of Compliance Certificate Exhibit D – List of Closing Documents Exhibit E – Form of Joinder Agreement Exhibit F-1 – Form of U.S. Tax Certificate (Foreign Lenders That Are Not Partnerships) Exhibit F-2 – Form of U.S. Tax Certificate (Foreign Participants That Are Not Partnerships) Exhibit F-3 – Form of U.S. Tax Certificate (Foreign Participants That Are Partnerships) Exhibit F-4 – Form of U.S. Tax Certificate (Foreign Lenders That Are Partnerships) Exhibit G-1 – Form of Borrowing Request Exhibit G-2 – Form of Interest Election Request 4 Each capitalized term used herein and not defined herein shall have the meaning assigned to such term in the above-defined Credit Agreement. Items appearing in bold and italics shall be prepared and/or provided by the Company and/or Company’s counsel. Exhibit D-1

2. Notes executed by the Borrowers in favor of each of the Lenders, if any, which has requested a note pursuant to Section 2.10(e) of the Credit Agreement. 3. Amended and Restated Pledge and Security Agreement executed by the Loan Parties in favor of the Administrative Agent, together with pledged instruments and allonges, stock certificates, stock powers executed in blank, pledge instructions and acknowledgments, as appropriate. 4. Confirmatory Grant of Security Interest in United States Patents made by certain of the Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties. Schedule A -- Registered Patents; Patent Applications; Other Patents 5. Confirmatory Grant of Security Interest in United States Trademarks made by certain of the Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties. Schedule A -- Registered Trademarks; Trademark and Service Mark Applications; Other Trademarks 6. Certificates of Insurance listing the Administrative Agent as (x) lender loss payee for the property and casualty insurance policies of the initial Loan Parties, together with long-form lender loss payable endorsements, as appropriate, and (y) additional insured with respect to the liability insurance of the Loan Parties, together with additional insured endorsements. B. UCC DOCUMENTS 7. UCC, tax lien and name variation search reports naming each Loan Party from the appropriate offices in relevant jurisdictions. 8. UCC financing statements naming each Loan Party as debtor and the Administrative Agent as secured party as filed with the appropriate offices in applicable jurisdictions. C. CORPORATE DOCUMENTS 9. Certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (i) that there have been no changes in the Certificate of Incorporation or other charter document of such Loan Party, as attached thereto and as certified as of a recent date by the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization, since the date of the certification thereof by such governmental entity, (ii) the By-Laws or other applicable organizational document, as attached thereto, of such Loan Party as in effect on the date of such certification, (iii) resolutions of the Board of Directors or other governing body of such Loan Party authorizing the execution, delivery and performance of each Loan Document to which it is a party and (iv) the names and true signatures of the incumbent officers of each Loan Party authorized to sign the Loan Documents to which it is a party, and (in the case of each Borrower) authorized to request a Borrowing or the issuance of a Letter of Credit under the Credit Agreement. 10. Good Standing Certificate (or analogous documentation if applicable) for each Loan Party from the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization, to the extent generally available in such jurisdiction. D. OPINIONS Exhibit D-2

11. Favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Faegre Baker Daniels, counsel for the Loan Parties, covering such matters relating to the Loan Parties, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request. The Company hereby requests such counsel to deliver such opinion. E. CLOSING CERTIFICATES AND MISCELLANEOUS 12. A Certificate signed by the President, a Vice President or a Financial Officer of the Company certifying that: (i) no Default has occurred and is continuing, (ii) setting forth reasonably detailed calculations demonstrating pro forma compliance with Section 6.12 of the Credit Agreement, (iii) stating that the representations and warranties contained in Article III of the Credit Agreement are true and correct in all material respects (provided that any representation or warranty that is qualified by materiality, Material Adverse Effect or similar language is true and correct in all respects) on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (provided that any representation or warranty that is qualified by materiality, Material Adverse Effect or similar language are true and correct in all respects) as of such earlier date and (iv) stating that the Borrower is in compliance with the Revolving Exposure Limitations. 13. A Solvency Certificate of the chief financial officer of the Company substantially in the form of Annex I hereto, certifying that the Company and its Subsidiaries, on a consolidated basis after giving effect to the Transactions, are solvent. 14. An Aggregate Borrowing Base Certificate and a Borrowing Base Certificate for each Borrower, in each case, prepared as of the last day of the most recent month ended at least twenty (20) calendar days prior to the Effective Date. 15. Funding Account Notice. Exhibit D-3

Annex I to Exhibit D FORM OF SOLVENCY CERTIFICATE [__________], 20[__] This Solvency Certificate is being executed and delivered pursuant to Section 4.01(a) of the Amended and Restated Credit Agreement (the “Credit Agreement ”), dated as of October 22, 2019, among Winnebago Industries, Inc. (the “Company ”), the other loan parties party thereto from time to time, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as the administrative agent; the terms defined therein being used herein as therein defined. I, [__________], the chief financial officer of the Company, solely in such capacity and not in an individual capacity, hereby certify that I am the chief financial officer of the Company and that I am generally familiar with the businesses and assets of the Company and its Subsidiaries (taken as a whole), I have made such other investigations and inquiries as I have deemed appropriate and I am duly authorized to execute this Solvency Certificate on behalf of the Company pursuant to the Credit Agreement. I further certify, solely in my capacity as chief financial officer of the Company, and not in my individual capacity, as of the date hereof and after giving effect to the Transactions and the incurrence of the indebtedness and obligations being incurred in connection with the Credit Agreement and the Transactions on the date hereof, that, with respect to the Company and its Subsidiaries on a consolidated basis, (a) the sum of the liabilities of the Company and its Subsidiaries, taken as a whole, does not exceed the present fair saleable value of the assets of the Company and its Subsidiaries, taken as a whole; (b) the capital of the Company and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Company and its Subsidiaries, taken as a whole, contemplated on the date hereof and (c) the Company and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts including current obligations beyond their ability to pay such debt as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5). [Remainder of page intentionally left blank] Exhibit D-4

IN WITNESS WHEREOF, I have executed this Solvency Certificate on the date first written above. By:__________________________________ Name: Title: Chief Financial Officer Exhibit D-5

EXHIBIT E JOINDER AGREEMENT THIS JOINDER AGREEMENT (this “Agreement ”), dated as of [__________], 20__, is entered into between [__________], a [__________] (the “New Subsidiary ”) and JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent (the “Administrative Agent ”) under that certain Amended and Restated Credit Agreement dated as of October 22, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement ”) among Winnebago Industries, Inc., Winnebago of Indiana, LLC and , Grand Design RV, LLC and Newmar Corporation , as Borrowers (the “Borrowers ”), the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent for the Lenders. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement. The New Subsidiary and the Administrative Agent, for the benefit of the Lenders, hereby agree as follows: 1. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Loan Party under the Credit Agreement and a “Loan Guarantor” for all purposes of the Credit Agreement and shall have all of the obligations of a Loan Party and a Loan Guarantor thereunder as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the representations and warranties of the Loan Parties set forth in Article III of the Credit Agreement, (b) all of the covenants set forth in Articles V and VI of the Credit Agreement and (c) all of the guaranty obligations set forth in Article X of the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in Sections 10.10 and 10.13 of the Credit Agreement, hereby guarantees, jointly and severally with the other Loan Guarantors, to the Administrative Agent and the Lenders, as provided in Article X of the Credit Agreement, the prompt payment and performance of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms thereof and agrees that if any of the Guaranteed Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the New Subsidiary will, jointly and severally together with the other Loan Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal. 2. If required, the New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering such Collateral Documents (and such other documents and instruments) as requested by the Administrative Agent in accordance with the Credit Agreement. 3. The address of the New Subsidiary for purposes of Section 9.01 of the Credit Agreement is as follows: Exhibit E-1

4. The New Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Subsidiary upon the execution of this Agreement by the New Subsidiary. 5. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. 6. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written. [NEW SUBSIDIARY] By: Name: Title: Acknowledged and accepted: JPMORGAN CHASE BANK, N.A., as Administrative Agent By: Name: Title: Exhibit E-2

EXHIBIT F-1 [FORM OF] U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Amended and Restated Credit Agreement dated as of October 22, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement ”), among Winnebago Industries, Inc., Winnebago of Indiana, LLC and , Grand Design RV, LLC , and Newmar Corporation as Borrowers (the “Borrowers ”), the other Loan Parties party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent ”). Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished the Administrative Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. [NAME OF LENDER] By: Name: Title: Date: __________, 20[__] Exhibit F-1

EXHIBIT F-2 [FORM OF] U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Amended and Restated Credit Agreement dated as of October 22, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement ”), among Winnebago Industries, Inc., Winnebago of Indiana, LLC and , Grand Design RV, LLC and Newmar Corporation , as Borrowers (the “Borrowers ”), the other Loan Parties party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent ”). Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. [NAME OF PARTICIPANT] By: Name: Title: Date: __________, 20[__] Exhibit F-2

EXHIBIT F-3 [FORM OF] U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Amended and Restated Credit Agreement dated as of October 22, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement ”), among Winnebago Industries, Inc., Winnebago of Indiana, LLC and , Grand Design RV, LLC and Newmar Corporation , as Borrowers (the “Borrowers ”), the other Loan Parties party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent ”). Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. [NAME OF PARTICIPANT] By: Name: Title: Date: __________, 20[__] Exhibit F-3

EXHIBIT F-4 [FORM OF] U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Amended and Restated Credit Agreement dated as of October 22, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement ”), among Winnebago Industries, Inc., Winnebago of Indiana, LLC and , Grand Design RV, LLC and Newmar Corporation , as Borrowers (the “Borrowers ”), the other Loan Parties party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent ”). Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished the Administrative Agent and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. [NAME OF LENDER] By: Name: Title: Date: __________, 20[__] Exhibit F-4

EXHIBIT G-1 FORM OF BORROWING REQUEST JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders referred to below JPMorgan Chase Bank, N.A. 10 S. Dearborn St. Chicago, Illinois 60603 Attention: John Morrone Facsimile No: (312) 548-1943 Re: Winnebago Industries, Inc. [Date] Ladies and Gentlemen: Reference is hereby made to the Amended and Restated Credit Agreement dated as of October 22, 2019 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement ”), among Winnebago Industries, Inc. (the “Borrower Representative ”), Winnebago of Indiana, LLC and , Grand Design RV, LLC and Newmar Corporation , as Borrowers (the “Borrowers ”), the other Loan Parties from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent ”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower Representative hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection the Borrower Representative specifies the following information with respect to such Borrowing requested hereby: 1. Name of the applicable Borrower: __________ 2. Aggregate principal amount of Borrowing: 5 __________ 3. Date of Borrowing (which shall be a Business Day): __________ 4. Type of Borrowing (ABR or Eurodollar): __________ 5. Interest Period and the last day thereof (if a Eurodollar Borrowing): 6 __________ 6. Location and number of the Borrower’s account or any other account agreed upon by the Administrative Agent and the Borrower to which proceeds of Borrowing are to be disbursed: __________ [Signature Page Follows] 5 Not less than applicable amounts specified in Section 2.02(c) . 6 Which must comply with the definition of “Interest Period” and end not later than the Maturity Date. Exhibit G-1

The undersigned hereby represents and warrants that the conditions to lending specified in Section[s] [4.01 and] 7 4.02 of the Credit Agreement are satisfied as of the date hereof. Very truly yours, WINNEBAGO INDUSTRIES, INC., as the Borrower Representative By: Name: Title: 7 To be included only for Borrowings on the Effective Date. Exhibit G-1

EXHIBIT G-2 FORM OF INTEREST ELECTION REQUEST JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders referred to below JPMorgan Chase Bank, N.A. 10 S. Dearborn St. Chicago, Illinois 60603 Attention: John Morrone Facsimile No: (312) 548-1943 Re: Winnebago Industries, Inc. [Date] Ladies and Gentlemen: Reference is hereby made to the Amended and Restated Credit Agreement dated as of October 22, 2019 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement ”), among Winnebago Industries, Inc. (the “Borrower Representative ”), Winnebago of Indiana, LLC and , Grand Design RV, LLC and Newmar Corporation , as Borrowers (the “Borrowers ”), the other Loan Parties from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent ”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower Representative hereby gives you notice pursuant to Section 2.08 of the Credit Agreement that it requests to [convert][continue] an existing Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to such [conversion][continuation] requested hereby: 1. Name of Borrower: __________ 2. List date, Type, Class, principal amount and Interest Period (if applicable) of existing Borrowing: __________ 3. Aggregate principal amount of resulting Borrowing: __________ 4. Effective date of interest election (which shall be a Business Day): __________ 5. Type of Borrowing (ABR or Eurodollar): __________ 6. Interest Period and the last day thereof (if a Eurodollar Borrowing):8 __________ [Signature Page Follows] 8Which must comply with the definition of “Interest Period” and end not later than the Maturity Date. Exhibit G-2

Very truly yours, WINNEBAGO INDUSTRIES, INC. as Borrower Representative By: Name: Title: Exhibit G-3

Annex B [see attached]

UAMENDED AND RESTATED SCHEDULES TO CREDIT AGREEMENT Schedule 3.15 – Capitalizations and Subsidiaries Schedule 3.18 – Insurance

Schedule 3.15
Capitalizations and Subsidiaries

Entity	Owner(s)	Class of Equity Interests	Type of Entity
Winnebago of Indiana, LLC	Winnebago Industries, Inc.	Membership Interests	Iowa limited liability company
Octavius Corporation	Winnebago Industries, Inc.	Common Stock	Delaware corporation
Grand Design RV, LLC	Octavius Corporation	Membership Interests	Indiana limited liability company
Chris Craft Limited*	Winnebago Industries, Inc.	Ordinary Shares Redeemable Pref.	Jersey Channel Islands private company limited by shares
Chris Craft USA, Inc.*	Chris Craft Limited	Common Stock	Delaware corporation
Chris-Craft Corporation*	Chris Craft USA, Inc.	Common Stock	Delaware corporation
CC Marine Brand Acquisition, LLC*	Chris Craft USA, Inc.	Membership Interests	Delaware LLC
CC Property Acquisition, LLC*	Chris-Craft Corporation	Membership Interests	Delaware LLC
Winnebago Industries Holdco LLC*	Octavius Corporation	Membership Interests	Delaware LLC
Newmar Corporation	Octavius Corporation	52,719 Common Voting Stock 2,538,282 Common Non-Voting Stock	Indiana Corporation

* This entity is a subsidiary, but not a Loan Party.

Schedule 3.18 Insurance Coverage Type Policy # Policy Carrier Limits Retention Term 1. Beazley Breach V26DB3190101 05/19- Beazley Legal, Forensic & Public $10,000; but $5,000 Response 05/20 Insurance Relations/Crisis Management : for Legal Company, Inc. $1,000,000 Policy Agg. Limit: $1,000,000 Add. Breach Response Limit: $1,000,000 First Party Loss Business Interruption Loss: each incident Resulting from Security Breach: $10,000 $1,000,000 each incident Resulting from System Failure: $10,000 $1,000,000 Dependent Business Loss: each incident Resulting from Dependent $10,000 Security Breach: $1,000,000 each incident Resulting from Dependent System $10,000 Failure: $1,000,000 each incident Cyber Extortion Loss: $1,000,000 $10,000 each incident Data Recovery Loss: $1,000,000 $10,000 Each Claim: ULiability $10,000

Coverage Type Policy # Policy Carrier Limits Retention Term Data & Network Liability: $1,000,000 each Claim: $10,000 Regulatory Defense & Penalties: $1,000,000 each Claim: Payment Card Liabilities & Costs: $10,000 $1,000,000 Media Liability: $1,000,000 each Claim: $10,000 UeCrime Fraudulent Instruction: $100,000 each Claim: Funds Transfer Fraud: $250,000 $10,000 Telephone Fraud: $250,000 each loss: $10,000 UCriminal Reward: U$50,000 each loss: $10,000 each loss: $10,000 2. Excess Liability CEX09603159-01 05/19- Gemini $10,000,000 each occurrence Retention: Subject ST (1P P) 05/20 Insurance to Underlying Company $10,000,000 aggregate limit Coverage (where applicable) Retention(s) Limits apply in excess of the “controlling underlying limits of insurance” as indicated in the policy.

Coverage Type Policy # Policy Carrier Limits Retention Term 3. Director and Officer 8172-5289 05/19- Federal Max. Agg. Limit of Liability for Individual Non- Policy 05/20 Insurance D&O: $1,000,000 Indemnified Company Liability Coverage: None Individual Indemnified Liability Coverage: $50,000 Entity Liability Coverage: $50,000 4. General Liability MKLV3PBC00023 05/19- Markel/ General Liability (other than Commercial 7 05/20 Evanston Products/Completed Operations): General Liability: Insurance $1,000,000 Per Occ $10,000 per occ Company $2,000,000 Agg Limit Products/Completed Products/Completed Operations Operations $1,000,000 Per Occ $150,000 per occ $2,000,000 Agg Limit All Other: Personal and Advertising Injury $10,000 per occc Limit: $1,000,000 Damage to Premises Rented to You Limit: $500,000 Medical Expense Limit: Excluded 5. Property Policy ERP0239298-01 05/19- American Per Occurrence Policy Deductible 05/20 Guarantee and Liability $150,000,000 Property Damage $100,000 combined Insurance PD and TE

Coverage Type Policy # Policy Carrier Limits Retention Term Company Sublimit: $100,000 Hail & $5,000,000 Extra Expense Wind excl Named $5,000,000 Leasehold Interest Storm $100,000 Water $150,000,000 Breakdown of excluding flood Equipment In the Annual Aggregate $100,000,000 Earth Movement $100,000,000 Flood $100,000 Combined PD & TE $100,000,000 Named Storm $100,000 or $250,000 depending on the flood zone $30,000,000 PD and TE combined $100,000 Combined – Inventory on Open Lot of PD & TE Insured Property 6. Umbrella Policy XS2259861-01 05/19- Great American $10,000,000 each occurrence Subject to 05/20 E&S Insurance $10,000,000 agg. Underlying Company coverage limits 7. Auto Policy Y-840-923J3724- 05/19- Travelers Corp. Covered Autos Liability: Comp Ded TCT-19 05/20 $1,000,000 CSL $2,000 Collision Ded Auto Medical Payments: $5,000 $2,000 or $2,500

Coverage Type Policy # Policy Carrier Limits Retention Term each insured 8. Excess Garage 795-00-96-71-0000 05/19- One Beacon Vehicles on Dealers Open Lot per Subject to Policy 05/20 / Homeland schedule: Underlying (10 x 5) Insurance $10,000,000 coverage Company of $5,000,000 New York 840-923J3724-tCT- 19 9. Workers 1800011209 05/19- Accident Fund Bodily Injury by Accident: None Compensation and 05/20 National $500,000 each accident Employers Liability Insurance Bodily Injury by Disease: 500,000 Insurance Policy Company policy limit Bodily Injury by Disease: $500,000 each employee

	Coverage Type	Policy #	Policy Term	Carrier	Limits	Retention
10	Property	154337	6/1/19-20	FM Global	TIV $1,301,481,892 All Risk Company Form	$1M PD/TE subject to exceptions
11	Automobile	MWTB314835	6/1/19-20	ORRM	$2M Each Accident Third-Party Liability Physical Damage: -Self-Insured -Actual Cash Value Garage Keepers: $1.5M - IA, OR, IN	$250,000 Liability Deductible Phys Damage/Garage: $1,000 Comprehensive Deductible
12	General Liability (Including Products/Completed Operations)	MWZY314834	6/1/19-20	ORRM	$1M Each Occurrence $1M Personal/Advertising Injury $2M General Aggregate Employee Benefits Injury Liability $1M Each 'claim' limit $1M Aggregate - Subject to General Aggregate	$1M Self Insured Retention
13	Excess Liability (10 M Lead Excess)	XS2664711	6/1/19-20	Great American E&S Insurance Company	$10M Each Occurrence $10M Aggregate (where applicable)	
14	Excess Liability ($15M xs $10M)	EXS 2001017 00	6/1/19-20	Swiss Re Group North American Capacity Insurance Company	$15M Each Occurrence $15M Aggregate Limit $15M Aggregate for Products-Completed Operations	Subject to Great American $10M
15	Excess Liability ($25M xs $25M)	AR3461969	6/1/19-20	Colony Insurance Co.	$25M Each Occurrence $25M Aggregate	Subject to Underlying Policies

Coverage Type Policy # Policy Carrier Limits Retention Term 16 Foreign Package 7315-69-83 MIN 6/1/19-20 Chubb and Son, $100,000 International Property- $1,000 ded Inc. (Great Personal Property Northern Insurance co) General Liability $1M Each Occurrence $1M General Aggregate $1M Personal/Advertising Aggregate $1M Dame to Premises Rented to You $10,000 Medical Expense Limit Employee Benefit Programs Errors or Omissions $250K Each Claim/Aggregate Commercial Auto Liability $1M BI/PD $10,000 Medical Payments Workers' Compensation Statutory State of Hire Repatriation Expense: $250K Each Employee $500K Aggregate Employers Liability $1M Limit Crime $1,000 Deductible $5,000 EE Theft Crime $5,000 Credit Card Forgery

Coverage Type Policy # Policy Carrier Limits Retention Term Blanket Accident $300K Principal Sum (Employees) $1.5M Per Accident Maximum Kidnap/Ranson and Extortion $100,000 Limit 17 Crime 106747087 6/1/19-20 Travelers $5M Each Occurrence $100,000 Retention Each Loss

	Coverage Type	Policy #	Policy Term	Carrier	Limits	Retention
18	Fiduciary Liability	106474520	6/1/19-20	Travelers	$10M Aggregate All Claims $100,000 each Settlement Program Notice $1,5M HIPAA Limit of Liability Add'l Defense - not covered	$0 Retention
19	Commercial Liquor	LQRIAF15480864	6/1/19-20	Chubb/Illinois Union	$1M Each Common Cause Limit $2M Aggregate	
20	Directors & Officers Primary	106535745	6/1/19-20	Travelers	$10M Aggregate (includes D&O Liability, Fiduciarly Liability, Crime)	$750,000 all Securities Retention $500,000 All Other Claims Retention
21	1st Excess Directors & Officers	DOX10013130101	6/1/19-20	Sompo International	$10M xs $10M	Subject to Underlying Policies
22	2nd Excess Directors & Officers	BPRO8040348	6/1/19-20	Berkley Insurance Company	$10M xs $20M	Subject to Underlying Policies
23	3rd Excess Directors & Officers	DOE 2001609 00	6/1/19-20	Swiss Re/North American Specialty Insurance Company	$10M xs $30M	Subject to Underlying Policies
24	4th Excess Directors & Officers	USF00105819	6/1/19-20	Allianz	$10M xs ADIC D&O	Subject to Underlying Policies
25	Workers Compensation - AOS	MWC 314832 00	6/1/19-20	ORRM	Statutory	$500,000 Large Deductible
26	Workers Compensation - IA	MWXS314833	6/1/19-20	ORRM	Statutory	$1.1 M Self-Insured Retention
27	Workers Compensation - Monopolistic WA State	154583-00	Continuous	Washington L&I	Statutory	n/a

	Coverage Type	Policy #	Policy Term	Carrier	Limits	Retention
28	Marine General Liability/Marina Operators Legal Liability Coverage Marine Manufacturers Legal Liability - CC Florida	ZOL-16N53188-19-ND MRP0100469	3/1/19-20	Travelers Property Casualty of America/RLI	$2M Gen Aggregate $2M Prod-Comp Ops Aggregate $1M Pers Inj - Advertising Inj $1M Each Occurence $300,000 Title E&O Annual Aggregate Limit	$10,000 Per Occurrence Ded
29	Boat Dealers & Protection & Indemnity - CC Florida	Z0H-81P07877-19-ND	3/1/19-20	Travelers Property Casualty of America	Estimated Monthly Ave Inv $1,250,000 $500,000 Any One Vessel $1M at any unscheduled premises $1M while in course of transit by land, air and water $1M any one trade, exhibition or boat show $50,000 per occurrence for accessories/supplies/inventory at sched. premises	$10,000 ded - All other perid ded (per occurrence) 2.5% of total insured value any one occurrence - Named Storm or Numbered Storm
30	Hull Builders Risk - CC Florida	ZOH-41N11891-19-ND MRP0100469	3/1/19-20	Travelers Property Casualty of America/RLI	$500,000 Any one vessel $9,000,000 Any one accident or occurrence (Yard Limit) $1,000,000 Any one Occurrence-Protection & Indemnity $3,500,000 Molds (per schedule) Coinsurance Molds n/a	$50,000 ded (per occurrence) $5,000 ded Protection & Indemnity ded 2.5% of total Ins value (per occurrence) - Named or Numbered Storm Molds are included in ded

Coverage Type Policy # Policy Carrier Limits Retention Term 31 Transportation & P-660-8N064053- 3/1/19-20 Travelers $500,000 Motor Carrier Limit $10,000 ded - All Equipment - CC TIL-19 Property $500,000 Railroad Limit other perils Florida Casualty of $500,000 Land Vehicles Limit All Other Peril Ded America - Named Storm $150,000 Leased or Rented Deductible Equipment $2,500 ded - Leased or Rented Equip $250,000 Newly acquired equipment 32 Primary ZOB-91N1422A- 3/1/19-20 Travelers $10,000,000 Limit of Liability $25,000 Retentions Bumbershoot - CC 19-ND Florida 33 Excess NY19LIA1513960 3/1/19-20 Navigators $15M Excess $10M Bumbershoot - CC 1 Insurance Florida Company